Exhibit 2.1

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

dated as of

February 20, 2020

by and among

MORGAN STANLEY,

MOON-EAGLE MERGER SUB, INC.

and

E*TRADE FINANCIAL CORPORATION

i

ANNEXES

Annex I	-	Terms of New Parent Replacement Series A Preferred Stock

Annex II	-	Terms of New Parent Replacement Series B Preferred Stock

EXHIBITS

Exhibit A	-	Certificate of Incorporation of Surviving Corporation

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of February 20, 2020, is entered into by and among Morgan Stanley, a Delaware corporation (“Parent”), Moon-Eagle Merger Sub, Inc., a Delaware corporation and a direct, wholly owned Subsidiary of Parent (“Merger Sub”), and E*TRADE Financial Corporation, a Delaware corporation (the “Company”).

WHEREAS, the Board of Directors of the Company has unanimously (i) determined that this Agreement and the transactions contemplated hereby (including the Merger) are fair to and in the best interests of the Company’s stockholders, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby (including the Merger), (iii) directed that the approval and adoption of this Agreement (including the Merger) be submitted to a vote at a meeting of the Company’s stockholders, and (iv) recommended the approval and adoption of this Agreement (including the Merger) by the Company’s stockholders;

WHEREAS, the Board of Directors of Parent has unanimously (i) determined that this Agreement and the transactions contemplated hereby (including the Parent Share Issuance) are fair to and in the best interests of Parent’s stockholders and (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby (including the Parent Share Issuance);

WHEREAS, (A) the Board of Directors of Merger Sub has unanimously (i) determined that this Agreement and the transactions contemplated hereby (including the Merger) are fair to and in the best interests of the sole stockholder of Merger Sub, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby (including the Merger), (iii) directed that this Agreement (including the Merger) be submitted for approval and adoption by the sole stockholder of Merger Sub and (iv) recommended the approval and adoption of this Agreement (including the Merger) by the sole stockholder of Merger Sub, and (B) Parent, promptly following the execution of this Agreement, as the sole stockholder of Merger Sub, shall approve and adopt this Agreement (including the Merger);

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with Delaware Law and other Applicable Law, the parties intend that (a) promptly following the date of this Agreement, Parent will form a newly established Delaware limited liability company as a direct, wholly owned Subsidiary of Parent (“Second Merger Sub”), (b) immediately following the Merger, and as part of an integrated transaction with the Merger, the Surviving Corporation will merge with and into Second Merger Sub (the “Second Merger”, together with the Merger, the “Mergers”), with Second Merger Sub being the surviving entity of the Second Merger (Second Merger Sub, in its capacity as the surviving entity of the Second Merger, is sometimes referred to as the “Surviving Entity”);

WHEREAS, for U.S. federal income tax purposes, each of the parties intends that the Mergers, taken together, will constitute an integrated transaction, described in Rev. Rul. 2001-46, 2001-2 C.B. 321, that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations, and that this Agreement be, and hereby is, adopted as a “plan of reorganization” for the purposes of Section 368 of the Code and Treasury Regulations Section 1.368-2(g); and

WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements specified in this Agreement in connection with the Merger and to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

ARTICLE 1

Definitions

Section 1.01. Definitions. (a) As used in this Agreement, the following terms have the following meanings:

“Advisory Agreement” means an investment advisory agreement entered into by the Company RIA Subsidiary with an Advisory Client for the purpose of providing Investment Advisory Services to such Advisory Client.

“Advisory Client” means any client or customer of the Company RIA Subsidiary for Investment Advisory Services.

“Affiliate” means, (i) with respect to any Person (other than Parent or Merger Sub), any other Person, whether now or in the future, directly or indirectly controlling, controlled by, or under common control with such Person and (ii) with respect to Parent or Merger Sub, any other Person, whether now or in the future, directly or indirectly controlled by Parent or Merger Sub.

“Antitrust Laws” shall mean the Sherman Act of 1890, the Clayton Act of 1914, the Federal Trade Commission Act of 1914, the HSR Act and all other Applicable Laws in effect from time to time that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition, including through merger or acquisition.

“Applicable Law(s)” means, with respect to any Person, any U.S., non-U.S. or transnational federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, executive order, Order, directive or other similar legislation or requirement enacted, adopted, promulgated or applied by a Governmental Authority or Self-Regulatory Organization that is binding upon or applicable to such Person, as the same may be amended from time to time unless expressly specified otherwise in this Agreement.

“BHC Act” means the Bank Holding Company Act of 1956.

“Broker-Dealer” means a “broker” or “dealer” (as defined in Sections 3(a)(4) and 3(a)(5) of the Securities Exchange Act) engaging in such activity in the United States. For the avoidance of doubt, the Company Broker-Dealer Subsidiary shall constitute a “Broker-Dealer” for all purposes hereof.

“Brokerage Client” means any client or customer of a Broker-Dealer who receives Brokerage Services from such Broker-Dealer.

“Brokerage Services” means brokerage, broker-dealer transaction processing, dealer, distributorship, custodial, and related services, or any other services that involve acting as a Broker-Dealer, and performing ancillary services and activities related or incidental thereto.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

“CEA” means the Commodity Exchange Act.

“CFPB” means the Consumer Financial Protection Bureau.

“CFTC” means the U.S. Commodity Futures Trading Commission.

“Client” means any Advisory Client or Brokerage Client.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company Acquisition Proposal” means (other than the Transactions) any indication of interest, proposal or offer from any Person or Group, other than Parent and its Subsidiaries, relating to any (i) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of the Company or its Subsidiaries (including securities of the Company’s Subsidiaries) equal to 15% or more of the consolidated assets of the Company, or to which 15% or more of the revenues or earnings of the Company on a consolidated basis are attributable, (ii) direct or indirect acquisition or issuance (whether in a single transaction or a series of related transactions) of (1) 15% or more of any class of equity or voting securities of the Company or (2) any equity or voting securities of the Company or any of the Company’s Subsidiaries representing, directly or indirectly, 15% or more of the consolidated assets of the Company or 15% or more of the revenues or earnings of the Company and its Subsidiaries on a consolidated basis, (iii) tender offer or exchange offer that, if consummated, would result in such Person or Group beneficially owning (1) 15% or more of any class of equity or voting securities of the Company or (2) any equity or voting securities of the Company or any of the Company’s Subsidiaries representing, directly or indirectly, 15% or more of the consolidated assets of the Company and its Subsidiaries or 15% or more of the revenues or earnings of the Company and its Subsidiaries on a consolidated basis, or (iv) merger, consolidation, share exchange, business combination, joint venture, reorganization, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, under which such Person or Group would acquire, directly or indirectly, (A) assets (including securities of the Company’s Subsidiaries) equal to 15% or more of the consolidated assets of the Company and its Subsidiaries, or to which 15% or more of the revenues or earnings of the Company and its Subsidiaries on a consolidated basis are attributable, or (B) beneficial ownership of (1) 15% or more of any class of equity or voting securities of the Company or (2) any equity or voting securities of the Company or any of the Company’s Subsidiaries representing, directly or indirectly, 15% or more of the consolidated assets of the Company and its Subsidiaries or 15% or more of the revenues or earnings of the Company and its Subsidiaries on a consolidated basis.

“Company Balance Sheet” means the consolidated balance sheet of the Company and its Subsidiaries as of the Company Balance Sheet Date, and the footnotes to such consolidated balance sheet, in each case set forth in the Draft Company 10-K.

“Company Balance Sheet Date” means December 31, 2019.

“Company Bank Subsidiary” means each of E*TRADE Bank and E*TRADE Savings Bank.

“Company Broker-Dealer Subsidiary” means E*TRADE Securities LLC.

“Company Collective Bargaining Agreement” means any written or oral agreement, memorandum of understanding or other contractual obligation between the Company or any of its Subsidiaries and any labor organization or other authorized employee representative representing Company Service Providers.

“Company Common Stock” means the common stock, $0.01 par value, of the Company.

“Company Condition Regulatory Approvals” means the Consents set forth on Section 9.03(b) of the Company Disclosure Schedule.

“Company Disclosure Schedule” means the Company Disclosure Schedule delivered to Parent and Merger Sub on the date of this Agreement.

“Company Employee Plan” means any Employee Plan (i) that is sponsored, maintained, administered, contributed to or entered into by the Company or any of its Subsidiaries for the current or future benefit of any Company Service Provider, or (ii) for which the Company or any of its Subsidiaries has any direct or indirect liability.

“Company Equity Awards” means Company RSU Awards, Company PSU Awards, Company Director Restricted Stock Awards and Company Director Deferred RSU Awards.

“Company Material Adverse Effect” means any event, circumstance, development, change, occurrence or effect that, individually or in the aggregate, is or is reasonably likely to result in, a material adverse effect on (x) the condition (financial or otherwise), assets, liabilities, business or results of operations of the Company and its Subsidiaries, taken as a whole, or (y) the ability of the Company and its Subsidiaries to timely consummate the Closing (including the Merger) on the terms set forth herein or to perform their agreements or covenants hereunder; provided that, in the case of clause (x) only, no event, circumstance, development, change, occurrence or effect to the extent resulting from, arising out of, or relating to any of the following shall be deemed to constitute, or shall be taken into account in determining whether there has been, a Company Material Adverse Effect, or whether a Company Material Adverse Effect would reasonably be expected to occur: (i) any changes after the date hereof in general United States or global economic conditions, including changes in United States or global securities, credit, financial, debt or other capital markets, (ii) any changes after the date hereof in conditions generally affecting the securities brokerage industry or the other industries in which the Company or any of its Subsidiaries materially engages, (iii) any decline, in and of itself, in the market price or trading volume of the Company Stock, any changes in credit ratings and any changes in any analysts’ recommendations or ratings with respect to the Company or any of its Subsidiaries (it being understood and agreed that this clause (iii) shall not preclude Parent from asserting that any facts or occurrences giving rise to or contributing to such decline that are not otherwise excluded from the definition of Company Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect), (iv) any failure, in and of itself, by the Company or any of its Subsidiaries to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood and agreed that this clause (iv) shall not preclude Parent from asserting that any facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of Company Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect), (v) the execution and delivery of this Agreement, the public announcement or the pendency of this Agreement (it being understood and agreed that this clause (v) shall not apply with respect to any representation or warranty that is intended to address the consequences of the execution and delivery of this Agreement or the public announcement or the pendency of this Agreement), (vi) any changes after the date hereof in any Applicable Law or GAAP (or authoritative interpretations thereof), (vii) any action or omission taken by the Company pursuant to the written request of Parent or Merger Sub or (viii) any acts of God, natural disasters, terrorism, armed hostilities, sabotage, war or any escalation or worsening of acts of war, epidemic, pandemic or disease outbreak (including the COVID-19 virus), except in the case of each of clauses (i), (ii), (vi) or (viii), to the extent that any such event, circumstance, development, change, occurrence or effect has a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to the adverse effect such event, circumstance, development, change, occurrence or effect has on other companies operating in the securities brokerage industry or the other industries in which the Company or any of its Subsidiaries materially engages.

“Company Preferred Stock” means the Company Series A Preferred Stock and the Company Series B Preferred Stock.

“Company RIA Subsidiary” means E*TRADE Capital Management, LLC.

“Company Series A Preferred Stock” means the Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share, of the Company.

“Company Series B Preferred Stock” means the Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B, par value $0.01 per share, of the Company.

“Company Service Provider” means any director, officer, employee or individual independent contractor of the Company or any of its Subsidiaries.

“Company Stock” means the Company Common Stock and the Company Preferred Stock.

“Company Stock Plans” means the E*TRADE 2005 Equity Incentive Plan and the E*TRADE 2015 Omnibus Incentive Plan, in each case, as amended from time to time.

“Consent” means any consent, approval, waiver, license, permit, variance, exemption, franchise, clearance, authorization, acknowledgment, Order or other confirmation.

“Contract” means, with respect to a Person, any written or oral contract, agreement, obligation, commitment, arrangement, understanding, instrument, lease, sublease or license to which such Person is a party or by which such Person is otherwise bound.

“control,” unless otherwise specified, has the same meaning as set forth in Section 2(a)(2) of the BHC Act, and the terms “controlling” and “controlled” have correlative meanings.

“Draft Company 10-K” means the draft of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2019 that was made available by the Company to Parent on February 18, 2020.

“Draft Parent 10-K” means the draft of Parent’s annual report on Form 10-K for the fiscal year ended December 31, 2019 that was made available by Parent to the Company on February 18, 2020.

“DTC” means the Depository Trust Company.

“DTCC” means the Depository Trust & Clearing Corporation.

“Employee Plan” means any (i) “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), (ii) compensation, employment, consulting, severance, termination protection, change in control, transaction bonus, retention or similar plan, agreement, arrangement, program or policy, or (iii) other plan, agreement, arrangement, program or policy providing for compensation, bonuses, profit-sharing, equity or equity-based compensation or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangement), medical, dental, vision, prescription or fringe benefits, life insurance, relocation or expatriate benefits, perquisites, disability or sick leave benefits, employee assistance program, workers’ compensation, supplemental unemployment benefits or post-employment or retirement benefits, excluding, in each case, any such arrangement required to be maintained, sponsored or contributed to by a Governmental Authority.

“Environmental Law” means any Applicable Law relating to (i) human health and safety, (ii) the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (iii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances.

“Environmental Permits” means all Consents (including consents required by Contract) of Governmental Authorities required by Environmental Law and affecting, or relating to, the business of the Company or any of its Subsidiaries, or the business of Parent or any of its Subsidiaries, as applicable.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, with respect to any entity, any other entity that, together with such entity, would (at any relevant time) be treated as a single employer under Section 414 of the Code.

“ERISA Client” means each Client that is (i) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (ii) a plan, individual retirement account or other arrangement that is subject to Section 4975 of the Code, (iii) an employee benefit plan, plan, account or arrangement that is subject to any Similar Law, or (iv) any entity whose underlying assets are considered to include “plan assets” (as defined by the regulations of the Department of Labor, as amended by Section 3(42) of ERISA) of any such employee benefit plan, plan, account or arrangement, or a Person acting on behalf of such a Client.

“FCM” means a “futures commission merchant” (as defined in Section 1a(28) of the CEA).

“FCM Subsidiary” means E*TRADE Futures LLC.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“FICC” means the Fixed Income Clearing Corporation.

“Fiduciary Shares” means any shares of Company Stock or Parent Stock owned by the Company, Parent, or any of their respective Subsidiaries, in each case, (i) in such Person’s fiduciary, representative or other capacity on behalf of other Persons, whether or not held in a separate account, (ii) as a result of debts previously contracted by such Person, (iii) in such Person’s capacity as an underwriter or market-maker or in connection with its proprietary trading or arbitrage activities or other similar activities in the ordinary course of business, (iv) in the context of ordinary course brokerage (including prime brokerage), asset management, private banking, wealth management, research or similar activities of such Person, or (v) in connection with such Person’s transactions that are undertaken by pension funds or employee benefit programs.

“Filing” means any registration, petition, statement, application, schedule, form, declaration, notice, notification, report, submission or other filing.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“FINRA Application” means an application pursuant to FINRA Rule 1017 seeking FINRA’s approval of the change of ownership or control of a FINRA member Broker-Dealer.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency, bureau, office, board, instrumentality, commission or official, including any political subdivision thereof, or any non-governmental self-regulatory agency, commission or authority, including FINRA or any other applicable Self-Regulatory Organization, and any individual, body or entity exercising or having the authority to exercise under the Applicable Laws thereof any executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any Taxing Authority, board of trade, federal revenue offices, securities exchanges commission, stock exchange, and any court, arbitrator or arbitration panel with proper authority and jurisdiction under such Applicable Laws.

“Group” means a “group” as defined in Section 13(d) of the Securities Exchange Act.

“Hazardous Substance” means any substance, material or waste that is listed, defined, designated or classified as hazardous, toxic, radioactive, dangerous or a “pollutant” or “contaminant” or words of similar meaning under any Applicable Law relating to the environment or natural resources or that is otherwise regulated, or for which liability may be imposed, by any Governmental Authority with jurisdiction over Environmental Laws.

“HOLA” means the Home Owners’ Loan Act of 1933.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Intellectual Property” means any and all of the following, whether or not registered, and all rights therein, arising in the United States or any other jurisdiction throughout the world: (i) trademarks, service marks, trade names, certification marks, logos, trade dress, brand names, corporate names, Internet domain names and other indicia of origin, together with all goodwill associated therewith or symbolized thereby, and all registrations and applications relating to the foregoing; (ii) patents and pending patent applications and all divisions, continuations, continuations-in-part, reissues, reexaminations, and any extensions thereof; (iii) registered and unregistered copyrights (including those in Software), all registrations and applications to register the same, and all renewals, extensions, reversions and restorations thereof; (iv) trade secrets and rights in confidential technology and information, know-how, inventions, improvements, processes, formulae, algorithms, models, methodologies, customer and supplier lists, pricing and cost information and business and marketing plans and proposals; (v) rights in Software; and (vi) other similar types of proprietary or intellectual property.

“International Plan” means any Employee Plan that is not a U.S. Plan.

“Investment Advisers Act” means the Investment Advisers Act of 1940.

“Investment Advisory Services” means investment management or investment advisory services, including any subadvisory services, that involve acting as an “investment adviser” within the meaning of the Investment Advisers Act.

“Investment Company Act” means the Investment Company Act of 1940.

“IRS” means the U.S. Internal Revenue Service.

“IT Assets” means any and all computers, Software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment, and all associated documentation, owned by or purported to be owned by an applicable Person or any of its Subsidiaries, or licensed or leased, or purported to the licensed or leased, to an applicable Person or any of its Subsidiaries (excluding any public networks).

“Key Employee” means an employee of the Company or any of its Subsidiaries with the title of managing director or above.

“knowledge” of any Person that is not an individual means the knowledge, after reasonable inquiry, of those officers of the Company or Parent, as the case may be, set forth in Section 1.01 of the Company Disclosure Schedule or Section 1.01 of the Parent Disclosure Schedule, as applicable.

“Licensed Intellectual Property” means any and all Intellectual Property owned by a Third Party and licensed or sublicensed to or purported to be licensed or sublicensed to the Company or any of its Subsidiaries.

“Lien” means, with respect to any property or asset, any mortgage, lien, license, pledge, charge, security interest, real property covenant, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

“NASDAQ” means The NASDAQ Stock Market LLC, or any successor thereto.

“New Client” means a Person who becomes an Advisory Client during the period from the date of this Agreement through the Closing.

“NFA” means the National Futures Association.

“NSCC” means the National Securities Clearing Corporation.

“NYSE” means the New York Stock Exchange, Inc., or any successor thereto.

“OCC” means the Office of the Comptroller of the Currency.

“Order” means any order, writ, decree, judgment, award, decision, injunction, ruling, settlement, subpoena, verdict, consent decree, compliance order, civil or administrative order, or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Authority or arbitrator (in each case, whether temporary, preliminary or permanent).

“Owned Intellectual Property” means, with respect to any Person, any and all Intellectual Property owned or purported to be owned by such Person.

“Parent Advisory Agreement” means an investment advisory agreement entered into by a Parent RIA Subsidiary with a Parent Advisory Client for the purpose of providing Investment Advisory Services to such Parent Advisory Client.

“Parent Advisory Client” means any client or customer of a Parent RIA Subsidiary for Investment Advisory Services.

“Parent Balance Sheet” means the consolidated balance sheet of Parent and its Subsidiaries as of the Parent Balance Sheet Date, and the footnotes to such consolidated balance sheet, in each case set forth in Parent’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2019.

“Parent Balance Sheet Date” means September 30, 2019.

“Parent Bank Subsidiary” means each of Morgan Stanley Bank, N.A. and Morgan Stanley Private Bank, N.A.

“Parent Broker-Dealer Subsidiary” means each Subsidiary of Parent that is registered as a broker-dealer with the SEC.

“Parent Collective Bargaining Agreement” means any written or oral agreement, memorandum of understanding or other contractual obligation between the Parent or any of its Subsidiaries and any labor organization or other authorized employee representative representing Parent Service Providers.

“Parent Common Stock” means the voting common stock, $0.01 par value, of Parent.

“Parent Condition Regulatory Approvals” means the Consents set forth on Section 9.02(b) of the Parent Disclosure Schedule.

“Parent Disclosure Schedule” means the Parent Disclosure Schedule delivered to the Company on the date of this Agreement.

“Parent Employee Plan” means any Employee Plan (i) that is sponsored, maintained, administered, contributed to or entered into by the Parent or any of its Subsidiaries for the current or future benefit of any Parent Service Provider, or (ii) for which the Parent or any of its Subsidiaries has any direct or indirect liability.

“Parent FCM Subsidiary” means each Subsidiary of Parent that is registered as an FCM with the CFTC.

“Parent Material Adverse Effect” means any event, circumstance, development, change, occurrence or effect that, individually or in the aggregate, is or is reasonably likely to result in, a material adverse effect on (x) the condition (financial or otherwise), assets, liabilities, business or results of operations of Parent and its Subsidiaries, taken as a whole, or (y) the ability of Parent and its Subsidiaries to timely consummate the Closing (including the Merger) on the terms set forth herein, or to perform their agreements or covenants hereunder; provided that, in the case of clause (x) only, no event, circumstance, development, change, occurrence or effect to the extent resulting from, arising out of, or relating to any of the following shall be deemed to constitute, or shall be taken into account in determining whether there has been, a Parent Material Adverse Effect, or whether a Parent Material Adverse Effect would reasonably be expected to occur: (i) any changes after the date hereof in general United States or global economic conditions, including changes in United States or global securities, credit, financial, debt or other capital markets, (ii) any changes after the date hereof in conditions generally affecting the securities brokerage industry or the other industries in which the Parent or any of its Subsidiaries materially engages, (iii) any decline, in and of itself, in the market price or trading volume of Parent Stock, any changes in credit ratings and any changes in any analysts’ recommendations or ratings with respect to Parent or any of its Subsidiaries (it being understood and agreed that this clause (iii) shall not preclude the Company from asserting that any facts or occurrences giving rise to or contributing to such decline that are not otherwise excluded from the definition of Parent Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Parent Material Adverse Effect), (iv) any failure, in and of itself, by Parent or any of its Subsidiaries to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood and agreed that this clause (iv) shall not preclude the Company from asserting that any facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of Parent Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Parent Material Adverse Effect), (v) the execution and delivery of this Agreement, the public announcement or the pendency of this Agreement (it being understood and agreed that this clause (v) shall not apply with respect to any representation or warranty that is intended to address the consequences of the execution and delivery of this Agreement or the public announcement or the pendency of this Agreement), (vi) any changes after the date hereof in any Applicable Law or GAAP (or authoritative interpretations thereof), (vii) any action or omission taken by Parent or Merger Sub pursuant to the written request of the Company or (viii) any acts of God, natural disasters, terrorism, armed hostilities, sabotage, war or any escalation or worsening of acts of war, epidemic, pandemic or disease outbreak (including the COVID-19 virus), except in the case of each of clauses (i), (ii), (vi) or (viii), to the extent that any such event, circumstance, development, change, occurrence or effect has a disproportionate adverse effect on Parent and its Subsidiaries, taken as a whole, relative to the adverse effect such event, circumstance, development, change, occurrence or effect has on other companies operating in the securities brokerage industry or the other industries in which the Parent or any of its Subsidiaries materially engages.

“Parent Preferred Stock” means the Parent Series A Preferred Stock, the Parent Series C Preferred Stock, the Parent Series E Preferred Stock, the Parent Series F Preferred Stock, the Parent Series H Preferred Stock, the Parent Series I Preferred Stock, the Parent Series J Preferred Stock, the Parent Series K Preferred Stock and the Parent Series L Preferred Stock.

“Parent RIA Subsidiary” means each Subsidiary of Parent that is registered as an investment adviser under the Investment Advisers Act.

“Parent Series A Preferred Stock” means the Floating Rate Non-Cumulative Preferred Stock, Series A, par value $0.01 per share, of Parent.

“Parent Series C Preferred Stock” means the 10% Non-Cumulative, Non-Voting Perpetual Preferred Stock, Series C, par value $0.01 per share, of Parent.

“Parent Series E Preferred Stock” means the Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series E, par value $0.01 per share, of Parent.

“Parent Series F Preferred Stock” means the Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series F, par value $0.01 per share, of Parent.

“Parent Series H Preferred Stock” means the Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series H, par value $0.01 per share, of Parent.

“Parent Series I Preferred Stock” means the Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series I, par value $0.01 per share, of Parent.

“Parent Series J Preferred Stock” means the Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series J, par value $0.01 per share, of Parent.

“Parent Series K Preferred Stock” means the Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K, par value $0.01 per share, of Parent.

“Parent Series L Preferred Stock” means the 4.875% Non-Cumulative Preferred Stock, Series L, par value $0.01 per share, of Parent.

“Parent Service Provider” means any director, officer, employee or individual independent contractor of the Parent or any of its Subsidiaries.

“Parent Share Issuance” means the issuance of shares of Parent Stock in connection with the Merger, as contemplated hereby.

“Parent Stock” means the Parent Common Stock and the Parent Preferred Stock.

“Permitted Lien” means (i) Liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and, in each case, with respect to which adequate reserves have been established in accordance with GAAP and set forth in the audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included or incorporated by reference in the Company Draft 10-K, (ii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar liens, in each case, arising in the ordinary course of business, in each case, with respect to which adequate reserves have been established in accordance with GAAP and set forth in the audited consolidated financial statements and unaudited consolidated interim financial statements as of the Company included or incorporated by reference in the Company Draft 10-K, (iii) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation, in each case, arising in the ordinary course of business, (iv) easements, rights-of-way, covenants, restrictions and other encumbrances incurred in the ordinary course of business that do not, in any case, materially detract from the value or the use of the property subject thereto, (v) statutory landlords’ liens and liens granted to landlords under any lease, (vi) non-exclusive licenses to Intellectual Property granted in the ordinary course of business or (vii) any Liens which are disclosed on the Company Balance Sheet (in the case of Liens applicable to the Company or any of its Subsidiaries) or the Parent Balance Sheet (in the case of Liens applicable to Parent or any of its Subsidiaries) or the notes thereto or (viii) any Liens that are not material to the Company and its Subsidiaries or Parent and its Subsidiaries, as applicable, taken as a whole.

“Person” means any individual, corporation, partnership, limited liability company, association, bank, savings association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality of such government or political subdivision.

“Proceeding” means any legal, administrative, arbitral or other proceeding (including disciplinary proceeding), claim, suit, action or governmental or regulatory investigation or inquiry of any nature.

“Regulatory Documents” means, with respect to a Person, all Filings (including the current Form ADV of the Company, Parent or any of their respective Affiliates, as applicable, the current Form BD(s) of the Company Broker-Dealer Subsidiary or the Parent Broker-Dealer Subsidiary, as applicable, and the current Form 7-R of the FCM Subsidiary or the Parent FCM Subsidiary, as applicable), together with any amendments required to be made with respect thereto, filed, or required to be filed, by such Person with any applicable Governmental Authority pursuant to Applicable Law, including the Securities Laws or the applicable rules and regulations of any Governmental Authority.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Securities Exchange Act” means the Securities Exchange Act of 1934.

“Securities Laws” means the Securities Act, the Securities Exchange Act, the Investment Company Act, the Investment Advisers Act, state “blue sky,” securities and investment advisory laws, all applicable foreign securities laws and, in each case, the rules of each applicable Self-Regulatory Organization relating to securities.

“Self-Regulatory Organization” means a self-regulatory organization, including any “self-regulatory organization” as such term is defined in Section 3(a)(26) of the Securities Exchange Act, any “self-regulatory organization” as such term is defined in CFTC Rule 1.3, and any other U.S. or non-U.S. securities exchange, futures exchange, futures association, commodities exchange, clearinghouse or clearing organization.

“Similar Law” means any law similar to Title I of ERISA or Section 4975 of the Code.

“Software” means all (i) computer programs and other software including any and all software implementations of algorithms, models and, methodologies, assemblers, applets, compilers, development tools, design tools and user interfaces, whether in source code or object code form, (ii) databases and compilations, including all data and collections of data, whether machine readable or otherwise, and (iii) updates, upgrades, modifications, improvements, enhancements, derivative works, new versions, new releases and corrections to or based on any of the foregoing.

“Subsidiary” means, when used with reference to a Person, (A) any other Person of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other governing body or Persons performing similar functions, or more than 50% of the outstanding voting securities of which, are owned, directly or indirectly, by such first Person or (B) any other Person with respect to which such first Person controls the management; provided that, when “Subsidiary” is used with reference to the Company or any of its Subsidiaries, it shall also be deemed to include any “subsidiary” as defined under Section 10(a)(1)(G) of HOLA. For purposes of this Agreement, a Subsidiary shall be considered a “wholly owned Subsidiary” of a Person as long as such Person directly or indirectly owns all of the securities or other ownership interests (excluding any securities or other ownership interests held by an individual director or officer required to hold such securities or other ownership interests pursuant to Applicable Law) of such Subsidiary.

“Tax” means any income, gross receipts, franchise, sales, use, ad valorem, property, payroll, withholding, excise, severance, transfer, employment, estimated, alternative or add-on minimum, value added, stamp, occupation, premium, environmental or windfall profits taxes, and any other taxes, charges, fees, levies, imposts, duties, licenses or other assessments, together with any interest, penalties, additions to tax or other additional amounts with respect to any of the foregoing (including penalties for failure to file or late filing of any tax return, report or other filing, and any interest in respect of such penalties, additions to tax or other additional amounts) imposed by any federal, state, local, non-U.S. or other Taxing Authority.

“Tax Return” means any report, return, document, statement, declaration or other information or filing filed or required to be filed with any Taxing Authority with respect to Taxes, including information returns, claims for refunds, any documents with respect to or accompanying payments of estimated Taxes or any documents with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

“Tax Sharing Agreement” means any existing agreement binding any Person that provides for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, losses, revenues, receipts, or gains for the purpose of determining any Person’s Tax liability, other than agreements entered into in the ordinary course of business that do not have as a principal purpose addressing Tax matters.

“Taxing Authority” means any Governmental Authority responsible for the imposition or collection of any Tax.

“Third Party” means any Person or Group, other than the Company, Parent, any of their respective Affiliates or the Representatives of any such Persons acting in such capacity.

“Transactions” means the transactions contemplated by this Agreement (including the Merger).

“Treasury Regulations” means the Treasury regulations promulgated under the Code.

“U.S. Plan” means any Employee Plan that covers Company Service Providers or Parent Service Providers located primarily within the U.S.

“WARN” means the Worker Adjustment and Retraining Notification Act and any comparable foreign, state or local law.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Affected Employees	7.04(a)
Agreement	Preamble
Alternate Company Acquisition Agreement	6.03(i)
Anti-Money Laundering Laws	4.14(a)
Bankruptcy and Equity Exceptions	4.02(a)
BD Compliance Policies	4.18(f)
Burdensome Condition	8.01(c)
Cash Sweep Program	4.18(i)
Certificate	2.04(a)
Certificate of Merger	2.02(a)
Closing	2.01
Closing Date	2.01
Collection Expenses	10.03(d)
Common Merger Consideration	2.03(i)
Common Stock Certificates	2.04(a)
Company	Preamble
Company Acquisition Proposal	10.03(a)
Company Adverse Recommendation Change	6.03(a)
Company Approval Time	6.03(b)
Company Board Recommendation	4.02(b)
Company Credit Agreement	8.12
Company Debt	8.12
Company Director Deferred RSU Award	2.05(d)(ii)
Company Director Deferred RSU Award Consideration	2.05(d)(ii)
Company Director Restricted Stock Award	2.05(d)(i)
Company Governmental Authorizations	4.03
Company Indemnified Parties	7.03(a)
Company Intervening Event	6.03(g)
Company Material Contract	4.20(a)
Company Notes	6.05
Company Organizational Documents	4.01
Company Permits	4.13(a)
Company PSU Award	2.05(c)
Company PSU Award Consideration	2.05(c)
Company Registered IP	4.24(a)
Company Regulatory Agreement	4.14(j)
Company RSU Award	2.05(b)
Company RSU Award Consideration	2.05(b)
Company SEC Documents	4.07(b)
Company Securities	4.05(a)
Company Stockholder Approval	4.02(a)
Company Stockholder Meeting	8.03(a)
Company Subsidiary Credit Agreement	8.12
Company Subsidiary Securities	4.06(b)

Company Superior Proposal	6.03(f)
Company Superior Proposal Termination	6.03(b)
Company Termination Fee	10.03(a)
Confidentiality Agreement	6.02(a)
Delaware Law	2.02(a)
DER	2.05(b)
DTCC Notifications	8.01(h)
Effective Time	2.02(a)
e-mail	11.01
End Date	10.01(b)(i)
ESPP	7.04(f)
Exchange Agent	2.04(a)
Exchange Fund	2.04(a)
Exchange Ratio	2.03(i)
Excluded Shares	2.03(i)
Existing Indebtedness Payoff Amount	8.12
FCM Compliance Policies	4.19(f)
Indenture	6.05
internal controls	4.07(g)
Lease	4.25
Merger	2.02(b)
Merger Consideration	2.03(iii)
Merger Sub	Preamble
Mergers	Recitals
New Parent Replacement Series A Preferred Stock	2.03(ii)
New Parent Replacement Series B Preferred Stock	2.03(iii)
Other Regulatory Notifications	8.01(i)
Parent	Preamble
Parent BD Compliance Policies	5.17(f)
Parent Director Deferred RSU Awards	5.05(a)
Parent Equity Awards	5.05(a)
Parent FCM Compliance Policies	5.18(f)
Parent Governmental Authorizations	5.03
Parent Material Contract	5.19
Parent Organizational Documents	5.01
Parent Permits	5.13(a)
Parent Preferred Stock	5.05(a)
Parent PSU Awards	5.05(a)
Parent Qualified Plan	7.04(e)
Parent Registered IP	5.23(a)
Parent Regulatory Agreement	5.14(i)
Parent RSU Awards	5.05(a)
Parent SEC Documents	5.07(b)
Parent Securities	5.05(a)
Parent Stock Options	5.05(a)
Parent Subsidiary Securities	5.06(b)

Premium Cap	7.03(b)
principal executive officer	4.07(f)
principal financial officer	4.07(f)
Proxy Statement/Prospectus	8.02(a)
QPAM Exemption	4.14(g)
Registration Statement	8.02(a)
Regulation S-K	4.11
Regulation S-X	6.01(m)
Regulatory Agencies	4.07(a)
Related Party	4.20(a)(xi)
Related Party Contract	4.20(a)(xi)
Release	8.04
Representatives	6.03(a)
Reverse Termination Fee	10.03(b)
Sanctions	4.14(d)
Second Effective Time	8.13(c)
Surviving Entity	Recitals
Second Merger	Recitals
Second Surviving LLC	Recitals
Series A Preferred Merger Consideration	2.03(ii)
Series A Preferred Stock Certificates	2.04(a)
Series B Preferred Merger Consideration	2.03(iii)
Series B Preferred Stock Certificates	2.04(a)
Surviving Corporation	2.02(b)
Transaction Litigation	8.07
Transition Team	6.04(a)
Uncertificated Common Shares	2.04(a)
Uncertificated Series A Preferred Shares	2.04(a)
Uncertificated Series B Preferred Shares	2.04(a)
Uncertificated Shares	2.04(a)

Section 1.02. Other Definitional and Interpretative Provisions. The following rules of interpretation shall apply to this Agreement: (i) the words “hereof,” “hereby,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) the table of contents and captions in this Agreement are included for convenience of reference only and shall be ignored in the construction or interpretation hereof; (iii) references to Articles, Sections and Exhibits are to Articles, Sections and Exhibits of this Agreement unless otherwise specified; (iv) all Exhibits and schedules annexed to this Agreement or referred to in this Agreement, including the Company Disclosure Schedule and the Parent Disclosure Schedule, are hereby incorporated in and made a part of this Agreement as if set forth in full in this Agreement; (v) any capitalized term used in any Exhibit, the Company Disclosure Schedule or the Parent Disclosure Schedule but not otherwise defined therein shall have the meaning set forth in this Agreement; (vi) any singular term in this Agreement shall be deemed to include the plural, and any plural term shall be deemed to include the singular, and references to any gender shall include all genders; (vii) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import; (viii) “writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including by electronic media) in a visible form; (ix) references to any Applicable Law shall be deemed to refer to such Applicable Law as amended or supplemented from time to time and to any rules, regulations and interpretations promulgated thereunder; (x) references to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any Contract listed on any schedule hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule; (xi) references to any Person include the successors and permitted assigns of that Person; (xii) references to “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including,” respectively; (xiii) references to “dollars” and “$” means U.S. dollars; (xiv) the term “made available” and words of similar import mean that the relevant documents, instruments or materials were (A) posted and made available prior to the date hereof by the Company on the Merrill Data Site / Eagle 20 due diligence data site maintained by the Company, (B) provided via electronic mail or in person prior to the date hereof, or (C) filed with or furnished to the SEC and publicly available on the SEC’s EDGAR reporting system prior to the date hereof; (xv) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other theory extends and such phrase shall not mean “if”; and (xvi) the parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

ARTICLE 2

Closing; Merger

Section 2.01. Closing. The closing of the Merger (the “Closing”) shall take place in New York City at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York, 10017 at 10:00 a.m., Eastern time, on the third (3rd) Business Day after the date the conditions set forth in Article 9 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by Applicable Law, waiver of such conditions by the party or parties entitled to the benefit thereof at the Closing) have been satisfied or, to the extent permitted by Applicable Law, waived by the party or parties entitled to the benefit thereof, or at such other place, at such other time or on such other date as Parent and the Company may mutually agree (the date on which the Closing occurs, the “Closing Date”).

Section 2.02. The Merger. (a) At the Closing, the Company shall file a certificate of merger (the “Certificate of Merger”) with the Delaware Secretary of State and make all other filings or recordings required by the General Corporation Law of the State of Delaware (the “Delaware Law”) in connection with the Merger. The Merger shall become effective at such time (the “Effective Time”) as the Certificate of Merger is duly filed with the Delaware Secretary of State (or at such later time as Parent and the Company shall agree and is specified in the Certificate of Merger).

(b) At the Effective Time, Merger Sub shall be merged (the “Merger”) with and into the Company in accordance with Delaware Law, whereupon the separate existence of Merger Sub shall cease, and the Company shall be the surviving corporation (the “Surviving Corporation”) and a wholly owned subsidiary of Parent.

(c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Sub, all as provided under the Delaware Law.

Section 2.03. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, the holders of the Company Stock or any other Person:

(i) each share of Company Common Stock outstanding immediately prior to the Effective Time (other than shares of Company Common Stock to be cancelled pursuant to Section 2.03(iv) (the “Excluded Shares”)) shall, subject to Section 2.07, be converted into the right to receive 1.0432 shares (the “Exchange Ratio”) of Parent Common Stock (the “Common Merger Consideration”);

(ii) each share of Company Series A Preferred Stock outstanding immediately prior to the Effective Time (other than, if applicable, each share of Company Series A Preferred Stock held immediately prior to the Effective Time by the Company as treasury stock or by Parent (other than any such shares held by Parent that are Fiduciary Shares)) shall be converted into the right to receive one share of a newly created series of preferred stock of Parent having the terms set forth in Annex I hereto (the “Series A Preferred Merger Consideration” and all shares of such newly created series, the “New Parent Replacement Series A Preferred Stock”); provided that Parent shall ensure that shares of the New Parent Replacement Series A Preferred Stock shall have such rights, preferences, privileges and voting powers, and limitations and restrictions, that, taken as a whole, shall not be materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Company Series A Preferred Stock, taken as a whole;

(iii) each share of Company Series B Preferred Stock outstanding immediately prior to the Effective Time (other than, if applicable, each share of Company Series B Preferred Stock held immediately prior to the Effective Time by the Company as treasury stock or by Parent (other than any such shares held by Parent that are Fiduciary Shares)) shall be converted into the right to receive one share of a newly created series of preferred stock of Parent having the terms set forth in Annex II hereto (the “Series B Preferred Merger Consideration” and all shares of such newly created series, the “New Parent Replacement Series B Preferred Stock,” and each of the Common Merger Consideration, the Series A Preferred Merger Consideration and the Series B Preferred Merger Consideration, as applicable, the “Merger Consideration”); provided that Parent shall ensure that shares of the New Parent Replacement Series B Preferred Stock shall have such rights, preferences, privileges and voting powers, and limitations and restrictions, that, taken as a whole, shall not be materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Company Series B Preferred Stock, taken as a whole;

(iv) each share of Company Stock held immediately prior to the Effective Time by the Company as treasury stock or by Parent (other than any such shares held by Parent that are Fiduciary Shares) shall be cancelled, and no consideration shall be paid with respect thereto;

(v) each share of common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation; and

(vi) all outstanding shares of Company Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each share of Company Stock that was outstanding immediately prior to the Effective Time shall thereafter represent only the right to receive the applicable Merger Consideration, any dividends or other distributions pursuant to Section 2.04(f) and any cash in lieu of any fractional shares of Parent Common Stock pursuant to Section 2.07, in each case to be issued or paid in accordance with Section 2.04, without interest, as applicable.

Section 2.04. Surrender and Payment. (a) Prior to the Effective Time, Parent shall appoint an exchange agent reasonably acceptable to the Company (the “Exchange Agent”) and enter into an exchange agent agreement with the Exchange Agent for the purpose of exchanging (in each case, other than Excluded Shares) (i) for the Common Merger Consideration (A) certificates representing shares of Company Common Stock (the “Common Stock Certificates”) or (B) uncertificated shares of Company Common Stock which immediately prior to the Effective Time were registered to a holder on the stock transfer books of the Company (the “Uncertificated Common Shares”), (ii) for the Series A Preferred Merger Consideration (A) certificates representing shares of Company Series A Preferred Stock (the “Series A Preferred Stock Certificates”) or (B) uncertificated shares of Company Series A Preferred Stock which immediately prior to the Effective Time were registered to a holder on the stock transfer books of the Company (the “Uncertificated Series A Preferred Shares”), and (iii) for the Series B Preferred Merger Consideration (A) certificates representing shares of Company Series B Preferred Stock (the “Series B Preferred Stock Certificates” and each of the Common Stock Certificates, Series A Preferred Stock Certificates and Series B Preferred Stock Certificates, a “Certificate”) or (B) uncertificated shares of Company Series B Preferred Stock which immediately prior to the Effective Time were registered to a holder on the stock transfer books of the Company (the “Uncertificated Series B Preferred Shares” and each of the Uncertificated Common Shares, the Uncertificated Series A Preferred Shares and the Uncertificated Series B Preferred Shares, the “Uncertificated Shares”). At or prior to the Effective Time, Parent shall deposit with the Exchange Agent, (i) for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Section 2.04 through the Exchange Agent, evidence of shares in book-entry form representing the shares of Parent Common Stock issuable pursuant to Section 2.03 in exchange for outstanding shares of Company Common Stock, (ii) for the benefit of the holders of shares of Company Series A Preferred Stock, for exchange in accordance with this Section 2.04 through the Exchange Agent, evidence of shares in book-entry form representing the shares of New Parent Replacement Series A Preferred Stock issuable pursuant to Section 2.03(ii) in exchange for outstanding shares of Company Series A Preferred Stock, and (iii) for the benefit of the holders of shares of Company Series B Preferred Stock, for exchange in accordance with this Section 2.04 through the Exchange Agent, evidence of shares in book-entry form representing the shares of New Parent Replacement Series B Preferred Stock issuable pursuant to Section 2.03(iii) in exchange for outstanding shares of Company Series B Preferred Stock. Parent agrees to make promptly available, directly or indirectly, to the Exchange Agent from time to time as needed additional cash sufficient to pay any dividends or other distributions to which holders of Company Stock are entitled pursuant to Section 2.04(f) and cash in lieu of any fractional shares of Parent Common Stock to which such holders are entitled pursuant to Section 2.07. Promptly after the Effective Time and in any event within three (3) Business Days after the Closing Date, Parent shall send, or shall cause the Exchange Agent to send, to each holder of shares of Company Common Stock represented by a Certificate at the Effective Time a letter of transmittal and instructions (which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Uncertificated Shares to the Exchange Agent and which shall otherwise be in customary form and shall include customary provisions with respect to delivery of an “agent’s message” regarding the book-entry transfer of Uncertificated Shares) for use in such exchange. All evidence of shares in book-entry form and cash deposited with the Exchange Agent pursuant to this Section 2.04 shall be referred to in this Agreement as the “Exchange Fund.” Parent shall cause the Exchange Agent to deliver the Merger Consideration contemplated to be issued or paid pursuant to this Article 2 out of the Exchange Fund in accordance herewith. The Exchange Fund shall not be used for any other purpose. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent; provided that no such investment or losses thereon shall affect the dividends or other distributions to which holders of Company Common Stock are entitled pursuant to Section 2.04(f) or cash in lieu of fractional interests to which holders of Company Common Stock are entitled pursuant to Section 2.07. Any interest and other income resulting from such investments shall be the property of, and paid to, Parent upon termination of the Exchange Fund.

(b) Each holder of shares of Company Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive, upon (i) surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, or (ii) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, in respect of each share of Company Stock represented by such Certificate or Uncertificated Share (A) the applicable Merger Consideration and (B) any cash in lieu of any fractional shares of Parent Common Stock and any dividends and distributions with respect thereto as contemplated by Section 2.07 and Section 2.04(f), as applicable). The shares of Parent Common Stock, New Parent Replacement Series A Preferred Stock and New Parent Replacement Series B Preferred Stock constituting part of such Merger Consideration shall, at Parent’s option, be in uncertificated book-entry form, unless a physical certificate is required under Applicable Law.

(c) If any portion of the Merger Consideration (or cash in lieu of any fractional shares of Parent Common Stock or any dividends and distributions with respect thereto contemplated by Section 2.07 or Section 2.04(f), as applicable) is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or similar Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of the Exchange Agent that such transfer or similar Taxes have been paid or are not payable.

(d) From and after the Effective Time, there shall be no further registration of transfers of shares of Company Stock on the records of the Company. If, after the Effective Time, Certificates or Uncertificated Shares are presented to Parent, the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged for the applicable Merger Consideration (and cash in lieu of any fractional shares of Parent Common Stock and any dividends and distributions with respect to the Merger Consideration as contemplated by Section 2.07 and Section 2.04(f), as applicable) with respect thereto in accordance with the procedures set forth in, or as otherwise contemplated by, this Article 2.

(e) Any portion of the Exchange Fund that remains unclaimed by the holders of shares of Company Stock twelve (12) months following the Closing Date shall be delivered to Parent or as otherwise instructed by Parent, upon demand, and any such holder who has not exchanged shares of Company Stock for the applicable Merger Consideration in accordance with this Section 2.04 prior to such time shall thereafter look only to Parent for payment of such Merger Consideration (and cash in lieu of any fractional shares of Parent Common Stock and any dividends and distributions with respect thereto as contemplated by Section 2.07 and Section 2.04(f), as applicable), without any interest thereon. Notwithstanding the foregoing, Parent and its Subsidiaries (including, after the Closing, the Surviving Corporation and its Subsidiaries) shall not be liable to any holder of shares of Company Stock for any amounts properly paid to a public official in compliance with applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of shares of Company Stock immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by Applicable Law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

(f) Following the surrender of any Certificates or the transfer of any Uncertificated Shares as provided in this Section 2.04, and in any event within two (2) Business Days of such surrender or transfer, the Exchange Agent shall promptly pay, or cause to be paid, without interest, to the Person in whose name the shares of Parent Common Stock constituting the Common Merger Consideration have been registered, (i) in connection with the payment of the Common Merger Consideration, (x) the amount of any cash payable in lieu of fractional shares to which such Person is entitled pursuant to Section 2.07, as applicable, and (y) the aggregate amount of all dividends or other distributions payable with respect to such shares of Parent Common Stock with a record date on or after the Effective Time that were paid prior to the time of such surrender or transfer, and (ii) at the appropriate payment date after the payment of the Common Merger Consideration, the amount of all dividends or other distributions payable with respect to whole shares of Parent Common Stock constituting the Common Merger Consideration with a record date on or after the Effective Time and prior to the time of such surrender or transfer and with a payment date subsequent to the time of such surrender or transfer. No dividends or other distributions with respect to shares of Parent Common Stock constituting the Common Merger Consideration, and no cash payment in lieu of fractional shares pursuant to Section 2.07, as applicable, shall be paid to the holder of any Certificates not surrendered or of any Uncertificated Shares not transferred until such Certificates or Uncertificated Shares are surrendered or transferred, as the case may be, as provided in this Section 2.04.

(g) The payment of any transfer, documentary, sales, use, stamp, registration, value added and other Taxes and fees (including any penalties and interest) incurred solely by a holder of Company Stock in connection with the Merger, and the filing of any related Tax Returns and other documentation with respect to such Taxes and fees, shall be the sole responsibility of such holder.

Section 2.05. Company Equity Awards.

(a) [Intentionally Omitted]

(b) Company Restricted Stock Units. At the Effective Time, each restricted stock unit award with respect to shares of Company Common Stock that is outstanding under any Company Stock Plan (other than the Company Director Deferred RSU Awards) as of immediately prior to the Effective Time that is eligible to vest solely based on the continued service (each, a “Company RSU Award”), whether vested or unvested, shall vest (if unvested) and be cancelled and converted into the right to receive the Common Merger Consideration in accordance with Section 2.03, as if such Company RSU Award (including any shares of Company Common Stock in respect of dividend equivalent units credited thereon (each such credited share, a “DER”)) had been settled in shares of Company Common Stock immediately prior to the Effective Time (the “Company RSU Award Consideration”).

(c) Company Performance-Based Restricted Stock Units. At the Effective Time, each restricted stock unit award with respect to shares of Company Common Stock that is outstanding under any Company Stock Plan as of immediately prior to the Effective Time that is eligible to vest based on the achievement of performance goals (each, a “Company PSU Award”), whether vested or unvested, shall vest (if unvested) as set forth in the following sentence and be cancelled and converted into the right to receive the Common Merger Consideration in accordance with Section 2.03, as if such Company PSU Award (including any DERs credited thereon) had been settled in shares of Company Common Stock immediately prior to the Effective Time (the “Company PSU Award Consideration”). With respect to any performance periods that are completed on or before the Effective Time, a Company PSU Award shall vest at the greater of the target or actual level of performance, as determined by the Company’s Board of Directors or a committee thereof prior to the Effective Time. With respect to any performance periods that are not completed on or before the Effective Time, a Company PSU Award shall vest at the target level of performance.

(d) Company Director Restricted Stock and Deferred Restricted Stock Units. At the Effective Time:

(i) each outstanding restricted stock award made to the Company’s directors with respect to shares of Company Common Stock outstanding as of immediately prior to the Effective Time (each, a “Company Director Restricted Stock Award”) shall be cancelled and converted into the right to receive the Common Merger Consideration in accordance with Section 2.03.

(ii) each deferred restricted stock unit award made to the Company’s directors with respect to shares of Company Common Stock outstanding as of immediately prior to the Effective Time (each, a “Company Director Deferred RSU Award”), whether vested or unvested, shall vest (if unvested) and be cancelled and converted into the right to receive the Common Merger Consideration in accordance with Section 2.03, as if such Company Director Deferred RSU Award (including any DERs credited thereon) had been settled in shares of Company Common Stock immediately prior to the Effective Time (the “Company Director Deferred RSU Award Consideration”).

(e) Delivery of Company Equity Award Consideration; Withholding; Section 409A. Parent shall cause the Surviving Corporation to pay through the payroll system of the Surviving Corporation (to the extent applicable) to each holder of a Company Equity Award the Company RSU Award Consideration, Company PSU Award Consideration, and Company Director Deferred RSU Award Consideration, as applicable, less any required withholding Taxes and without interest, no later than the first payroll date of the Surviving Corporation following the Effective Time; provided, that any such withholding Taxes required to be paid by or collected on behalf of such holder shall be satisfied by retaining a number of shares of Parent Common Stock having a fair market value (determined by reference to the closing price of a share of Parent Common Stock on the Closing Date) equal to the minimum statutory amount required to be withheld. Notwithstanding anything herein to the contrary, with respect to any Company Equity Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that the Company determines prior to the Effective Time is not eligible to be terminated in accordance with Treasury Regulation Section 1.409A-3(j)(4)(ix)(B), such payment will be made at the earliest time permitted under the applicable Company Equity Plan that will not trigger a Tax or penalty under Section 409A of the Code.

(f) Board Actions. Prior to the Effective Time, the Board of Directors of the Company (and/or the Compensation Committee of the Board of Directors of the Company) and the Board of Directors of Parent (and/or the Compensation Management Development and Succession Committee of the Board of Directors of Parent) shall adopt such resolutions as are necessary to give effect to the transactions contemplated by this Section 2.05.

Section 2.06. Adjustments. Without limiting or affecting any of the provisions of Section 6.01 or Section 7.01 (or any corresponding sections of the Company Disclosure Schedule or Parent Disclosure Schedule, as applicable), if, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company or Parent shall occur as a result of any reclassification, recapitalization, stock split (including reverse stock split), merger, combination, exchange or readjustment of shares, subdivision or other similar transaction or event, or any stock dividend thereon with a record date during such period (but, for the avoidance of doubt, excluding any change that results from (i) the exercise of stock options or other equity awards to purchase shares of Parent Common Stock or Company Stock or the settlement of restricted stock, restricted stock units or performance units of Parent or the Company or (ii) the grant of equity-based compensation to directors or employees of Parent or the Company), the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to eliminate the effect of such event on the Merger Consideration or any such other amounts payable pursuant to this Agreement, as applicable.

Section 2.07. Fractional Shares. Notwithstanding anything in this Agreement to the contrary, no fractional shares of Parent Stock shall be issued in the Merger. All fractional shares of Parent Stock that a holder of shares of Company Stock would otherwise be entitled to receive as a result of the Merger shall be aggregated and, if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash, without interest, determined by multiplying the fraction of the applicable share of Parent Stock to which such holder would otherwise have been entitled by the closing price of such applicable share of Parent Stock on the NYSE on the last trading day preceding the Closing Date.

Section 2.08. Withholding Rights. Notwithstanding any provision contained herein to the contrary, but subject to Section 2.05(e), each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of any Applicable Law, including federal, state, local or non-U.S. Tax law; provided, however, that Parent shall use its reasonable best efforts to provide the Company with written notice prior to any such withholding (other than in the case of any “backup withholding” pursuant to Section 3406 of the Code and the corresponding Treasury Regulations) and will reasonably cooperate with the Company’s efforts to reduce or eliminate such withholding. If the Exchange Agent, Parent or the Surviving Corporation, as the case may be, so deducts and withholds any such amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which the Exchange Agent, Parent or the Surviving Corporation, as the case may be, made such deduction and withholding. The Exchange Agent, Parent or the Surviving Corporation, as applicable, shall pay, or shall cause to be paid, all amounts so deducted or withheld to the appropriate Taxing Authority within the period required under Applicable Law.

Section 2.09. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a customary bond issued for a lost, stolen or destroyed Certificate, in such amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against the Surviving Corporation with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration to be paid in respect of the shares of Company Stock represented by such Certificate, as contemplated by this Article 2.

Section 2.10. Further Assurances. From and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company, any of its Subsidiaries or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company, any of its Subsidiaries or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

ARTICLE 3

Organizational Documents; Directors and Officers

Section 3.01. Certificate of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time and by virtue of the Merger, the certificate of incorporation of the Company shall be amended so that it reads in its entirety as set forth on Exhibit A hereto. From and after the Effective Time, the certificate of incorporation of the Company as so amended shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by Applicable Law. The bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation from and after the Effective Time until thereafter amended as provided therein, in the certificate of incorporation of the Surviving Corporation or by Applicable Law, except that the name of the corporation reflected therein shall be “E*TRADE FINANCIAL CORPORATION.”

Section 3.02. Directors and Officers of the Surviving Corporation. From and after the Effective Time, until their respective successors are duly elected or appointed and qualified in accordance with Applicable Law, (i) the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation.

Section 3.03. Board of Parent. Parent shall take all actions permitted by Applicable Law and the rules of any applicable stock exchange so that, effective as of the Closing, one individual from the Company’s Board of Directors designated by the Company prior to the Closing, and reasonably acceptable to Parent, shall become a director on the Board of Directors of Parent (for the avoidance of doubt, until his or her successor is duly elected or appointed and qualified in accordance with Applicable Law).

ARTICLE 4

Representations and Warranties of the Company

Subject to Section 11.05, except (i) other than with respect to the representations and warranties in Section 4.01, Section 4.02, Section 4.05, Section 4.06(b), Section 4.27, Section 4.28, Section 4.29 and Section 4.30, as disclosed in (A) any publicly available Company SEC Document filed after January 1, 2019 and prior to the date hereof or (B) the Draft Company 10-K or (ii) as set forth in the Company Disclosure Schedule, the Company represents and warrants to Parent and Merger Sub as of the date hereof and as of the Closing (in each case except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty shall be true and correct as of such earlier date) that:

Section 4.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, is a savings and loan holding company within the meaning of HOLA and is duly registered with the Federal Reserve Board. The Company has all corporate powers required to own or lease all of its properties or assets and to carry on its business as now conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Prior to the date of this Agreement, the Company has made available to Parent true and complete copies of the certificate of incorporation and bylaws of the Company as in effect on the date of this Agreement (the “Company Organizational Documents”).

Section 4.02. Corporate Authorization. (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions are within the corporate powers of the Company and, except for the Company Stockholder Approval required in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock approving and adopting this Agreement (the “Company Stockholder Approval”). This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by the other parties hereto) constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) (collectively, the “Bankruptcy and Equity Exceptions”)).

(b) At a meeting duly called and held, the Board of Directors of the Company has (i) unanimously determined that this Agreement and the Transactions are fair to and in the best interests of the Company’s stockholders, (ii) approved, adopted and declared advisable this Agreement and the Transactions, (iii) directed that the approval of the Merger and approval and adoption of this Agreement be submitted to a vote at a meeting of the Company’s stockholders, and (iv) recommended approval and adoption of this Agreement (including the Merger) by the Company’s stockholders (such recommendation, the “Company Board Recommendation”). Except as permitted by Section 6.03, the Board of Directors of the Company has not subsequently rescinded, modified or withdrawn any of the foregoing resolutions.

Section 4.03. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement, and the consummation of the Transactions, require no action by or in respect of, Consents of, or Filings with, any Governmental Authority other than (i) the filing of each of the Certificate of Merger with the Delaware Secretary of State, and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act and any other Antitrust Laws, (iii) compliance with any applicable requirements of the Securities Act, the Securities Exchange Act and any other applicable U.S. state or federal securities laws or pursuant to the listing requirements of NASDAQ or NYSE, (iv) the filing by Parent of any required Filings with the Federal Reserve Board under the BHC Act and approval of such Filings, (v) the filing by Parent of any required Filings with the OCC, and approval of such Filings, (vi) the filing of a FINRA Application relating to the Transactions by the Company Broker-Dealer Subsidiary and FINRA’s approval thereof, (vii) the submission of the DTCC Notifications, (viii) the submission of the Other Regulatory Notifications, (ix) the Consents set forth in Section 4.03 of the Company Disclosure Schedule, and (x) any other actions, Consents or Filings the absence of which has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (clauses (i) – (x), collectively “Company Governmental Authorizations”).

Section 4.04. Non-contravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the Company Organizational Documents, (ii) assuming compliance with the matters referred to in Section 4.03 and receipt of the Company Stockholder Approval, contravene, conflict with or result in any violation or breach of any provision of any Applicable Law, (iii) assuming compliance with the matters referred to in Section 4.03 and receipt of the Company Stockholder Approval, require any Consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, give rise to a payment obligation or other liability under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under, any provision of any Contract binding upon the Company or any of its Subsidiaries, any governmental Consents (including Consents required by Contract) affecting, or relating in any way to, the Company or any of its Subsidiaries or any of its or their respective assets or businesses or any Company Permit or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (ii) through (iv), as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.05. Capitalization. (a) The authorized capital stock of the Company consists of (i) 400,000,000 shares of Company Common Stock and (ii) 1,000,000 shares of Company Preferred Stock. As of February 18, 2020, there were outstanding (i) 221,168,310 shares of Company Common Stock (none of which is restricted or subject to vesting conditions or is treasury stock or is owned by the Company or any of its Subsidiaries (other than any Fiduciary Shares)), (ii) 403,000 shares of Company Preferred Stock, of which 400,000 shares are Company Series A Preferred Stock and 3,000 shares are Company Series B Preferred Stock, (iii) no stock options to purchase shares of Company Common Stock, (iv) 1,951,139.92 shares of Company Common Stock subject to outstanding Company RSU Awards, (v) 312,593.08 shares of Company Common Stock subject to outstanding Company PSU Awards, determined assuming target performance levels were achieved, (vi) 18,916 shares of Company Common Stock subject to outstanding Company Director Restricted Stock Awards, (vii) 99,201 shares of Company Common Stock subject to outstanding Company Director Deferred RSU Awards and (viii) 6,477,720.8419 additional shares of Company Common Stock were reserved for issuance pursuant to the grant of future awards under the Company Stock Plans. All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to any employee stock option or other compensation plan or arrangement will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth in this Section 4.05(a) and for changes since February 18, 2020 resulting from (A) the vesting and settlement of any Company RSU Awards, Company PSU Awards, Company Director Restricted Stock Awards and Company Director Deferred RSU Awards, and (B) the issuance of Company Equity Awards, in each case as and to the extent permitted by Section 6.01, there are no issued, reserved for issuance or outstanding (i) shares of capital stock or other voting securities of, or other ownership interest in, the Company, (ii) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities of, or other ownership interests in, the Company, (iii) warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities of, or other ownership interests in, or securities convertible into or exchangeable for capital stock or other voting securities of, or other ownership interests in, the Company, or (iv) restricted shares, stock appreciation rights, performance shares or units, contingent value rights, “phantom” stock or similar securities or rights issued by or with the approval of the Company or any of its Subsidiaries that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or other ownership interests in, the Company (the items in clauses (i) through (iv) being referred to collectively as the “Company Securities”).

(b) All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to any equity compensation plan or arrangement will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights. Within ten (10) Business Days of the date of this Agreement, the Company will provide to Parent a true and complete list of all outstanding Company Equity Awards as of February 19, 2020, including with respect to each such equity award, the holder, date of grant, the vesting schedule, whether the award is in respect of a former Company Service Provider and the date on which such former Company Service Provider terminated their service with the Company, whether subject to performance conditions, number of shares of Company Common Stock subject to such award (assuming maximum performance levels were achieved, if applicable), and the amount of any accrued but unpaid dividend equivalent rights relating to such award. Five (5) Business Days prior to the Closing Date, the Company shall provide Parent with an updated version of the true and complete list referenced in the foregoing sentence, updated as of such date. There are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities.

(c) There are no shareholders agreements, voting trusts, registration rights agreements or other similar Contracts to which the Company or any Subsidiary of the Company is a party with respect to any Company Securities.

Section 4.06. Subsidiaries. (a) Each Subsidiary of the Company is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all corporate or other organizational powers, as applicable, required to carry on its business as now conducted, except for those jurisdictions where failure to be so organized, validly existing and in good standing or to have such power has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each such Subsidiary is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Section 4.06 of the Company Disclosure Schedule sets forth a true and complete list of each Significant Subsidiary (as defined in Rule 1-02(a) of Regulation S-X) of the Company as of the date of this Agreement, and its jurisdiction of incorporation or organization.

(b) All of the outstanding capital stock or other voting securities of, or ownership interests in, each Subsidiary of the Company are owned by the Company, directly or indirectly, free and clear of any Lien and other free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or other ownership interests) (other than restrictions arising under applicable Securities Laws). There are no issued, reserved for issuance or outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities of, or other ownership interests in, any Subsidiary of the Company, (ii) warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities of, or other ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities of, or other ownership interests in, any Subsidiary of the Company, or (iii) restricted shares, stock appreciation rights, performance shares or units, contingent value rights, “phantom” stock or similar securities or rights issued by or with the approval of the Company or any of its Subsidiaries that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or other ownership interests in, any Subsidiary of the Company (the items in clauses (i) through (iii) being referred to collectively as the “Company Subsidiary Securities”), other than Company Subsidiary Securities directly or indirectly owned by the Company or any of its wholly owned Subsidiaries. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Subsidiary Securities, or to make any material investment in any other Person.

(c) Except for the capital stock or other voting securities of, or other ownership interests in, Subsidiaries of the Company and publicly traded securities held for investment which do not exceed 5% of the outstanding securities of any entity, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any capital stock or other voting securities of, or other ownership interests in, any Person (other than capital stock or other voting securities of, or other ownership interests in, any Person owned by the Company or any Subsidiary of the Company in a fiduciary, representative or other capacity on behalf of other Persons, whether or not held in a separate account).

(d) The deposit accounts of each Company Bank Subsidiary is insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by Applicable Law, all premiums and assessments required to be paid in connection therewith have been paid when due and no proceedings for the termination of such insurance are pending or threatened.

Section 4.07. Regulatory Reports, SEC Filings and the Sarbanes-Oxley Act. (a) The Company and each of its Subsidiaries have timely filed with or furnished all material Filings, together with any material amendments, required to be made with respect thereto, that they were required to file or furnish (as applicable) since January 1, 2017 with (i) any state regulatory authority, (ii) the SEC, (iii) the Federal Reserve Board, (iv) the CFTC, (v) the OCC, (vi) the FDIC, (vii) the CFPB, (viii) any foreign regulatory authority and (ix) any Self-Regulatory Organization (clauses (i) – (ix), collectively “Regulatory Agencies”), including any Filing required to be filed or furnished (as applicable) pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith.

(b) As of its filing date (and as of the date of any amendment), each Filing filed with or furnished to the SEC by the Company since January 1, 2017 and the Draft Company 10-K (collectively, together with any exhibits and schedules thereto and other information incorporated therein, and as amended from time to time, the “Company SEC Documents”) and filed prior to the date of this Agreement has complied, and each Company SEC Document filed subsequent to the date of this Agreement (assuming, in the case of each of the Registration Statement and the Proxy Statement/Prospectus, that the representation and warranty set forth in Section 5.09 is true and correct) will comply, in all material respects with the applicable requirements of NASDAQ, the Securities Act, the Securities Exchange Act and the Sarbanes-Oxley Act, as the case may be.

(c) As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseding filing), each Company SEC Document filed prior to the date of this Agreement did not, each Company SEC Document filed subsequent to the date of this Agreement (assuming, in the case of each of the Registration Statement and the Proxy Statement/Prospectus, that the representation and warranty set forth in Section 5.09 is true and correct) will not, and the Draft Company 10-K as of the date hereof does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(d) Each Company SEC Document that is a registration statement, as amended or supplemented, as applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(e) The Company is, and since January 1, 2017 has been, in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of NASDAQ.

(f) The Company and its Subsidiaries have established and maintained since January 1, 2017, and continue and maintain, disclosure controls and procedures (as defined in Rule 13a-15 under the Securities Exchange Act). Such disclosure controls and procedures are designed to ensure that all material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Securities Exchange Act are being prepared. Such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and principal financial officer to material information required to be included in the Company’s periodic and current reports required under the Securities Exchange Act. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(g) The Company and its Subsidiaries have established and maintained since January 1, 2017, and continue and maintain, a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Securities Exchange Act) (“internal controls”). Such internal controls are sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s consolidated financial statements for external purposes in accordance with GAAP. The Company has disclosed, based on its most recent evaluation of such internal controls prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Board of Directors of the Company (x) all significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls. The Company has made available to Parent prior to the date of this Agreement a true and complete summary of such disclosure provided to the Company’s auditors and the audit committee of the Board of Directors of the Company since December 31, 2017 through the date of this Agreement.

(h) Since January 1, 2017, each of the principal executive officer and principal financial officer of the Company (or each former principal executive officer and principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 and 15d-14 under the Securities Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC and NASDAQ, and the statements contained in any such certifications are true and complete.

Section 4.08. Financial Statements and Financial Matters.

(a) The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included or incorporated by reference in the Company SEC Documents present fairly in all material respects, in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal, recurring and immaterial year-end audit adjustments in the case of any unaudited interim financial statements). Such consolidated financial statements have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries.

(b) From January 1, 2017 to the date of this Agreement, the Company has not received written notice from the SEC or any other Governmental Authority indicating that any of its accounting policies or practices are or may be the subject of any review, inquiry, investigation or challenge by the SEC or any other Governmental Authority.

Section 4.09. Disclosure Documents. The information relating to the Company and its Subsidiaries that is, or is to be, provided by the Company, any of its Subsidiaries or any of their respective Representatives for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement/Prospectus will not (i) in the case of the Registration Statement, at the time the Registration Statement or any amendment or supplement thereto is filed with the SEC, at the time it becomes effective under the Securities Act and at the time of the Company Stockholder Meeting, and (ii) in the case of the Proxy Statement/Prospectus, at the time the Proxy Statement/Prospectus or any amendment or supplement thereto is first mailed to the stockholders of the Company and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact required to be stated therein or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

Section 4.10. Absence of Certain Changes. (a) Since the Company Balance Sheet Date through the date of this Agreement, (i) the business of the Company and its Subsidiaries has been conducted in all material respects in the ordinary course of business consistent with past practice and (ii) there has not been any event, circumstance, development, change, occurrence or effect that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Since the Company Balance Sheet Date through the date of this Agreement, there has not been any action taken by the Company or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time without Parent’s consent, would constitute a breach of Section 6.01.

Section 4.11. No Undisclosed Material Liabilities. There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (i) liabilities or obligations disclosed and provided for in the Company Balance Sheet or in the notes thereto, (ii) liabilities or obligations incurred in the ordinary course of business consistent with past practice since the Company Balance Sheet Date, and (iii) other liabilities or obligations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no off-balance sheet arrangements of any type pursuant to any off-balance sheet arrangement required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act (“Regulation S-K”) that have not been so described in the Company SEC Documents.

Section 4.12. Litigation. There is no Proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company, any of its Subsidiaries, any present or former officers, directors or employees of the Company or any of its Subsidiaries in their respective capacities as such, or any of the respective properties of the Company or any of its Subsidiaries, before (or, in the case of threatened Proceedings, that would be before) any arbitrator or Governmental Authority, that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the Transactions. There is no Order outstanding or threatened against or affecting the Company, any of its Subsidiaries, any present or former officers, directors or employees of the Company or any of its Subsidiaries in their respective capacities as such, or any of the respective properties of any of the Company or any of its Subsidiaries, that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or that would, or would reasonably be expected to, prevent, enjoin, alter or materially delay any of the Transactions.

Section 4.13. Permits. (a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries hold all governmental Consents necessary for the operation of their respective businesses (the “Company Permits”). The Company and each of its Subsidiaries are and since January 1, 2017, have been in compliance with the terms of the Company Permits, except for failures to comply that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There is no Proceeding pending, or, to the knowledge of the Company, threatened in writing that seeks, or, to the knowledge of the Company, any existing condition, situation or set of circumstances that would reasonably be expected to result in, the revocation, cancellation, termination, non-renewal or adverse modification of any Company Permit except where such revocation, cancellation, termination, non-renewal or adverse modification has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Except as set forth on Section 4.13(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any material business, conducts any material operations or engages in any material activities, in each case, outside of the U.S. and its territories.

(c) Section 4.13(c) of the Company Disclosure Schedule sets forth a complete list of all material securities exchange, commodities exchange, boards of trade, clearing organizations and similar organizations in which the Company or any of its Subsidiaries hold memberships or have been granted trading privileges.

Section 4.14. Compliance with Applicable Laws. (a) Each of the Company and its Subsidiaries (i) except as would not be material to the Company and its Subsidiaries, taken as a whole, are, and have been since January 1, 2017, in compliance in all material respects with and not in default or violation of Applicable Laws, including (to the extent applicable to the Company and its Subsidiaries) the BHC Act, HOLA, all Applicable Laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Foreign Corrupt Practices Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Investment Advisers Act, the Securities Act, the Securities Exchange Act, ERISA, any regulations promulgated by the CFPB, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, Title V of the Gramm-Leach-Bliley Act, and any other Applicable Law, policy or guideline relating to bank secrecy, discriminatory lending, financing or leasing practices, consumer protection, money laundering prevention, foreign assets control, U.S. sanctions laws and regulations, the Foreign Corrupt Practices Act of 1977 or any similar Applicable Law, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act and all Applicable Laws relating to the origination, sale and servicing of mortgage and consumer loans, (ii) are, and have been since January 1, 2017, conducting operations at all times in compliance with applicable money laundering laws administered or enforced by any Governmental Authority in jurisdictions where the Company and its Subsidiaries conduct business (collectively, the “Anti-Money Laundering Laws”) and (iii) have established and maintained, since January 1, 2017, a system of internal controls designed to provide compliance by the Company and its Subsidiaries with applicable financial recordkeeping and reporting requirements of the Anti-Money Laundering Laws, except where, in the case of clause (ii) or (iii), the failure to so comply has not had and would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.

(b) Each of the Company Bank Subsidiaries is in compliance in all material respects with the applicable provisions of the Community Reinvestment Act of 1977 and has had a rating of at least “satisfactory” or better since January 1, 2017.

(c) The Company meets the requirements set forth at 12 C.F.R. § 238.63 to engage in financial holding company activities, is not subject to any limitation on its authority under federal banking laws to engage in such activities, and is not aware of the existence of any facts or circumstances that would reasonably be expected to cause the Company to cease to meet such requirements or to become subject to any such limitation. Neither the Company nor any of its Subsidiaries engage, directly or indirectly (including through the Company Bank Subsidiaries), in any activity, or beneficially own any shares of capital stock or other equity interests in any person, not permitted under the HOLA, the Federal Reserve Board’s Regulation LL or Section 4(k) of the BHC Act (12 U.S.C. § 1843(k)).

(d) Since January 1, 2017, neither the Company nor any of its Subsidiaries has engaged in, or is now engaged in, directly or indirectly, any dealings or transactions with any Person, or in any country or territory, that, at the time of the dealing or transaction, is or was the subject of any sanctions administered by the U.S. Department of Treasury’s Office of Foreign Assets Control (OFAC) or the U.S. Department of State (“Sanctions”).

(e) The Company and its Subsidiaries (i) are, and since January 1, 2017 have been, in material compliance with all applicable Sanctions and export controls laws, (ii) have instituted, maintain and enforce policies and procedures designed to ensure material compliance with all applicable Sanctions and export controls laws. Since January 1, 2017, the Company and its Subsidiaries have not been penalized for or threatened to be charged with, or given notice of any violation of, or, to the knowledge of the Company, been under investigation with respect to, any Sanctions or export controls laws, and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to Sanctions or export controls laws is pending, except where such proceedings or investigations would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.

(f) Neither the Company nor any of its Subsidiaries is a party to any agreement or settlement with any Governmental Authority with respect to any actual or alleged violation of any Applicable Law, except for agreements and settlements that are not material to the Company and its Subsidiaries, taken as a whole.

(g) Neither the Company nor any of its Subsidiaries is precluded from acting as a fiduciary by operation of Section 411 of ERISA. The accounts of each ERISA Client have been managed by the Company or its Subsidiaries in compliance in all material respects with all applicable requirements under ERISA, Section 4975 of the Code and any Similar Law. There is no pending or, to the knowledge of the Company, threatened audit or investigation by the IRS, the Department of Labor or any other Governmental Authority with respect to the Company’s provision of services to any ERISA Clients. Neither the Company nor any of its Subsidiaries has engaged in any non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code or violated any Similar Law with respect to any ERISA Client that would reasonably be expected to result in material liability to the Company or any of its Subsidiaries. Neither the Company nor any of its affiliates (as defined in Section VI(d) of Prohibited Transaction Class Exemption 84-14 issued by the Department of Labor (the “QPAM Exemption”)) fails to satisfy the conditions set forth in Part I(g) of the QPAM Exemption. Any revenue-sharing arrangements entered into by the Company or any of its Subsidiaries with respect to assets managed for any ERISA Clients are in compliance with Applicable Law in all material respects.

(h) Subject to Section 11.06, except for normal examinations conducted by a Regulatory Agency in the ordinary course of business of the Company and its Subsidiaries, no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of the Company, formal investigation into the business or operations of the Company or any of its Subsidiaries since January 1, 2017, except where such proceedings or investigations would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.

(i) Subject to Section 11.06, there (i) is no unresolved violation or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of the Company or any of its Subsidiaries and (ii) have been no inquiries by any Regulatory Agency with respect to the business, operations, policies or procedures of the Company or any of its Subsidiaries since January 1, 2017, in each case, which would reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.

(j) Except as would not be material to the Company and its Subsidiaries, taken as a whole, subject to Section 11.06, neither the Company nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2017, a recipient of any supervisory letter from, or since January 1, 2017, has adopted any policies, procedures or board resolutions at the request or suggestion of, any Regulatory Agency or other Governmental Authority that currently restricts in any material respect or would reasonably be expected to restrict in any material respect the conduct of its business (each, whether or not set forth in the Company Disclosure Schedule, a “Company Regulatory Agreement”), nor have the Company nor any of its Subsidiaries been advised by any Regulatory Agency or other Governmental Agency since January 1, 2017 or have knowledge that such agency is considering issuing, ordering or requesting any Company Regulatory Agreement.

(k) Neither the Company nor any of its Subsidiaries is, nor since January 1, 2017, has been, required to be registered, licensed or qualified as a bank, trust company, commodity trading advisor, commodity pool operator, introducing broker, swap dealer, transfer agent, real estate broker, municipal advisor, insurance company or insurance broker, except in each case as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.15. [Intentionally Omitted]

Section 4.16. RIA Compliance Matters. (a) The Company RIA Subsidiary is the only Subsidiary of the Company that is a registered investment adviser. Except as would not have a Company Material Adverse Effect, the Company RIA Subsidiary is and has been, (i) at all times required by Applicable Law, duly registered as an investment adviser under the Investment Advisers Act and under all applicable state statutes (if required to be so registered under Applicable Law), and (ii) since January 1, 2017, duly registered and licensed as an investment adviser under all other Applicable Laws or exempt therefrom. Except for the Company RIA Subsidiary, neither the Company nor any of its Subsidiaries provides Investment Advisory Services in any jurisdiction or is required to be registered under the Investment Advisers Act or any similar law in any jurisdiction.

(b) The Company RIA Subsidiary has designated and approved an appropriate chief compliance officer in accordance with Rule 206(4)-7 under the Investment Advisers Act. The Company RIA Subsidiary has established in compliance with requirements of Applicable Law, and maintained in effect at all times required by Applicable Law since January 1, 2017, (i) written anti-money laundering policies and procedures that incorporate, among other things, a written customer identification program, (ii) a code of ethics and a written policy regarding insider trading and the protection of material non-public information, (iii) written cyber security and identity theft policies and procedures, (iv) written supervisory procedures and a supervisory control system, (v) written policies and procedures designed to protect non-public personal information about customers, clients and other third Parties, (vi) written recordkeeping policies and procedures and (vii) other policies required to be maintained by such Company RIA Subsidiary under Applicable Law, including Rules 204A-1 and 206(4)-7 under the Investment Advisers Act, except, in each case under clauses (i)-(vii), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) With respect to the Company RIA Subsidiary, except as would not reasonably be expected to be, individually or in the aggregate, material to such Company RIA Subsidiary, (i) none of such Company RIA Subsidiary, its control persons, its directors, officers, or employees (other than employees whose functions are solely clerical or ministerial), nor, to the knowledge of the Company, any of such Company RIA Subsidiary’s other “associated persons” (as defined in the Investment Advisers Act) is (A) subject to ineligibility pursuant to Section 203 of the Investment Advisers Act to serve as a registered investment adviser or as an “associated person” of a registered investment adviser, (B) subject to disqualification pursuant to Rule 206(4)-3 under the Investment Advisers Act or (C) subject to disqualification under Rule 506(d) of Regulation D under the Securities Act, unless in the case of clause (A), (B) or (C), such Company RIA Subsidiary or “associated person” has received effective exemptive relief from the SEC with respect to such ineligibility or disqualification, nor (ii) is there any Proceeding pending or, to the knowledge of the Company, threatened in writing by any Governmental Authority that would reasonably be expected to result in the ineligibility or disqualification of such Company RIA Subsidiary, or any of its “associated persons” to serve in such capacities or that would provide a basis for such ineligibility or disqualification which would reasonably be expected to be, individually or in the aggregate, material to the Company.

(d) The Company RIA Subsidiary is, and since January 1, 2017, has been, in compliance with (A) the applicable provisions of the Investment Advisers Act and (B) all other Applicable Laws of the jurisdictions in which such Company RIA Subsidiary acts as an investment adviser, except in each case under the foregoing clauses (A) and (B) for such matters that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no unresolved issues with the SEC with respect to a Company RIA Subsidiary.

(f) As of the date hereof, the Company RIA Subsidiary is not currently subject to, and has not received written notice of, an examination, inspection, investigation or inquiry by a Governmental Authority.

(g) The Company RIA Subsidiary is not prohibited from charging fees to any Person pursuant to Rule 206(4)-5 under the Investment Advisers Act or any similar “pay-to-play” rule or requirement, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.17. Client Agreements. (a) Each Advisory Agreement includes all provisions required by and complies in all respects with the Investment Advisers Act, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No Advisory Client is, to the knowledge of the Company, registered or required to be registered as an investment company under the Investment Company Act. The Company RIA Subsidiary does not sponsor any public or private investment funds.

(b) The Company RIA Subsidiary and each of its Affiliates has complied with all applicable obligations, requirements and conditions of each Advisory Agreement, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) The Company RIA Subsidiary does not provide Investment Advisory Services to any Person other than the Advisory Clients. Each Company RIA Subsidiary provides Investment Advisory Services to Advisory Clients solely pursuant to written Advisory Agreements.

Section 4.18. Broker-Dealer Compliance Matters. (a) The Company Broker-Dealer Subsidiary is the only Subsidiary of the Company that is a Broker-Dealer. Since January 1, 2017, the Company Broker-Dealer Subsidiary has been duly registered as a Broker-Dealer with the SEC and each state and other jurisdictions in which it is required to be so registered. The Company Broker-Dealer Subsidiary is, and since January 1, 2017 has been a member in good standing of FINRA and each other Self-Regulatory Organization of which it is required to be a member. Each natural Person whose functions require him or her to be licensed as a representative or principal of, and registered with, the Company Broker-Dealer Subsidiary is registered with FINRA and all applicable states and other jurisdictions, such registrations are not, and since January 1, 2017 have not been, suspended, revoked or rescinded and remain in full force and effect, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, and no such natural Person is registered with more than one Broker-Dealer in any jurisdiction where such multiple registrations would violate any Applicable Law.

(b) Each current Form BD of the Company Broker-Dealer Subsidiary is, and any Form BD of the Company Broker-Dealer Subsidiary filed before the Closing Date will be at the time of filing, in compliance in all material respects with the applicable requirements of the Securities Exchange Act, the rules thereunder and the rules of any Self-Regulatory Organization, as applicable.

(c) Since January 1, 2017, the Regulatory Documents of the Company Broker-Dealer Subsidiary have complied, and have been timely filed, in all material respects with and under Applicable Law and the rules and regulations of the SEC promulgated thereunder and any Self-Regulatory Organization rules applicable to such Regulatory Documents, as in effect at the time the Regulatory Documents were filed.

(d) (i) Neither the Company Broker-Dealer Subsidiary, nor any of its Affiliates, nor any of its “associated persons” (as defined in the Securities Exchange Act) is (A) ineligible pursuant to Section 15(b) of the Securities Exchange Act to serve as a Broker-Dealer or as an “associated person” of a Broker-Dealer, (B) subject to a “statutory disqualification” as defined in Section 3(a)(39) of the Securities Exchange Act, (C) subject to any material disciplinary proceedings or Orders that would be required to be disclosed on Form BD or Forms U-4 or U-5 (and which disciplinary proceedings or Orders are not actually disclosed on such Person’s current Form BD or current Forms U-4 or U-5) to the extent that such Person or its associated persons is required to file such forms, or (D) subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of such Person as broker-dealer, municipal securities dealer, government securities broker or government securities dealer under Section 15, Section 15B or Section 15C of the Securities Exchange Act, and (ii) there is no Proceeding pending or, to the knowledge of the Company, threatened in writing by any Governmental Authority that would reasonably be expected to result in any of the circumstances described in the foregoing clauses (i)(A), (i)(B), (i)(C) and (i)(D).

(e) No fact relating to the Company Broker-Dealer Subsidiary or any “control affiliate” of the Company Broker-Dealer Subsidiary, as defined in Form BD requires any response in the affirmative to any question in Item 11 of Form BD, except to the extent that such facts have been reflected on Form BD of the Company Broker-Dealer Subsidiary, as applicable.

(f) Since January 1, 2017, the Brokerage Services performed by the Company Broker-Dealer Subsidiary have been conducted in compliance with all material requirements of the Securities Exchange Act, the rules and regulations of the SEC, FINRA, and any applicable state securities regulatory authority or Self-Regulatory Organizations, as applicable. The Company Broker-Dealer Subsidiary has established, in compliance with requirements of Applicable Law, and maintained in effect at all times required by Applicable Law since January 1, 2017, written policies and procedures reasonably designed to achieve compliance with the Securities Exchange Act, the SEC rules thereunder, and the rules of each applicable Self-Regulatory Organization (“BD Compliance Policies”), including those required by (i) applicable FINRA rules, including FINRA Rule 3110, 3120 and 3130, (ii) Rule 15c3-5 under the Securities Exchange Act, (iii) anti-money laundering laws, including a written customer identification program in compliance therewith, (iv) privacy laws including policies and procedures with respect to the protection of nonpublic personal information about customers, clients and other Third Parties and (v) identity theft laws, and approved such principals, managers and other supervisors as are required under the aforementioned laws, rules and regulations. All such BD Compliance Policies comply in all material respects with Applicable Laws.

(g) The Company Broker-Dealer Subsidiary currently maintains, and since January 1, 2017 has maintained, “net capital” (as such term is defined in Rule 15c3-1(c)(2) under the Securities Exchange Act) equal to or in excess of the minimum “net capital” required to be maintained by the Company Broker-Dealer Subsidiary, and in an amount sufficient to ensure that it is not required to file a notice under Rule 17a-11 under the Securities Exchange Act.

(h) No Governmental Authority has, since January 1, 2017, formally initiated any administrative proceeding or investigation (other than ordinary course examinations) into the Company Broker-Dealer Subsidiary and the Company Broker-Dealer Subsidiary has not received a written “wells notice,” other written indication of the commencement of an enforcement action from the SEC, FINRA or any other Governmental Authority, or other written notice alleging any material noncompliance with any Applicable Law governing the operations of Broker-Dealers. The Company has no knowledge of any unresolved material violation or material exception raised by any Governmental Authority with respect to the Company Broker-Dealer Subsidiary. Since January 1, 2017, the Company Broker-Dealer Subsidiary has not settled any claim or proceeding of the SEC, FINRA or any other Governmental Authority. The Company Broker-Dealer Subsidiary has not had an order, decree or judgement entered against the Company Broker-Dealer Subsidiary in connection with any Applicable Law governing the operation of Broker-Dealers. Except as would not be material to the Company and its Subsidiaries, taken as a whole, as of the date hereof, the Company Broker-Dealer Subsidiary is not currently subject to, and has not received any written notice of, an examination, inspection, investigation or inquiry by a Governmental Authority, and no formal examination or inspection has been started or completed for which no examination report is available.

(i) The Company Broker-Dealer Subsidiary has received written affirmative consent from each of its Brokerage Clients as required under Rule 15c3-3(j)(2)(ii), including notification of the general terms and conditions of the products available through the cash sweep program or arrangement (a “Cash Sweep Program”) and that the products available to Brokerage Clients under the Cash Sweep Program may change, and the Company Broker-Dealer Subsidiary and its applicable Affiliates has conducted its Cash Sweep Program in accordance with Applicable Laws.

Section 4.19. FCM Compliance Matters. (a) The FCM Subsidiary is the only Subsidiary of the Company that is an FCM. Since January 1, 2017, the FCM Subsidiary has been (i) duly registered as an FCM under the CEA, and (ii) a member in good standing of the NFA and each other Self-Regulatory Organization of which it is required to be a member. Each natural Person whose functions require him or her to be licensed as an associated person of, and registered with, the FCM Subsidiary is registered with the NFA and all applicable states and other jurisdictions, and such registrations are not, and since January 1, 2017 have not been, suspended, revoked or rescinded and remain in full force and effect, and no such natural Person is registered with more than one FCM in any jurisdiction where such multiple registrations would violate any Applicable Law. Each natural Person who is required to be listed as a principal of the FCM Subsidiary has filed a current Form 8-R with the NFA, which is accurate in all material respects.

(b) The current Form 7-R of the FCM Subsidiary is, and any Form 7-R of the Company or any Affiliate filed before the Closing Date will be at the time of filing, in compliance in all material respects with the applicable requirements of the CEA, the rules thereunder and the rules of any Self-Regulatory Organization, as applicable.

(c) The Regulatory Documents of the FCM Subsidiary have complied, and have been timely filed, in all material respects with and under Applicable Law and the rules and regulations of the CFTC promulgated thereunder and any Self-Regulatory Organization rules applicable to such Regulatory Documents, as in effect at the time the Regulatory Documents were filed. Since January 1, 2017, no such Regulatory Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made.

(d) (i) None of the FCM Subsidiary, or any of its Affiliates, nor any of the FCM Subsidiary’s “associated persons” (as defined in CFTC Rule 1.3) or “principals” (as defined in CFTC Rule 3.1) is (A) ineligible to serve as an FCM or as an “associated person” or “principal” of an FCM, (B) subject to a “statutory disqualification” under Section 8a(2) of the CEA, (C) subject to any material disciplinary proceedings or Orders that would be required to be disclosed on Form 7-R or Form 8-R (and which disciplinary proceedings or Orders are not actually disclosed on such Person’s current Form 7-R or current Form 8-R) to the extent that such Person or its associated persons or principals is required to file such forms, or (D) subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of such Person as an FCM or associated person or principal of an FCM under Section 8a(4) of the CEA, and (ii) there is no Proceeding pending or, to the knowledge of the Company, threatened by any Governmental Authority that would reasonably be expected to result in any of the circumstances described in the foregoing clauses (A), (B), (C) and (D).

(e) No fact relating to the FCM Subsidiary or any “principal” of the FCM Subsidiary, as defined in Form 8-R, requires any response in the affirmative to any question relating to “Criminal Disclosures” in the FCM Subsidiary’s Form 7-R or in the principal’s Form 8-R, except to the extent that such facts have been reflected on such forms.

(f) The services performed by the FCM Subsidiary have been conducted in compliance with all material requirements of the CEA, the rules and regulations of the CFTC, the NFA, and any applicable state regulatory authority or Self-Regulatory Organizations, as applicable. The FCM Subsidiary has established, in compliance with requirements of Applicable Law, and maintained in effect at all times required by Applicable Law since January 1, 2017, written policies and procedures reasonably designed to achieve compliance with the CEA, the CFTC rules thereunder, and the rules of each applicable Self-Regulatory Organization (“FCM Compliance Policies”), including those required by applicable NFA rules. All such FCM Compliance Policies comply in all material respects with Applicable Laws.

(g) The FCM Subsidiary currently maintains, and since January 1, 2017 has maintained, “adjusted net capital” (as such term is defined in CFTC Rule 1.17) equal to or in excess of the minimum “adjusted net capital” required to be maintained by the FCM Subsidiary, and in an amount sufficient to ensure that it is not required to file a notice under CFTC Rule 1.12 or NFA Financial Requirements Section 2.

(h) No Governmental Authority has, since January 1, 2017, formally initiated any administrative proceeding or investigation into the FCM Subsidiary and the FCM Subsidiary has not received any written indication of the commencement of an enforcement action from the CFTC, the NFA or any other Governmental Authority, or other notice alleging any material noncompliance with any Applicable Law governing the operations of the FCM Subsidiary. The Company has no knowledge of any unresolved material violation or material exception raised by any Governmental Authority with respect to the FCM Subsidiary. Since January 1, 2017, the FCM Subsidiary has not settled any claim or proceeding of the CFTC, the NFA or any other Governmental Authority. The FCM Subsidiary has not had an order, decree or judgment entered against it in connection with any Applicable Law governing the operation of an FCM. As of the date hereof, the FCM Subsidiary is not currently subject to, or has not received any notice of, an examination, inspection, investigation or inquiry by a Governmental Authority, and no examination or inspection has been started or completed for which no examination report is available.

Section 4.20. Material Contracts. (a) Section 4.20(a) of the Company Disclosure Schedule sets forth a list as of the date of this Agreement of each of the following Contracts (other than Company Employee Plans and such Contracts solely among the Company and any of its wholly owned Subsidiaries) to which the Company or any of its Subsidiaries is a party or by which it is bound (each such Contract listed or required to be so listed, and each of the following Contracts to which the Company or any of its Subsidiaries becomes a party or by which it becomes bound after the date of this Agreement, a “Company Material Contract”):

(i) any Contract pursuant to which the Company or any of its Subsidiaries incurred payment obligations or received payments in excess of $25,000,000 during the twelve (12) month period ended December 31, 2019, or is expected to incur payment obligations or receive payments in excess of (A) $25,000,000 during any twelve (12) month period ending after December 31, 2019 or (B) $25,000,000 over the remaining term of the Contract;

(ii) any Contract that, to the knowledge of the Company, (A) limits or purports to limit, in any material respect, the freedom of the Company or any of its Subsidiaries to engage or compete in any line of business or with any Person or in any area or that would so limit or purport to limit, in any material respect, the freedom of Parent, the Company or any of their respective Affiliates after the Effective Time, (B) contains any material exclusivity or material “most favored nation” obligations, material rights of first refusal, material rights of first offer, material put or call rights or other restrictions or similar provisions that are binding on the Company or any of its Subsidiaries (or, after the Effective Time, that would be binding on Parent or any of its Affiliates) or (C) otherwise limits or restricts, in any material respect, the Company or any of its Subsidiaries (or, after the Effective Time, Parent or any of its Affiliates) from hiring or soliciting any Person for employment;

(iii) any material deposit sweep agreement or similar agreement;

(iv) (A) any standard form Contract pursuant to which the Company or any of its Subsidiaries provides material Brokerage Services or material Investment Advisory Services to any Client and (B) any material Contract (or group of Contracts that, in the aggregate, are material) pursuant to which the Company or any of its Subsidiaries provides Brokerage Services or Investment Advisory Services to any Client that is not on any such standard form or includes any material deviations from any such standard form;

(v) any Contract reasonably expected to result in payments made or received by the Company and its Subsidiaries in excess of $25,000,000 in any year that provides for any referral arrangement, commission-sharing arrangement or co-marketing arrangement, including, any finder’s agreement for soliciting, distributing or promoting Investment Advisory Services or Brokerage Services by or to the Company or any of its Subsidiaries;

(vi) any material Contract for which the execution, delivery and performance by the Company of this Agreement or the consummation of any of the Transactions would (A) require any consent or other action (including notice by the Company) thereunder, (B) constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, thereunder, (C) cause or permit the termination, cancellation, acceleration or other change of any material right or obligation (including triggering of a price adjustment, right of renegotiation or other remedy) or the loss of any material benefit to which the Company or any of its Subsidiaries is entitled thereunder or (D) require any material payment by the Company or any of its Subsidiaries thereunder;

(vii) promissory notes, loan agreements, indentures, evidences of indebtedness or other instruments providing for or relating to the lending of money, (A) if as borrower or guarantor, in excess of $15,000,000, and (B) if as lender, in excess of $15,000,000, other than under Regulation U, Regulation T or the Community Reinvestment Act of 1977;

(viii) any Company Collective Bargaining Agreements;

(ix) any material joint venture, profit-sharing, partnership, stockholders, investors rights, registration rights or similar Contract;

(x) any Contracts or series of related Contracts entered into within the last three (3) years relating to the acquisition or disposition of the business, assets or securities of any Person or any business for a price in excess of $200,000,000 (in each case, whether by merger, sale of stock, sale of assets or otherwise);

(xi) any Contracts or other transactions with any (A) executive officer or director of the Company, (B) record or, to the knowledge of the Company, beneficial owner of five percent (5%) or more of the voting securities of the Company, or (C) affiliates or “associates” (or members of any of their “immediate family”) (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 of the Securities Exchange Act) of any such executive officer, director or beneficial owner (each of the foregoing, a “Related Party” and each such Contract, a “Related Party Contract”); and

(xii) any other Contract required to be filed by the Company pursuant to Item 601(b)(10) of Regulation S-K.

(b) The Company has made available to Parent a true and complete copy of each Company Material Contract (other than any such Contracts relating to the corporate services business of the Company and its Subsidiaries, which, except to the knowledge of the Company (for this purpose, without any duty of inquiry), also have not been listed in Section 4.20(a) of the Company Disclosure Schedule; provided that, within 10 Business Days after the date hereof, the Company shall provide to Parent a list of Contracts (subject to redaction with respect to competitively sensitive information to the extent required by Applicable Law) relating to the corporate services business of the Company and its Subsidiaries that would have been required to be scheduled on Section 4.20(a) of the Company Disclosure Schedule but for the foregoing). All of the Company Material Contracts are, subject to the Bankruptcy and Equity Exceptions, valid and binding obligations of the Company or a Subsidiary of the Company (as the case may be) and, to the knowledge of the Company, each of the other parties thereto, and in full force and effect and enforceable in accordance with their respective terms against the Company or its Subsidiaries (as the case may be) and, to the knowledge of the Company, each of the other parties thereto (except for such Company Material Contracts that are terminated after the date of this Agreement in accordance with their respective terms; provided that if such termination is at the option of the Company or any of its Subsidiaries, such termination must be in the ordinary course of business), except where the failure to be valid and binding obligations and in full force and effect and enforceable has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, no Person is seeking to terminate or challenging the validity or enforceability of any Company Material Contract, except such terminations or challenges which have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company, any of the other parties thereto has violated any provision of, or committed or failed to perform any act which (with or without notice, lapse of time or both) would constitute a default under any provision of, and neither the Company nor any of its Subsidiaries has received written notice that it has violated or defaulted under, any Company Material Contract, except for those violations and defaults (or potential defaults) which have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.21. Taxes. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a) All Tax Returns required by Applicable Law to be filed with any Taxing Authority by, or on behalf of, the Company or any of its Subsidiaries have been filed when due (giving effect to all extensions) in accordance with all Applicable Law, and all such Tax Returns are true and complete.

(b) The Company and each of its Subsidiaries has paid (or has had paid on its behalf), or has withheld and remitted to the appropriate Taxing Authority, all Taxes due and payable, or (i) where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an adequate accrual or (ii) where payment is being contested in good faith pursuant to appropriate procedures, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an adequate reserve, in each case for all Taxes through the end of the last period for which the Company and its Subsidiaries ordinarily record items on their respective books and records.

(c) (i) All federal income Tax Returns of the affiliated group of which the Company is the common parent through the Tax year ended December 31, 2015 have been examined and closed or are Tax Returns with respect to which the applicable period for assessment under Applicable Law, after giving effect to all extensions or waivers thereof, has expired, and (ii) neither the Company nor any of its Subsidiaries (or any member of any affiliated, consolidated, combined or unitary group of which the Company or any of its Subsidiaries is or has been a member) has granted any extension or waiver of the limitation period applicable to the assessment or collection of any federal income Tax.

(d) There is no Proceeding (including any audit) pending or, to the Company’s knowledge, threatened in writing against or with respect to the Company or its Subsidiaries in respect of any Tax or Tax asset.

(e) There are no requests for rulings or determinations in respect of any Tax or Tax asset pending between the Company or any of its Subsidiaries and any Taxing Authority.

(f) During the two (2)-year period ending on the date of this Agreement, the Company was not a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

(g) There are no Liens for Taxes (other than Permitted Liens) upon any of the assets of the Company or any of its Subsidiaries.

(h) No claim has been made in writing by any Taxing Authority in a jurisdiction where the Company or any of the Company’s Subsidiaries does not file Tax Returns that the Company or any such Subsidiary is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction.

(i) Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated, consolidated, combined or unitary group other than one of which the Company or any of its Subsidiaries was the common parent, (ii) is party to any Tax Sharing Agreement (other than any such agreement solely between the Company and its Subsidiaries), or (iii) has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. law) or any Tax Sharing Agreement, or as a transferee or successor.

(j) Neither the Company nor any of its Subsidiaries has taken or agreed to take any action or has knowledge of any fact or circumstance that could reasonably be expected to prevent the Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations.

Section 4.22. Employees and Employee Benefit Plans. (a) The Company Employee Plans that the Company has made available to Parent are true and correct copies of such Company Employee Plans. For each material Company Employee Plan, the Company will, within ten (10) Business Days of this Agreement, make available to Parent a copy of such plan (or a description, if such plan is not written) and all amendments thereto, together with a copy of (if applicable) (i) each trust, insurance or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed IRS Forms 5500, (iv) the most recent favorable determination or opinion letter from the IRS, (v) the most recently prepared actuarial reports and financial statements in connection with each such Company Employee Plan, and (vi) all material documents and correspondence relating thereto received from or provided to any Governmental Authority during the past year.

(b) The Company will provide to Parent a list, within ten (10) Business Days of the date of this Agreement, containing with respect to each Key Employee: (i) name, (ii) date of hire, (iii) position, (iv) employment location, (v) base salary or wage rate, (vi) the current incentive opportunities of such employee and (vii) the legal entity that employs such employee.

(c) Neither the Company nor any of its ERISA Affiliates (nor any predecessor of any such entity) sponsors, maintains, administers or contributes to (or has any obligation to contribute to), or in the past six years has, sponsored, maintained, administered or contributed to (or had any obligation to contribute to), any plan subject to Title IV of ERISA, including any multiemployer plan, as defined in Section 3(37) of ERISA.

(d) Each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS or has applied to the IRS for such a letter within the applicable remedial amendment period or such period has not expired and, to the knowledge of the Company, no circumstances exist that would reasonably be expected to result in any such letter being revoked or not being reissued or a penalty under the IRS Closing Agreement Program if discovered during an IRS audit or investigation. Each trust created under any such Company Employee Plan is exempt from tax under Section 501(a) of the Code and has been so exempt since its creation.

(e) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2017, each Company Employee Plan has been maintained in compliance with its terms and all Applicable Law. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no Proceeding (other than routine claims for benefits and including an audit) is pending against or involves or, to the Company’s knowledge, is threatened against or reasonably expected to involve, any Company Employee Plan before any court or arbitrator or any Governmental Authority. To the knowledge of the Company, since January 1, 2017, no events have occurred with respect to any Company Employee Plan that would reasonably be expected to result in the assessment of any excise taxes or penalties against the Company or any of its Subsidiaries, except for events that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f) With respect to each director, officer, employee or independent contractor (including each former director, officer, employee or independent contractor) of the Company or any of its Subsidiaries, the consummation of the Transactions will not, either alone or together with any other event: (i) entitle any such individual to any payment or benefit, including any bonus, retention, severance, retirement or job security payment or benefit, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or materially increase the amount payable or trigger any other obligation under, any Company Employee Plan or (iii) limit or restrict the right of the Company or any of its Subsidiaries or, after the Closing, Parent to merge, amend or terminate any Company Employee Plan.

(g) Neither the Company nor any of its Subsidiaries has any current or projected liability for, and no Company Employee Plan provides or promises, any post-employment or post-retirement medical, dental, disability, hospitalization, life or similar benefits (whether insured or self-insured) to any director, officer, employee or individual independent contractor (including any former director, officer, employee or individual independent contractor) of the Company or any of its Subsidiaries (other than coverage mandated by Applicable Law).

(h) There has been no amendment to, written interpretation of or announcement (whether or not written) by the Company or any of its Affiliates relating to, or making a change in employee participation or coverage under, any Company Employee Plan that would materially increase the expense of maintaining such plan above the level of expense incurred in respect thereof for the fiscal year ended on the Company Balance Sheet Date, except as required in order to comply with Applicable Law.

(i) Without limiting the generality of Section 4.22(e), no amount paid or payable (whether in cash, in property, or in the form of benefits) by the Company or any of its Subsidiaries in connection with the Transactions (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code. Neither the Company nor any of its Subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any current or former Company Service Provider for any tax incurred by such individual.

(j) Except as would not be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Employee Plan, and any award thereunder, that is or forms part of a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has been timely amended (if applicable) to comply and has been operated in compliance with, and the Company and its Subsidiaries have complied in practice and operation with, all applicable requirements of Section 409A of the Code.

(k) With respect to any Company Employee Plan covered by Subtitle B, Part 4 of Title I of ERISA or Section 4975 of the Code, no non-exempt prohibited transaction has occurred that has caused or would reasonably be expected to cause the Company or any of its Subsidiaries to incur any material liability under ERISA or the Code.

(l) Each Company Employee Plan that is an International Plan (i) has been maintained in compliance with its terms and Applicable Law, (ii) if intended to qualify for special tax treatment, meets all the requirements for such treatment, and (iii) if required, to any extent, to be funded, book-reserved or secured by an insurance policy, is fully funded, book-reserved or secured by an insurance policy, as applicable, based on reasonable actuarial assumptions in accordance with applicable accounting principles, in each case, except as would not be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.23. Labor Matters.

(a) Except as would not be material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries is, or since January 1, 2017 has been, a party to or subject to, or is currently negotiating in connection with entering into, any Company Collective Bargaining Agreement, and there have not been any, and to the Company’s knowledge there are no threatened, organizational campaigns, card solicitations, petition or other unionization activity seeking recognition of a collective bargaining unit relating to any current or former Company Service Provider. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no unfair labor practice complaints pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving any current or former Company Service Provider with respect to the Company or its Subsidiaries. Except as would not be material to Company and its Subsidiaries, taken as a whole, there is no labor strike, slowdown, stoppage, picketing, interruption of work or lockout pending or, to the Company’s knowledge, threatened against or affecting the Company or any of its Subsidiaries.

(b) Since January 1, 2017, (i), no allegations of sexual harassment or other sexual misconduct have been made against any employee of the Company with the title of executive director or above through the Company’s anonymous employee hotline or any formal human resources communication channels at the Company, and (ii) there are no Actions pending or, to the Company’s knowledge, threatened related to any allegations of sexual harassment or other sexual misconduct by any employee of the Company with the title of executive director or above. Since January 1, 2017, neither the Company nor any of its Subsidiaries have entered into any settlement agreements related to allegations of sexual harassment or other sexual misconduct by any employee of the Company with the title of executive director or above.

(c) The Company and each of its Subsidiaries is, and has been since January 1, 2017, in material compliance with WARN and has no liabilities or other obligations thereunder. Neither the Company nor any of its Subsidiaries has taken any action that would reasonably be expected to cause Parent or any of its Affiliates to have any material liability or other obligation following the Closing Date under WARN.

Section 4.24. Intellectual Property. (a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the registrations (including patents and domain name registrations) and applications for registration for the Company’s Owned Intellectual Property (the “Company Registered IP”) has lapsed, expired, been abandoned or been adjudged invalid or unenforceable, and, to the knowledge of the Company, all Company Registered IP is valid, enforceable and subsisting.

(b) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries are the sole and exclusive owners of all of the Company’s Owned Intellectual Property and hold all of their right, title and interest in and to all of the Company’s Owned Intellectual Property free and clear of all Liens (other than non-exclusive licenses granted by the Company or one of its Subsidiaries in the ordinary course of business and Permitted Liens), (ii) immediately following the Closing, the Company and its Subsidiaries will own or have a valid and enforceable license to use any and all of the Intellectual Property necessary to, or used or held for use in, the conduct of the respective businesses of the Company and its Subsidiaries as currently conducted, and (iii) to the knowledge of the Company, there exist no material restrictions on the use of any of the Company’s Owned Intellectual Property.

(c) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no current or former employee, contractor or consultant of the Company or any of its Subsidiaries owns any rights in or to any of the Company’s Owned Intellectual Property and, to the extent that any such Intellectual Property has been developed or created by any Third Party (including any current or former employee, contractor or consultant) for or on behalf of the Company or any of its Subsidiaries, the Company or one of its Subsidiaries, as applicable, has a written agreement with such Third Party with respect thereto, and thereby either (i) has obtained ownership of and is the exclusive owner of, or (ii) has obtained a valid right to exploit, sufficient for the conduct of the business of the Company and its Subsidiaries as currently conducted, such Intellectual Property.

(d) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) to the knowledge of the Company, since January 1, 2017, neither the Company nor any of its Subsidiaries nor the conduct of their respective businesses has infringed, misappropriated, diluted or otherwise violated any Intellectual Property rights of any Third Party, (ii) there is no Proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (A) alleging that the Company or any of its Subsidiaries has infringed, misappropriated, diluted or otherwise violated any Intellectual Property rights of any Third Party or (B) based upon, or challenging or seeking to deny or restrict, the rights of the Company or any Subsidiary of the Company in any of the Company’s Owned Intellectual Property, and (iii) to the knowledge of the Company, no Third Party has infringed, misappropriated, diluted or otherwise violated any of the Company’s Owned Intellectual Property.

(e) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries have provided reasonable notice of its privacy and personal data collection and use policies on its websites and through other customer and public communications and the Company and its Subsidiaries have complied with such policies, contractual requirements and all Applicable Law relating to (A) the privacy of the users of the Company’s and its Subsidiaries’ respective products, services and websites and (B) the collection, use, processing, storage and disclosure of any personally-identifiable information (including personal health information and any and all “personal data” as that term is defined in any applicable data protection Law and any and all other information, the collection, use, processing, storage and disclosure of which is regulated by an Applicable Law in relation to data protection or data privacy) and other data or information collected, used, processed, stored or disclosed by the Company or any of its Subsidiaries (or, to the knowledge of the Company, any Third Party that collects, uses, processes, stores or discloses such data or information on behalf of the Company or any of its Subsidiaries), (ii) there is no Proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries (or, to the knowledge of the Company, against any Third Party working on behalf of the Company or any of its Subsidiaries) alleging any violation of such policies, contractual requirements or Applicable Law, (iii) none of this Agreement or the consummation of the Transactions will violate any such policy, contractual requirements or Applicable Law and (iv) the Company and its Subsidiaries (and any Third Party working on behalf of the Company and its Subsidiaries) have taken commercially reasonable steps consistent with normal industry practice to protect the types of information referred to in this Section 4.24(e) against loss and unauthorized access, use, modification, disclosure or other misuse, and, to the knowledge of the Company, there has been no unauthorized access, use, modification, disclosure or other misuse of such data or information.

(f) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company’s IT Assets perform in a manner that permits the Company and its Subsidiaries to conduct their respective businesses as currently conducted, (ii) the Company and its Subsidiaries take commercially reasonable actions, consistent with current industry standards, to protect the confidentiality, integrity and security of the Company’s IT Assets (and all information and transactions stored or contained therein or transmitted thereby) against any unauthorized use, access, interruption, modification or corruption, including the implementation of commercially reasonable data backup, disaster avoidance and recovery procedures and business continuity procedures, and (iii) to the knowledge of the Company, there has been no unauthorized use, access, interruption, modification or corruption of the Company’s IT Assets (or any information or transactions stored or contained therein or transmitted thereby).

Section 4.25. Properties. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries have good, valid and marketable fee simple title (or its jurisdictional equivalent) to, or valid leasehold interests in, as the case may be, each parcel of real property owned or used by the Company or any of its Subsidiaries, free and clear of all Liens, except for Permitted Liens, (ii) each lease, sublease or license (each, a “Lease”) under which the Company or any of its Subsidiaries leases, subleases or licenses any real property is, subject to the Bankruptcy and Equity Exceptions, a valid and binding obligation of the Company or a Subsidiary of the Company (as the case may be) and, to the knowledge of the Company, each of the other parties thereto, and in full force and effect and enforceable in accordance with its terms against the Company or its Subsidiaries (as the case may be) and, to the knowledge of the Company, each of the other parties thereto (except for such Leases that are terminated after the date of this Agreement in accordance with their respective terms; provided that if such termination is at the option of the Company or any of its Subsidiaries such termination must be in the ordinary course of business), (iii) neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any of the other parties thereto has violated or committed or failed to perform any act which (with or without notice, lapse of time or both) would constitute a default under any provision of any Lease and (iv) neither the Company nor any of its Subsidiaries has received written notice that it has breached, violated or defaulted under any Lease, nor has the Company or any of its Subsidiaries delivered notice to any other party to a Lease that such other party has breached, violated or defaulted under any Lease that remains uncured as of the date hereof. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the real property owned or used by the Company or any of its Subsidiaries and any plants, buildings, structures and equipment thereon owned or leased by the Company and its Subsidiaries have no defects, are in good operating condition and repair and have been maintained consistent with standards generally followed in the industry (given due account to the age and length of use of same, ordinary wear and tear excepted), are adequate and suitable for their present use. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are in possession of and have good title to, or valid leasehold interests in or valid rights under contract to use, the material machinery, equipment, furniture, fixtures and other tangible material personal property and assets used by the Company or any of its Subsidiaries.

Section 4.26. Environmental Matters. (a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(i) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no Proceeding (including a review) is pending or, to the knowledge of the Company, threatened by any Governmental Authority or other Person relating to the Company or any of its Subsidiaries that relates to, or arises under, any Environmental Law, Environmental Permit or Hazardous Substance;

(ii) the Company and its Subsidiaries are, and since January 1, 2017 have been, in compliance with all Environmental Laws and all Environmental Permits and hold all applicable Environmental Permits; and

(iii) there are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law, Environmental Permit or Hazardous Substance and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in any such liability or obligation.

(b) Except as set forth on Section 4.26(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries owns, leases or operates any real property, or conducts any operations, in New Jersey or Connecticut.

Section 4.27. Antitakeover Statutes. The Company has no “rights plan,” “rights agreement,” or “poison pill” in effect. Assuming the representations and warranties set forth in Section 5.29 are true and correct, neither the restrictions set forth in Section 203 of the Delaware Law nor any other “control share acquisition,” “fair price,” “moratorium” or other antitakeover laws enacted under U.S. state or federal laws apply to this Agreement or any of the Transactions with respect to the Company and its Subsidiaries.

Section 4.28. Opinion of Financial Advisor. The Board of Directors of the Company has received the oral opinion (to be confirmed by delivery of a written opinion promptly after the date hereof) of each of J.P. Morgan Securities LLC and Ardea Partners LP, financial advisor to the Company, to the effect that, as of the date of such opinion and subject to the assumptions, qualifications, limitations and other matters considered in connection with the preparation of such opinion, the Exchange Ratio is fair, from a financial point of view, to holders of Company Common Stock. A written copy of such opinion will be delivered promptly after the date hereof to Parent for informational purposes only.

Section 4.29. Finders’ Fees. Except for J.P. Morgan Securities LLC and Ardea Partners LP, a true and complete copy of whose engagement agreement has been provided to Parent prior to the date of this Agreement, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the Transactions.

Section 4.30. No Ownership of Parent Common Stock. Neither the Company nor any of its Subsidiaries beneficially owns, directly or indirectly, any shares of Parent Common Stock or other securities convertible into, exchangeable for or exercisable for shares of Parent Common Stock (other than Fiduciary Shares) and neither the Company nor any of its Subsidiaries has any rights to acquire any shares of Parent Common Stock (other than any Fiduciary Shares). There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity interest of Parent or any of its Subsidiaries.

Section 4.31. No Ownership of Company Common Stock. No Subsidiary of the Company (i) beneficially owns, directly or indirectly, any shares of Company Common Stock or other securities convertible into, exchangeable for or exercisable for shares of Company Common Stock (other than Fiduciary Shares) or (ii) has any rights to acquire any shares of Company Common Stock (other than Fiduciary Shares).

Section 4.32. No Other Company Representations and Warranties. Except for the representations and warranties made by the Company in this Article 4 (as qualified by the applicable items disclosed in the Company Disclosure Schedule in accordance with Section 11.05 and the introduction to this Article 4), neither the Company nor any other Person makes or has made any representation or warranty, expressed or implied, at law or in equity, with respect to or on behalf of the Company or its Subsidiaries, or the accuracy or completeness of any information regarding the Company or its Subsidiaries or any other matter furnished or provided to Parent or made available to Parent in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the Transactions. The Company and its Subsidiaries disclaim any other representations or warranties, whether made by the Company or any of its Subsidiaries or any of their respective Affiliates or Representatives. The Company acknowledges and agrees that, except for the representations and warranties made by Parent in Article 5 (as qualified by the applicable items disclosed in the Parent Disclosure Schedule in accordance with Section 11.05 and the introduction to Article 5), neither Parent nor any other Person is making or has made any representations or warranty, expressed or implied, at law or in equity, with respect to or on behalf of Parent or its Subsidiaries, or the accuracy or completeness of any information regarding Parent or its Subsidiaries or any other matter furnished or provided to Parent or made available to the Company in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement, or the transactions contemplated hereby or thereby. The Company specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person, and acknowledges and agrees that Parent and its Affiliates have specifically disclaimed and do hereby specifically disclaim any such other representations and warranties. Notwithstanding the foregoing, this Section 4.32 shall not limit Parent’s, Merger Sub’s or the Company’s remedies in the case of fraud.

ARTICLE 5

Representations and Warranties of Parent

Subject to Section 11.05, except (i) other than with respect to the representations and warranties in Section 5.01, Section 5.02, Section 5.05, Section 5.27, Section 5.28 and Section 5.29, as disclosed in (A) any publicly available Parent SEC Document filed after January 1, 2019 and prior to the date hereof or (B) the Draft Parent 10-K or (ii) as set forth in the Parent Disclosure Schedule, Parent represents and warrants to the Company as of the date hereof and as of the Closing (in each case except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty shall be true and correct as of such earlier date) that:

Section 5.01. Corporate Existence and Power. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, is a bank holding company duly registered under the BHC Act and has elected to be treated as a financial holding company under the BHC Act. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has all corporate powers required to own or lease all of its properties or assets and to carry on its business as now conducted. Each of Parent and Merger Sub is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Prior to the date of this Agreement, Parent has made available to the Company true and complete copies of the certificate of incorporation and bylaws of each of Parent and Merger Sub, in each case, as in effect on the date of this Agreement (the “Parent Organizational Documents”). Since the date of its formation, Merger Sub has not engaged in any activities other than in connection with or as contemplated by this Agreement.

Section 5.02. Corporate Authorization. (a) The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions are within the corporate powers of each of Parent and Merger Sub and, except for the required approval and adoption of this Agreement by the stockholder of Merger Sub, have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and (assuming due authorization, execution and delivery by the other parties hereto) constitutes a valid and binding agreement of each of Parent and Merger Sub that is a party thereto enforceable against such Person in accordance with its terms (subject to the Bankruptcy and Equity Exceptions).

(b) At a meeting duly called and held, the Board of Directors of Parent has unanimously (i) determined that this Agreement and the Transactions (including the Parent Share Issuance) are fair to and in the best interests of Parent’s stockholders and (ii) approved, adopted and declared advisable this Agreement and the Transactions (including the Parent Share Issuance). The Board of Directors of Merger Sub has unanimously adopted resolutions (i) determining that this Agreement and the Transactions are fair to and in the best interests of the sole stockholder of Merger Sub, (ii) approving, adopting and declaring advisable this Agreement and the Transactions, (iii) directing that this Agreement be submitted for approval and adoption by the sole stockholder of Merger Sub, and (iv) recommending approval and adoption of this Agreement (including the Merger) by the sole stockholder of Merger Sub. The Board of Directors of neither Parent nor Merger Sub has subsequently rescinded, modified or withdrawn any of the foregoing resolutions.

Section 5.03. Governmental Authorization. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation by each of Parent and Merger Sub of the Transactions to which such Person is a party, require no action by or in respect of, Consents of, or Filings with, any Governmental Authority other than (i) the filing of each of (A) the Certificate of Merger and (B) certificates of designation with respect to the New Parent Replacement Series A Preferred Stock and the New Parent Replacement Series B Preferred Stock, with the Delaware Secretary of State, and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act and any other Antitrust Laws, (iii) compliance with any applicable requirements of the Securities Act, the Securities Exchange Act and any other applicable U.S. state or federal securities laws or pursuant to the listing requirements of NASDAQ or NYSE, (iv) the filing by Parent of any required Filings with the Federal Reserve Board under the BHC Act and approval of such Filings, (v) the filing by Parent of any required Filings with the OCC, and approval of such Filings, (vi) the filing of a FINRA Application relating to the Transactions by the Company Broker-Dealer Subsidiary and FINRA’s approval thereof, (vii) the submission of the DTCC Notifications, (viii) the submission of the Other Regulatory Notifications, (ix) the Consents set forth in Section 4.03 of the Parent Disclosure Schedule, and (x) any other actions, Consents or Filings the absence of which has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (clauses (i) – (x), collectively the “Parent Governmental Authorizations”).

Section 5.04. Non-contravention. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation of the Transactions to which it is a party do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the Parent Organizational Documents, (ii) assuming compliance with the matters referred to in Section 5.03 and receipt of the Company Stockholder Approval, contravene, conflict with or result in any violation or breach of any provision of any Applicable Law, (iii) assuming compliance with the matters referred to in Section 5.03 and receipt of the Company Stockholder Approval, require any Consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, give rise to a payment obligation or other liability under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under, any provision of any Contract binding upon Parent or any of its Subsidiaries, any governmental Consents (including Consents required by Contract) affecting, or relating in any way to, the of Parent or any of its Subsidiaries or any of its or their respective assets or businesses or any Parent Permit, or (iv) result in the creation or imposition of any Lien on any asset of Parent or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (ii) through (iv), as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.05. Capitalization. (a) The authorized capital stock of Parent as of the date hereof consists of (i) 3,500,000,000 shares of Parent Common Stock and (ii) 30,000,000 shares of preferred stock of Parent, par value $0.01 per share (“Parent Preferred Stock”). As of February 14, 2020, there were outstanding (i) 1,532,397,723 shares of Parent Common Stock (none of which is restricted or subject to vesting conditions or is treasury stock or is owned by Parent or any of its Subsidiaries (other than any Fiduciary Shares)), (ii) 844,382 shares of Parent Preferred Stock, (iii) no options to purchase shares of Parent Common Stock (“Parent Stock Options”), (iv) restricted stock units with respect to an aggregate of 63,512,431 shares of Parent Common Stock (“Parent RSU Awards”), (v) performance-based restricted stock units with respect to an aggregate of 5,482,300 shares of Parent Common Stock (“Parent PSU Awards”), determined assuming maximum performance levels were achieved, and (vi) deferred restricted stock units with respect to an aggregate of 541,790 shares of Parent Common Stock (“Parent Director Deferred RSU Awards” and together with Parent Stock Options, Parent RSU Awards, Parent PSU Awards and any other equity or equity-linked awards granted after February 14, 2020, “Parent Equity Awards”), determined assuming maximum performance levels were achieved. All outstanding shares of capital stock of Parent have been, and all shares that may be issued pursuant to any employee stock option or other compensation plan or arrangement will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights. The shares of capital stock of Parent to be issued as part of the Merger Consideration have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable and the issuance thereof will be free of preemptive right. Except as set forth in this Section 5.05(a) and for changes since February 14, 2020 resulting from (A) the exercise or vesting and settlement of Parent Equity Awards outstanding on such date or issued after such date or (B) the issuance of Parent Equity Awards after such date, as of the date hereof, there are no issued, reserved for issuance or outstanding (i) shares of capital stock or other voting securities of, or other ownership interest in, Parent, (ii) securities of Parent or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities of, or other ownership interests in, Parent, (iii) warrants, calls, options or other rights to acquire from Parent or any of its Subsidiaries, or other obligations of Parent or any of its Subsidiaries to issue, any capital stock or other voting securities of, or other ownership interests in, or securities convertible into or exchangeable for capital stock or other voting securities of, or other ownership interests in, Parent, or (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights issued by or with the approval of Parent or any of its Subsidiaries that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or other ownership interests in, Parent (the items in clauses (i) through (iv) being referred to collectively as the “Parent Securities”). Parent owns all of the issued and outstanding capital stock of Merger Sub.

(b) All outstanding shares of capital stock of Parent have been, and all shares that may be issued pursuant to any equity compensation plan or arrangement will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights. No Subsidiary of Parent owns any shares of capital stock of Parent (other than any such shares owned by Subsidiaries of Parent that are Fiduciary Shares).

(c) There are no outstanding bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Parent may vote. There are no outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities. Neither Parent nor any of its Subsidiaries is a party to any agreement with respect to the voting of any Parent Securities.

Section 5.06. Subsidiaries. (a) Each Subsidiary of Parent is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all corporate or other organizational powers, as applicable, required to carry on its business as now conducted, except for those jurisdictions where failure to be so organized, validly existing and in good standing or to have such power has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Each such Subsidiary is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) As of the date hereof, all of the outstanding capital stock or other voting securities of, or ownership interests in, each Significant Subsidiary (as defined in Rule 1-02(a) of Regulation S-X) of Parent are owned by Parent, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or other ownership interests) (other than restrictions arising under applicable Securities Laws). As of the date hereof, there are no issued, reserved for issuance or outstanding (i) securities of Parent or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities of, or other ownership interests in, any Subsidiary of Parent, (ii) warrants, calls, options or other rights to acquire from Parent or any of its Subsidiaries, or other obligations of Parent or any of its Subsidiaries to issue, any capital stock or other voting securities of, or other ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities of, or other ownership interests in, any Subsidiary of Parent, or (iii) restricted shares, stock appreciation rights, performance shares or units, contingent value rights, “phantom” stock or similar securities or rights issued by or with the approval of Parent or any of its Subsidiaries that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or other ownership interests in, any Subsidiary of Parent (the items in clauses (i) through (iii) being referred to collectively as the “Parent Subsidiary Securities”), other than Parent Subsidiary Securities directly or indirectly owned by Parent or any of its wholly owned Subsidiaries. As of the date hereof, there are no outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Parent Subsidiary Securities or make any material investment in any other Person.

(c) The deposit accounts of each Parent Bank Subsidiary is insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by Applicable Law, all premiums and assessments required to be paid in connection therewith have been paid when due and no proceedings for the termination of such insurance are pending or threatened.

Section 5.07. Regulatory Reports, SEC Filings and the Sarbanes-Oxley Act. (a) Parent and each of its Subsidiaries have timely filed with or furnished all material Filings, together with any material amendments, required to be made with respect thereto, that they were required to file or furnish (as applicable) since January 1, 2017 with any Regulatory Agency, including any Filing required to be filed or furnished (as applicable) pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith.

(b) As of its filing date (and as of the date of any amendment), each Filing filed with or furnished to the SEC by Parent since January 1, 2017 and the Draft Parent 10-K (collectively, together with any exhibits and schedules thereto and other information incorporated therein, and as amended from time to time, the “Parent SEC Documents”) and filed prior to the date of this Agreement has complied, and each Parent SEC Document filed subsequent to the date of this Agreement (assuming, in the case of each of the Registration Statement and the Proxy Statement/Prospectus, that the representation and warranty set forth in Section 4.09 is true and correct) will comply, in all material respects with the applicable requirements of the NYSE, the Securities Act, the Securities Exchange Act and the Sarbanes-Oxley Act, as the case may be.

(c) As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseding filing), each Parent SEC Document filed prior to the date of this Agreement did not, and each Parent SEC Document filed subsequent to the date of this Agreement (assuming, in the case of each of the Registration Statement and the Proxy Statement/Prospectus, that the representation and warranty set forth in Section 4.09 is true and correct) will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(d) Each Parent SEC Document that is a registration statement, as amended or supplemented, as applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(e) Parent is, and since January 1, 2017 has been, in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of the NYSE.

(f) Parent and its Subsidiaries have established and maintained since January 1, 2017, and continue and maintain, controls and procedures (as defined in Rule 13a-15 under the Securities Exchange Act). Such disclosure controls and procedures are designed to ensure that all material information relating to Parent, including its consolidated Subsidiaries, is made known to Parent’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Securities Exchange Act are being prepared. Such disclosure controls and procedures are effective in timely alerting Parent’s principal executive officer and principal financial officer to material information required to be included in Parent’s periodic and current reports required under the Securities Exchange Act.

(g) Parent and its Subsidiaries have established and maintained since January 1, 2017, and continue and maintain, a system of internal controls. Such internal controls are sufficient to provide reasonable assurance regarding the reliability of Parent’s financial reporting and the preparation of Parent’s consolidated financial statements for external purposes in accordance with GAAP. Parent disclosed, based on its most recent evaluation of such internal controls prior to the date of this Agreement, to Parent’s auditors and the audit committee of the Board of Directors of Parent (x) all significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls.

(h) Since January 1, 2017, each of the principal executive officer and principal financial officer of Parent (or each former principal executive officer and principal financial officer of Parent, as applicable) has made all certifications required by Rule 13a-14 and 15d-14 under the Securities Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC and the NYSE, and the statements contained in any such certifications are true and complete.

Section 5.08. Financial Statements and Financial Matters. (a) The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent included or incorporated by reference in the Parent SEC Documents present fairly in all material respects, in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), the consolidated financial position of Parent and its Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal, recurring and immaterial year-end audit adjustments in the case of any unaudited interim financial statements). Such consolidated financial statements have been prepared from, and are in accordance with, the books and records of Parent and its Subsidiaries.

(b) From January 1, 2017 to the date of this Agreement, Parent has not received written notice from the SEC or any other Governmental Authority indicating that any of its accounting policies or practices are or may be the subject of any review, inquiry, investigation or challenge by the SEC or any other Governmental Authority.

Section 5.09. Disclosure Documents. The information relating to Parent and its Subsidiaries that is, or is to be, provided by Parent, any of its Subsidiaries or any of their respective Representatives for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement/Prospectus will not (i) in the case of the Registration Statement, at the time the Registration Statement or any amendment or supplement thereto is filed with the SEC, at the time it becomes effective under the Securities Act and at the time of the Company Stockholder Meeting, and (ii) in the case of the Proxy Statement/Prospectus, at the time the Proxy Statement/Prospectus or any amendment or supplement thereto is first mailed to the stockholders of the Company and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact required to be stated therein or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

Section 5.10. Absence of Certain Changes. (a) Since the Parent Balance Sheet Date, (i) the business of Parent and its Subsidiaries has been conducted in all material respects in the ordinary course of business consistent with past practice and (ii) there has not been any event, circumstance, development, change, occurrence or effect that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Since the Parent Balance Sheet Date through the date of this Agreement, there has not been any action taken by Parent or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time without the Company’s consent, would constitute a breach of Section 7.01.

Section 5.11. No Undisclosed Material Liabilities. There are no liabilities or obligations of Parent or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (i) liabilities or obligations disclosed and provided for in the Parent Balance Sheet or in the notes thereto, (ii) liabilities or obligations incurred in the ordinary course of business consistent with past practice since the Parent Balance Sheet Date, and (iii) other liabilities or obligations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. There are no off-balance sheet arrangements of any type pursuant to any off-balance sheet arrangement required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K that have not been so described in the Parent SEC Documents.

Section 5.12. Litigation. There is no Proceeding pending or, to the knowledge of Parent, threatened against or affecting Parent, any of its Subsidiaries, any present or former officers, directors or employees of Parent or any of its Subsidiaries in their respective capacities as such, or any of the respective properties of Parent or any of its Subsidiaries, before (or, in the case of threatened Proceedings, that would be before) any arbitrator or Governmental Authority, that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the Transactions. There is no Order outstanding or threatened against or affecting Parent, any of its Subsidiaries, any present or former officers, directors or employees of Parent or any of its Subsidiaries in their respective capacities as such, or any of the respective properties of any of Parent or any of its Subsidiaries, that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or that would, or would reasonably be expected to, prevent, enjoin, alter or materially delay any of the Transactions.

Section 5.13. Permits. (a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and each of its Subsidiaries hold all governmental Consents necessary for the operation of their respective businesses (the “Parent Permits”). Parent and each of its Subsidiaries are and since January 1, 2017, have been in compliance with the terms of Parent Permits, except for failures to comply that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. There is no Proceeding pending, or, to the knowledge of Parent, threatened that seeks, or, to the knowledge of Parent, any existing condition, situation or set of circumstances that would reasonably be expected to result in, the revocation, cancellation, termination, non-renewal or adverse modification of any Parent Permit except where such revocation, cancellation, termination, non-renewal or adverse modification has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Except as set forth on Section 5.13(b) of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries has any material business, conducts any material operations or engages in any material activities, in each case, outside of the U.S. and its territories.

Section 5.14. Compliance with Applicable Laws.

(a) Each of Parent and its Subsidiaries (i) except as would not be material to Parent and its Subsidiaries, taken as a whole, are, and have been have since January 1, 2017, in compliance with and not in default or violation of Applicable Laws, including but (to the extent applicable to Parent and its Subsidiaries) the BHC Act, HOLA, all Applicable Laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Foreign Corrupt Practices Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Investment Advisers Act, the Securities Act, the Securities Exchange Act, ERISA, any regulations promulgated by the CFPB, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, Title V of the Gramm-Leach-Bliley Act, and any other Applicable Law, policy or guideline relating to bank secrecy, discriminatory lending, financing or leasing practices, consumer protection, money laundering prevention, foreign assets control, U.S. sanctions laws and regulations, the Foreign Corrupt Practices Act of 1977 or any similar Applicable Law, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act and all Applicable Laws relating to the origination, sale and servicing of mortgage and consumer loans, (ii) are, and have been since January 1, 2017, conducting operations at all times in compliance Anti-Money Laundering Laws and (iii) have established and maintained, since January 1, 2017, a system of internal controls designed to provide compliance by Parent and its Subsidiaries with applicable financial recordkeeping and reporting requirements of the Anti-Money Laundering Laws, except where, in each case, the failure to so comply has not had and would not reasonably be expected to have, either individually or in the aggregate, a Parent Material Adverse Effect.

(b) Each of the Parent Bank Subsidiaries is in compliance in all material respects with the applicable provisions of the Community Reinvestment Act of 1977 and has had a rating of at least “satisfactory” or better since January 1, 2017.

(c) Parent meets the requirements set forth at 12 C.F.R. § 225.14(c) for expedited action and at § 225.82 to make an effective election to be a financial holding company, is not subject to any limitation on its authority under federal banking laws to engage in activities pursuant to Section 4(k) of the BHC Act, and is not aware of the existence of any facts or circumstances that would reasonably be expected to cause Parent to cease to meet such requirements or to become subject to any such limitation. Neither Parent nor any of its Subsidiaries engage, directly or indirectly (including through the Parent Bank Subsidiaries) in any activity, or beneficially own any shares of capital stock or other equity interests in any person, not permitted under the BHC Act and the Federal Reserve Board’s Regulation Y.

(d) Since January 1, 2017, neither Parent nor any of its Subsidiaries has engaged in, or is now engaged in, directly or indirectly, any dealings or transactions with any Person, or in any country or territory, that, at the time of the dealing or transaction, is or was the subject of Sanctions which would reasonably be expected to have a Parent Material Adverse Effect.

(e) Parent and its Subsidiaries (i) are, and since January 1, 2017 have been, in material compliance with all applicable Sanctions and export controls laws, (ii) have instituted, maintain and enforce policies and procedures designed to ensure material compliance with all applicable Sanctions and export controls laws. Since January 1, 2017, Parent and its Subsidiaries have not been penalized for or threatened to be charged with, or given notice of any violation of, or, to the knowledge of Parent, been under investigation with respect to, any Sanctions or export controls laws, and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving Parent or any of its Subsidiaries with respect to Sanctions or export controls laws is pending, except where such proceedings or investigations would not reasonably be expected to have, either individually or in the aggregate, a Parent Material Adverse Effect.

(f) Neither Parent nor any of its Subsidiaries is a party to any agreement or settlement with any Governmental Authority with respect to any actual or alleged violation of any Applicable Law, except for agreements and settlements that are not material to Parent and its Subsidiaries, taken as a whole.

(g) Subject to Section 11.06, except for normal examinations conducted by a Regulatory Agency in the ordinary course of business of Parent and its Subsidiaries, no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of Parent, investigation into the business or operations of Parent or any of its Subsidiaries since January 1, 2017, except where such proceedings or investigations would not reasonably be expected to have, either individually or in the aggregate, a Parent Material Adverse Effect.

(h) Subject to Section 11.06, there (i) is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of Parent or any of its Subsidiaries and (ii) has been no inquiries by any Regulatory Agency with respect to the business, operations, policies or procedures of Parent or any of its Subsidiaries since January 1, 2017, in each case, which would reasonably be expected to have, either individually or in the aggregate, a Parent Material Adverse Effect.

(i) Except as would not have a Parent Material Adverse Effect, subject to Section 11.06, neither Parent nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2017, a recipient of any supervisory letter from, or since January 1, 2017, has adopted any policies, procedures or board resolutions at the request or suggestion of, any Regulatory Agency or other Governmental Authority that currently restricts in any material respect or would reasonably be expected to restrict in any material respect the conduct of its business (each, whether or not set forth in the Parent Disclosure Schedule, a “Parent Regulatory Agreement”), nor have Parent nor any of its Subsidiaries been advised since January 1, 2017 or have knowledge, of any pending or threatened regulatory investigation or that any Regulatory Agency or other Governmental Agency is considering issuing, initiating, ordering or requesting any Parent Regulatory Agreement.

(j) Neither Parent nor any of its Subsidiaries is, nor since January 1, 2017, has been, required to be registered, licensed or qualified as a bank, trust company, commodity trading advisor, commodity pool operator, introducing broker, swap dealer, transfer agent, real estate broker, municipal advisor, insurance company or insurance broker, except in each case as would not reasonably be expected to be, individually or in the aggregate, material to Parent and its Subsidiaries, taken as a whole.

Section 5.15. RIA Compliance Matters. (a) Except as would not have a Parent Material Adverse Effect, each Parent RIA Subsidiary is and has been, (i) at all times required by Applicable Law, duly registered as an investment adviser under the Investment Advisers Act and under all applicable state statutes (if required to be so registered under Applicable Law), and (ii) since January 1, 2017, duly registered and licensed as an investment adviser under all other Applicable Laws or exempt therefrom. Except for the Parent RIA Subsidiaries, neither Parent nor any of its Subsidiaries is required to be registered under the Investment Advisers Act.

(b) Each Parent RIA Subsidiary has designated and approved an appropriate chief compliance officer in accordance with Rule 206(4)-7 under the Investment Advisers Act. Each Parent RIA Subsidiary has established in compliance with requirements of Applicable Law, and maintained in effect at all times required by Applicable Law since January 1, 2017, (i) written anti-money laundering policies and procedures that incorporate, among other things, a written customer identification program, (ii) a code of ethics and a written policy regarding insider trading and the protection of material non-public information, (iii) written cyber security and identity theft policies and procedures, (iv) written supervisory procedures and a supervisory control system, (v) written policies and procedures designed to protect non-public personal information about customers, clients and other third Parties, (vi) written recordkeeping policies and procedures and (vii) other policies required to be maintained by such Parent RIA Subsidiary under Applicable Law, including Rules 204A-1 and 206(4)-7 under the Investment Advisers Act, except, in each case under clauses (i) – (vii), as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c) With respect to each Parent RIA Subsidiary, except as would not reasonably be expected to be, individually or in the aggregate, material to such Parent RIA Subsidiary, (i) none of such Parent RIA Subsidiary, its control persons, its directors, officers, or employees (other than employees whose functions are solely clerical or ministerial), nor, to the knowledge of Parent, any of such Parent RIA Subsidiary’s other “associated persons” (as defined in the Investment Advisers Act) is (A) subject to ineligibility pursuant to Section 203 of the Investment Advisers Act to serve as a registered investment adviser or as an “associated person” of a registered investment adviser, (B) subject to disqualification pursuant to Rule 206(4)-3 under the Investment Advisers Act or (C) subject to disqualification under Rule 506(d) of Regulation D under the Securities Act, unless in the case of clause (A), (B) or (C), such Parent RIA Subsidiary or “associated person” has received effective exemptive relief from the SEC with respect to such ineligibility or disqualification, nor (ii) is there any Proceeding pending or, to the knowledge of Parent, threatened in writing by any Governmental Authority that would reasonably be expected to result in the ineligibility or disqualification of such Parent RIA Subsidiary, or any of its “associated persons” to serve in such capacities or that would provide a basis for such ineligibility or disqualification which would reasonably be expected to be, individually or in the aggregate, material to Parent.

(d) Each Parent RIA Subsidiary is, and since January 1, 2017, has been, in compliance with (A) the applicable provisions of the Investment Advisers Act and (B) all other Applicable Laws of the jurisdictions in which such Parent RIA Subsidiary acts as an investment adviser, except in each case under clauses (A) and (B) for such matters that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(e) Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, there are no unresolved issues with the SEC with respect to a Parent RIA Subsidiary.

(f) As of the date hereof, no Parent RIA Subsidiary is currently subject to, or has received any written notice of, an examination, inspection, investigation or inquiry by a Governmental Authority.

(g) The Parent RIA Subsidiary is not prohibited from charging fees to any Person pursuant to Rule 206(4)-5 under the Investment Advisers Act or any similar “pay-to-play” rule or requirement, except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.16. Client Agreements. (a) Each Parent Advisory Agreement includes all provisions required by and complies in all respects with the Investment Advisers Act, except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Each Parent RIA Subsidiary and each of its Affiliates has complied with all applicable obligations, requirements and conditions of each Parent Advisory Agreement, except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(a) No Parent RIA Subsidiary provides Investment Advisory Services to any Person other than the Parent Advisory Clients. Each Parent RIA Subsidiary provides Investment Advisory Services to Parent Advisory Clients solely pursuant to written Parent Advisory Agreements.

Section 5.17. Broker-Dealer Compliance Matters. (a) The Parent Broker-Dealer Subsidiaries are the only Subsidiaries of the Parent that are a Broker-Dealer. Since January 1, 2017, each Parent Broker-Dealer Subsidiary has been duly registered as a Broker-Dealer with the SEC and each state and other jurisdictions in which it is required to be so registered. Each Parent Broker-Dealer Subsidiary is, and since January 1, 2017 has been, a member in good standing of FINRA and each other Self-Regulatory Organization of which it is required to be a member. Each natural Person whose functions require him or her to be licensed as a representative or principal of, and registered with, each Parent Broker-Dealer Subsidiary is registered with FINRA and all applicable states and other jurisdictions, such registrations are not, and since January 1, 2017 have not been, suspended, revoked or rescinded and remain in full force and effect, and no such natural Person is registered with more than one Broker-Dealer in any jurisdiction where such multiple registrations would violate any Applicable Law.

(b) The current Form BD of each Parent Broker-Dealer Subsidiary is, and any Form BD of each Parent Broker-Dealer Subsidiary filed before the Closing Date will be at the time of filing, in compliance in all material respects with the applicable requirements of the Securities Exchange Act, the rules thereunder and the rules of any Self-Regulatory Organization, as applicable.

(c) The Regulatory Documents of each Parent Broker-Dealer Subsidiary have complied, and have been timely filed, in all material respects with and under Applicable Law and the rules and regulations of the SEC promulgated thereunder and any Self-Regulatory Organization rules applicable to such Regulatory Documents, as in effect at the time the Regulatory Documents were filed. Since January 1, 2017, no such Regulatory Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made.

(d) (i) No Parent Broker-Dealer Subsidiary, or any of its Affiliates, nor any Parent Broker-Dealer Subsidiary’s “associated persons” (as defined in the Securities Exchange Act) is (A) ineligible pursuant to Section 15(b) of the Securities Exchange Act to serve as a Broker-Dealer or as an “associated person” of a Broker-Dealer, (B) subject to a “statutory disqualification” as defined in Section 3(a)(39) of the Securities Exchange Act, (C) subject to any material disciplinary proceedings or Orders that would be required to be disclosed on Form BD or Forms U-4 or U-5 (and which disciplinary proceedings or Orders are not actually disclosed on such Person’s current Form BD or current Forms U-4 or U-5) to the extent that such Person or its associated persons is required to file such forms, or (D) subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of such Person as broker-dealer, municipal securities dealer, government securities broker or government securities dealer under Section 15, Section 15B or Section 15C of the Securities Exchange Act, and (ii) there is no Proceeding pending or, to the knowledge of Parent, threatened by any Governmental Authority that would reasonably be expected to result in any of the circumstances described in the foregoing clauses (i)(A), (i)(B), (i)(C) and (i)(D).

(e) No fact relating to each Parent Broker-Dealer Subsidiary or any “control affiliate” of each Parent Broker-Dealer Subsidiary, as defined in Form BD requires any response in the affirmative to any question in Item 11 of Form BD, except to the extent that such facts have been reflected on Form BD of such Parent Broker-Dealer Subsidiary, as applicable.

(f) The Brokerage Services performed by each Parent Broker-Dealer Subsidiary have been conducted in compliance with all material requirements of the Securities Exchange Act, the rules and regulations of the SEC, FINRA, and any applicable state securities regulatory authority or Self-Regulatory Organizations, as applicable. Each Parent Broker-Dealer Subsidiary has established, in compliance with requirements of Applicable Law, and maintained in effect at all times required by Applicable Law since January 1, 2017, written policies and procedures reasonably designed to achieve compliance with the Securities Exchange Act, the SEC rules thereunder, and the rules of each applicable Self-Regulatory Organization (“Parent BD Compliance Policies”), including those required by (i) applicable FINRA rules, including FINRA Rule 3110, 3120 and 3130, (ii) Rule 15c3-5 under the Securities Exchange Act, (iii) anti-money laundering laws, including a written customer identification program in compliance therewith, (iv) privacy laws including policies and procedures with respect to the protection of nonpublic personal information about customers, clients and other Third Parties and (v) identity theft laws, and approved such principals, managers and other supervisors as are required under the aforementioned laws, rules and regulations. All such Parent BD Compliance Policies comply in all material respects with Applicable Laws.

(g) Each Parent Broker-Dealer Subsidiary currently maintains, and since January 1, 2017 has maintained, “net capital” (as such term is defined in Rule 15c3-1(c)(2) under the Securities Exchange Act) equal to or in excess of the minimum “net capital” required to be maintained by such Parent Broker-Dealer Subsidiary, and in an amount sufficient to ensure that it is not required to file a notice under Rule 17a-11 under the Securities Exchange Act.

(h) No Governmental Authority has, since January 1, 2017, formally initiated any administrative proceeding or investigation into any Parent Broker-Dealer Subsidiary and no Parent Broker-Dealer Subsidiary has received a written “wells notice,” other written indication of the commencement of an enforcement action from the SEC, FINRA or any other Governmental Authority, or other notice alleging any material noncompliance with any Applicable Law governing the operations of Broker-Dealers. Parent has no knowledge of any unresolved material violation or material exception raised by any Governmental Authority with respect to any Parent Broker-Dealer Subsidiary. Since January 1, 2017, no Parent Broker-Dealer Subsidiary has settled any claim or proceeding of the SEC, FINRA or any other Governmental Authority. No Parent Broker-Dealer Subsidiary has had an order, decree or judgement entered against the Parent Broker-Dealer Subsidiary in connection with any Applicable Law governing the operation of Broker-Dealers. As of the date hereof, no Parent Broker-Dealer Subsidiary is currently subject to, and has not received any notice of, an examination, inspection, investigation or inquiry by a Governmental Authority, and no examination or inspection has been started or completed for which no examination report is available.

(i) To the extent applicable to such Parent Broker-Dealer Subsidiary’s business, each Parent Broker-Dealer Subsidiary has received written affirmative consent from each of its Brokerage Clients as required under Rule 15c3-3(j)(2)(ii), including notification of the general terms and conditions of the products available through the Cash Sweep Program and that the products available to Brokerage Clients under the Cash Sweep Program may change, and such Parent Broker-Dealer Subsidiary and its applicable Affiliates has conducted its Cash Sweep Program in accordance with Applicable Laws.

Section 5.18. FCM Compliance Matters. (a) The Parent FCM Subsidiary is the only Subsidiary of Parent that is an FCM. Since January 1, 2017, the Parent FCM Subsidiary has been (i) duly registered as an FCM under the CEA, and (ii) a member in good standing of the NFA and each other Self-Regulatory Organization of which it is required to be a member. Each natural Person whose functions require him or her to be licensed as an associated person of, and registered with, the Parent FCM Subsidiary is registered with the NFA and all applicable states and other jurisdictions, and such registrations are not, and since January 1, 2017 have not been, suspended, revoked or rescinded and remain in full force and effect, and no such natural Person is registered with more than one FCM in any jurisdiction where such multiple registrations would violate any Applicable Law. Each natural Person who is required to be listed as a principal of the Parent FCM Subsidiary has filed a current Form 8-R with the NFA, which is accurate in all material respects.

(b) The current Form 7-R of the Parent FCM Subsidiary is, and any Form 7-R of Parent or any Affiliate filed before the Closing Date will be at the time of filing, in compliance in all material respects with the applicable requirements of the CEA, the rules thereunder and the rules of any Self-Regulatory Organization, as applicable.

(c) The Regulatory Documents of the Parent FCM Subsidiary have complied, and have been timely filed, in all material respects with and under Applicable Law and the rules and regulations of the CFTC promulgated thereunder and any Self-Regulatory Organization rules applicable to such Regulatory Documents, as in effect at the time the Regulatory Documents were filed. Each such Regulatory Document filed with the CFTC or the NFA since January 1, 2017, as of its respective date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made.

(d) (i) None of the Parent FCM Subsidiary or any of its Affiliates, nor any of the Parent FCM Subsidiary’s “associated persons” (as defined in CFTC Rule 1.3) or “principals” (as defined in CFTC Rule 3.1) is (A) ineligible to serve as an FCM or as an “associated person” or “principal” of an FCM, (B) subject to a “statutory disqualification” under Section 8a(2) of the CEA, (C) subject to any material disciplinary proceedings or Orders that would be required to be disclosed on Form 7-R or Form 8-R (and which disciplinary proceedings or Orders are not actually disclosed on such Person’s current Form 7-R or current Form 8-R) to the extent that such Person or its associated persons or principals is required to file such forms, or (D) subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of such Person as an FCM or associated person or principal of an FCM under Section 8a(4) of the CEA, and (ii) there is no Proceeding pending or, to the knowledge of Parent, threatened by any Governmental Authority that would reasonably be expected to result in any of the circumstances described in the foregoing clauses (i)(A), (i)(B), (i)(C) and (i)(D).

(e) No fact relating to the Parent FCM Subsidiary or any “principal” of the Parent FCM Subsidiary, as defined in Form 8-R, requires any response in the affirmative to any question relating to “Criminal Disclosures” in the Parent FCM Subsidiary’s Form 7-R or in the principal’s Form 8-R, except to the extent that such facts have been reflected on such forms.

(f) The services performed by the Parent FCM Subsidiary have been conducted in compliance with all material requirements of the CEA, the rules and regulations of the CFTC, the NFA, and any applicable state regulatory authority or Self-Regulatory Organizations, as applicable. The Parent FCM Subsidiary has established, in compliance with requirements of Applicable Law, and maintained in effect at all times required by Applicable Law since January 1, 2017, written policies and procedures reasonably designed to achieve compliance with the CEA, the CFTC rules thereunder, and the rules of each applicable Self-Regulatory Organization (“Parent FCM Compliance Policies”), including those required by applicable NFA rules. All such Parent FCM Compliance Policies comply in all material respects with Applicable Laws.

(g) The Parent FCM Subsidiary currently maintains, and since January 1, 2017 has maintained, “adjusted net capital” (as such term is defined in CFTC Rule 1.17) equal to or in excess of the minimum “adjusted net capital” required to be maintained by the Parent FCM Subsidiary, and in an amount sufficient to ensure that it is not required to file a notice under CFTC Rule 1.12 or NFA Financial Requirements Section 2.

(h) No Governmental Authority has, since January 1, 2017, formally initiated any administrative proceeding or investigation into the Parent FCM Subsidiary and the Parent FCM Subsidiary has not received any written indication of the commencement of an enforcement action from the CFTC, the NFA or any other Governmental Authority, or other notice alleging any material noncompliance with any Applicable Law governing the operations of the Parent FCM Subsidiary. Parent has no knowledge of any unresolved material violation or material exception raised by any Governmental Authority with respect to the Parent FCM Subsidiary. Since January 1, 2017, the Parent FCM Subsidiary has not settled any claim or proceeding of the CFTC, the NFA or any other Governmental Authority. The Parent FCM Subsidiary has not had an order, decree or judgement entered against it in connection with any Applicable Law governing the operation of an FCM. As of the date hereof, the Parent FCM Subsidiary is not currently subject to, or has not received any notice of, an examination, inspection, investigation or inquiry by a Governmental Authority, and no examination or inspection has been started or completed for which no examination report is available.

Section 5.19. Material Contracts. Each “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Exchange Act but excluding any Parent Employee Plan) to which Parent or any of its Subsidiaries is a party or by which it is bound (each, a “Parent Material Contract”) is, subject to the Bankruptcy and Equity Exceptions, a valid and binding obligation of Parent or a Subsidiary of Parent (as the case may be) and, to the knowledge of Parent, each of the other parties thereto, and in full force and effect and enforceable in accordance with their respective terms against Parent or its Subsidiaries (as the case may be) and, to the knowledge of Parent, each of the other parties thereto (except for such Parent Material Contracts that are terminated after the date of this Agreement in accordance with their respective terms; provided that if such termination is at the option of Parent or any of its Subsidiaries, such termination must be in the ordinary course of business), except where the failure to be valid and binding obligations and in full force and effect and enforceable has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. To the knowledge of Parent, no Person is seeking to terminate or challenging the validity or enforceability of any Parent Material Contract, except such terminations or challenges which have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries, nor to the knowledge of Parent, any of the other parties thereto has violated any provision of, or committed or failed to perform any act which (with or without notice, lapse of time or both) would constitute a default under any provision of, and neither Parent nor any of its Subsidiaries has received written notice that it has violated or defaulted under, any Parent Material Contract, except for those violations and defaults (or potential defaults) which have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.20. Taxes. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect:

(a) All Tax Returns required by Applicable Law to be filed with any Taxing Authority by, or on behalf of, Parent or any of its Subsidiaries have been filed when due (giving effect to all extensions) in accordance with all Applicable Law, and all such Tax Returns are true and complete.

(b) Parent and each of its Subsidiaries has paid (or has had paid on its behalf), or has withheld and remitted to the appropriate Taxing Authority, all Taxes due and payable, or (i) where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an adequate accrual or (ii) where payment is being contested in good faith pursuant to appropriate procedures, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an adequate reserve, in each case for all Taxes through the end of the last period for which Parent and its Subsidiaries ordinarily record items on their respective books and records.

(c) (i) All federal income Tax Returns of the affiliated group of which Parent is the common parent through the Tax year ended December 31, 2012 have been examined and closed or are Tax Returns with respect to which the applicable period for assessment under Applicable Law, after giving effect to all extensions or waivers thereof, has expired, and (ii) except for Tax years 2013 to 2016 neither Parent nor any of its Subsidiaries (or any member of any affiliated, consolidated, combined or unitary group of which Parent or any of its Subsidiaries is or has been a member) has granted any extension or waiver of the limitation period applicable to the assessment or collection of any federal income Tax.

(d) There is no Proceeding (including any audit) pending or, to Parent’s knowledge, threatened in writing against or with respect to Parent or its Subsidiaries in respect of any Tax or Tax asset.

(e) There are no requests for rulings or determinations in respect of any Tax or Tax asset pending between Parent or any of its Subsidiaries and any Taxing Authority.

(f) During the two (2)-year period ending on the date of this Agreement, Parent was not a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

(g) There are no Liens for Taxes (other than Permitted Liens) upon any of the assets of Parent or any of its Subsidiaries.

(h) No claim has been made in writing by any Taxing Authority in a jurisdiction where Parent or any of Parent’s Subsidiaries does not file Tax Returns that Parent or any such Subsidiary is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction.

(i) Neither Parent nor any of its Subsidiaries (i) has been a member of an affiliated, consolidated, combined or unitary group other than one of which Parent or any of its Subsidiaries was the common parent, (ii) is party to any Tax Sharing Agreement (other than any such agreement solely between Parent and its Subsidiaries), or (iii) has any liability for the Taxes of any Person (other than Parent or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. law) or any Tax Sharing Agreement, or as a transferee or successor.

(j) Neither Parent nor any of its Subsidiaries has taken or agreed to take any action or has knowledge of any fact or circumstance that could reasonably be expected to prevent the Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations.

(k) All of the equity interests in Second Merger Sub will be owned by Parent, and Second Merger Sub will be since formation either (i) disregarded as an entity (within the meaning of Section 301.7701-3 of the Treasury Regulations) separate from Parent or (ii) treated as a corporation, in each case for United States federal income tax purposes.

Section 5.21. Employees and Employee Benefit Plans.

(a) Neither Parent nor any of its ERISA Affiliates (nor any predecessor of any such entity) sponsors, maintains, administers or contributes to (or has any obligation to contribute to), or in the past six years has, sponsored, maintained, administered or contributed to (or had any obligation to contribute to), any plan subject to Title IV of ERISA, including any multiemployer plan, as defined in Section 3(37) of ERISA.

(b) Each Parent Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS or has applied to the IRS for such a letter within the applicable remedial amendment period or such period has not expired and, to the knowledge of Parent, no circumstances exist that would reasonably be expected to result in any such letter being revoked or not being reissued or a penalty under the IRS Closing Agreement Program if discovered during an IRS audit or investigation. Each trust created under any such Parent Employee Plan is exempt from tax under Section 501(a) of the Code and has been so exempt since its creation.

(c) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, since January 1, 2017, each Parent Employee Plan has been maintained in compliance with its terms and all Applicable Law. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, no Proceeding (other than routine claims for benefits and including an audit) is pending against or involves or, to Parent’s knowledge, is threatened against or reasonably expected to involve, any Parent Employee Plan before any court or arbitrator or any Governmental Authority. To the knowledge of Parent, since January 1, 2017, no events have occurred with respect to any Parent Employee Plan that would reasonably be expected to result in the assessment of any excise taxes or penalties against Parent or any of its Subsidiaries, except for events that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(d) With respect to any Parent Employee Plan covered by Subtitle B, Part 4 of Title I of ERISA or Section 4975 of the Code, no non-exempt prohibited transaction has occurred that has caused or would reasonably be expected to cause Parent or any of its Subsidiaries to incur any material liability under ERISA or the Code.

(e) Each Parent Employee Plan that is an International Plan that covers Parent Service Providers located primarily in a jurisdiction where the Company operates (i) has been maintained in compliance with its terms and Applicable Law, (ii) if intended to qualify for special tax treatment, meets all the requirements for such treatment, and (iii) if required, to any extent, to be funded, book-reserved or secured by an insurance policy, is fully funded, book-reserved or secured by an insurance policy, as applicable, based on reasonable actuarial assumptions in accordance with applicable accounting principles, in each case, except as would not be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.22. Labor Matters.

(a) Except as would not be material to Parent and its Subsidiaries, taken as a whole, neither Parent nor any of its Subsidiaries is, or since January 1, 2017 has been, a party to or subject to, or is currently negotiating in connection with entering into, any Parent Collective Bargaining Agreement, and there have not been any, and to Parent’s knowledge there are no threatened, organizational campaigns, card solicitations, petition or other unionization activity seeking recognition of a collective bargaining unit relating to any current or former Parent Service Provider. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, there are no unfair labor practice complaints pending or, to Parent’s knowledge, threatened against the Parent or any of its Subsidiaries before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving any current or former Parent Service Provider with respect to Parent or its Subsidiaries. Except as would not be material to Parent and its Subsidiaries, taken as a whole, there is no labor strike, slowdown, stoppage, picketing, interruption of work or lockout pending or, to the Parent’s knowledge, threatened against or affecting Parent or any of its Subsidiaries.

(b) Since January 1, 2018, (i), no allegations of sexual harassment or other sexual misconduct have been made against any Parent Service Provider with the title of managing director or above and (ii) there are no Actions pending or, to Parent’s knowledge, threatened related to any allegations of sexual harassment or other sexual misconduct by any Parent Service Provider with the title of managing director or above. Since January 1, 2018, neither Parent nor any of its Subsidiaries have entered into any settlement agreements related to allegations of sexual harassment or other sexual misconduct by any Parent Service Provider with the title of managing director or above.

(c) Parent and each of its Subsidiaries is, and has been since January 1, 2017, in material compliance with WARN and has no liabilities or other obligations thereunder.

Section 5.23. Intellectual Property. (a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, none of the registrations (including patents and domain name registrations) and applications for registration for Parent’s Owned Intellectual Property (the “Parent Registered IP”) has lapsed, expired, been abandoned or been adjudged invalid or unenforceable, and, to the knowledge of Parent, all Parent Registered IP is valid, enforceable and subsisting.

(b) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) Parent and its Subsidiaries are the sole and exclusive owners of all of Parent’s Owned Intellectual Property and hold all of their right, title and interest in and to all of Parent’s Owned Intellectual Property free and clear of all Liens (other than non-exclusive licenses granted by Parent or one of its Subsidiaries in the ordinary course of business and Permitted Liens), (ii) immediately following the Closing, Parent and its Subsidiaries will own or have a valid and enforceable license to use any and all of the Intellectual Property necessary to, or used or held for use in, the conduct of the respective businesses of Parent and its Subsidiaries as currently conducted, and (iii) to the knowledge of Parent, there exist no material restrictions on the use of any of Parent’s Owned Intellectual Property.

(c) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, no current or former employee, contractor or consultant of Parent or any of its Subsidiaries owns any rights in or to any of Parent’s Owned Intellectual Property and, to the extent that any such Intellectual Property has been developed or created by any Third Party (including any current or former employee, contractor or consultant) for or on behalf of Parent or any of its Subsidiaries, Parent or one of its Subsidiaries, as applicable, has a written agreement with such Third Party with respect thereto, and thereby either (i) has obtained ownership of and is the exclusive owner of, or (ii) has obtained a valid right to exploit, sufficient for the conduct of the business of Parent and its Subsidiaries as currently conducted, such Intellectual Property.

(d) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) to the knowledge of Parent, since January 1, 2017, neither Parent nor any of its Subsidiaries nor the conduct of their respective businesses has infringed, misappropriated, diluted or otherwise violated any Intellectual Property rights of any Third Party, (ii) there is no Proceeding pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries (A) alleging that Parent or any of its Subsidiaries has infringed, misappropriated, diluted or otherwise violated any Intellectual Property rights of any Third Party or (B) based upon, or challenging or seeking to deny or restrict, the rights of Parent or any Subsidiary of Parent in any of Parent’s Owned Intellectual Property, and (iii) to the knowledge of Parent, no Third Party has infringed, misappropriated, diluted or otherwise violated any of Parent’s Owned Intellectual Property.

(e) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) Parent and its Subsidiaries have provided reasonable notice of its privacy and personal data collection and use policies on its websites and through other customer and public communications and Parent and its Subsidiaries have complied with such policies, contractual requirements and all Applicable Law relating to (A) the privacy of the users of Parent’s and its Subsidiaries’ respective products, services and websites and (B) the collection, use, processing, storage and disclosure of any personally-identifiable information (including personal health information and any and all “personal data” as that term is defined in European Union’s General Data Protection Regulation and any and all other information, the collection, use, processing, storage and disclosure of which is regulated by an Applicable Law in relation to data protection or data privacy) and other data or information collected, used, processed, stored or disclosed by Parent or any of its Subsidiaries (or, to the knowledge of the Parent, any Third Party that collects, uses, processes, stores or discloses such data or information on behalf of Parent or any of its Subsidiaries), (ii) there is no Proceeding pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries (or, to the knowledge of the Parent, against any Third Party working on behalf of Parent or any of its Subsidiaries) alleging any violation of such policies, contractual requirements or Applicable Law, (iii) none of this Agreement or the consummation of the Transactions will violate any such policy, contractual requirements or Applicable Law and (iv) Parent and its Subsidiaries (and any Third Party working on behalf of Parent and its Subsidiaries) have taken commercially reasonable steps consistent with normal industry practice to protect the types of information referred to in this Section 5.23(e) against loss and unauthorized access, use, modification, disclosure or other misuse, and, to the knowledge of Parent, there has been no unauthorized access, use, modification, disclosure or other misuse of such data or information.

(f) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) Parent’s IT Assets perform in a manner that permits Parent and its Subsidiaries to conduct their respective businesses as currently conducted, (ii) Parent and its Subsidiaries take commercially reasonable actions, consistent with current industry standards, to protect the confidentiality, integrity and security of Parent’s IT Assets (and all information and transactions stored or contained therein or transmitted thereby) against any unauthorized use, access, interruption, modification or corruption, including the implementation of commercially reasonable data backup, disaster avoidance and recovery procedures and business continuity procedures, and (iii) to the knowledge of the Parent, there has been no unauthorized use, access, interruption, modification or corruption of Parent’s IT Assets (or any information or transactions stored or contained therein or transmitted thereby).

Section 5.24. Properties. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) Parent and its Subsidiaries have good, valid and marketable fee simple title (or its jurisdictional equivalent) to, or valid leasehold interests in, as the case may be, each parcel of real property owned or used by Parent or any of its Subsidiaries, free and clear of all Liens, except for Permitted Liens, (ii) each Lease under which Parent or any of its Subsidiaries leases, subleases or licenses any real property is, subject to the Bankruptcy and Equity Exceptions, a valid and binding obligation of Parent or a Subsidiary of Parent (as the case may be) and, to the knowledge of Parent, each of the other parties thereto, and in full force and effect and enforceable in accordance with its terms against Parent or its Subsidiaries (as the case may be) and, to the knowledge of Parent, each of the other parties thereto (except for such Leases that are terminated after the date of this Agreement in accordance with their respective terms; provided that if such termination is at the option of Parent or any of its Subsidiaries such termination must be in the ordinary course of business), (iii) neither Parent nor any of its Subsidiaries, nor, to the knowledge of Parent, any of the other parties thereto has violated or committed or failed to perform any act which (with or without notice, lapse of time or both) would constitute a default under any provision of any Lease, and (iv) neither Parent nor any of its Subsidiaries has received written notice that it has breached, violated or defaulted under any Lease, nor has Parent or any of its Subsidiaries delivered notice to any other party to a Lease that such other party has breached, violated or defaulted under any Lease that remains uncured as of the date hereof. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, the real property owned or used by Parent or any of its Subsidiaries and any plants, buildings, structures and equipment thereon owned or leased by Parent and its Subsidiaries have no defects, are in good operating condition and repair and have been maintained consistent with standards generally followed in the industry (given due account to the age and length of use of same, ordinary wear and tear excepted), are adequate and suitable for their present use. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and its Subsidiaries are in possession of and have good title to, or valid leasehold interests in or valid rights under contract to use, the material machinery, equipment, furniture, fixtures and other tangible material personal property and assets used by Parent or any of its Subsidiaries.

Section 5.25. Environmental Matters. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect:

(a) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no Proceeding (including a review) is pending or, to the knowledge of Parent, threatened by any Governmental Authority or other Person relating to Parent or any of its Subsidiaries that relates to, or arises under, any Environmental Law, Environmental Permit or Hazardous Substance;

(b) Parent and its Subsidiaries are, and since January 1, 2017 have been, in compliance with all Environmental Laws and all Environmental Permits and hold all applicable Environmental Permits; and

(c) there are no liabilities or obligations of Parent or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law, Environmental Permit or Hazardous Substance and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in any such liability or obligation.

Section 5.26. Antitakeover Statutes. Parent has no “rights plan,” “rights agreement,” or “poison pill” in effect. Assuming the representations and warranties set forth in Section 4.30 are true and correct, no “control share acquisition,” “fair price,” “moratorium” or other antitakeover laws enacted under U.S. state or federal laws apply to this Agreement or any of the Transactions with respect to Parent and its Subsidiaries.

Section 5.27. Finders’ Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent or any of its Subsidiaries who might be entitled to any fee or commission from Parent or any of its Affiliates in connection with the Transactions.

Section 5.28. No Ownership of Company Common Stock. Neither Parent nor any Subsidiary of Parent beneficially owns, directly or indirectly, any shares of Company Common Stock or other securities convertible into, exchangeable for or exercisable for shares of Company Common Stock (other than any Fiduciary Shares) and neither Parent nor any of its Subsidiaries has any rights to acquire any shares of Parent Common Stock (other than any Fiduciary Shares). There are no voting trusts or other agreements or understandings to which Parent or any Subsidiary of Parent is a party with respect to the voting of the capital stock or other equity interest of the Company.

Section 5.29. No Other Parent Representations and Warranties. Except for the representations and warranties made by Parent in this Article 5 (as qualified by the applicable items disclosed in the Parent Disclosure Schedule in accordance with Section 11.05 and the introduction to this Article 5), neither Parent nor any other Person makes or has made any representation or warranty, expressed or implied, at law or in equity, with respect to or on behalf of Parent or its Subsidiaries, or the accuracy or completeness of any information regarding Parent or its Subsidiaries or any other matter furnished or provided to the Company or made available to the Company in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the Transactions. Parent and its Subsidiaries disclaim any other representations or warranties, whether made by Parent or any of its Subsidiaries or any of their respective Affiliates or Representatives. Parent acknowledges and agrees that, except for the representations and warranties made by the Company in Article 4 (as qualified by the applicable items disclosed in the Company Disclosure Schedule in accordance with Section 11.05 and the introduction to Article 4), neither the Company nor any other Person is making or has made any representations or warranty, expressed or implied, at law or in equity, with respect to or on behalf of the Company or its Subsidiaries, or the accuracy or completeness of any information regarding the Company or its Subsidiaries or any other matter furnished or provided to Parent or made available to Parent in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement, or the transactions contemplated hereby or thereby. Parent specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person, and acknowledges and agrees that the Company and its Affiliates have specifically disclaimed and do hereby specifically disclaim any such other representations and warranties. Notwithstanding the foregoing, this Section 5.29 shall not limit Parent’s, Merger Sub’s or the Company’s remedies in the case of fraud.

ARTICLE 6

Covenants of the Company

Section 6.01. Conduct of the Company. From the date of this Agreement until the earlier of the Effective Time and the valid termination of this Agreement, except (x) as required by Applicable Law, (y) as set forth in Section 6.01 of the Company Disclosure Schedule, or (z) as otherwise required or expressly permitted by this Agreement, unless Parent shall otherwise consent in writing (e-mail being sufficient) (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course of business consistent with past practice and use its commercially reasonable efforts to (A) preserve intact its business organization and relationships with customers, members, suppliers, lenders, licensors, licensees, Governmental Authorities with jurisdiction over the Company’s operations and other Third Parties having material business relationships with the Company and its Subsidiaries, (B) maintain in effect all material Company Permits and (C) maintain and preserve the goodwill associated with its business, affairs and properties, its reputation and its brand value; provided that neither the Company nor any of its Subsidiaries shall take any action to comply with the foregoing that would breach any of Section 6.01(a) through (r). Without limiting the generality of the foregoing, from the date of this Agreement until the earlier of the Effective Time and the valid termination of this Agreement, except (x) as required by Applicable Law, (y) as set forth in Section 6.01 of the Company Disclosure Schedule, or (z) as otherwise required or expressly permitted by this Agreement, without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed (other than with respect to Section 6.01(c) or Section 6.01(d)), the Company shall not, and shall cause each of its Subsidiaries not to:

(a) adopt or propose any change to its certificate of incorporation, bylaws or other organizational documents (whether by merger, consolidation or otherwise) (including the Company Organizational Documents);

(b) (i) merge or consolidate with any other Person, (ii) acquire (including by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or any assets, securities or property, other than (A) acquisitions of assets, securities or property in the ordinary course of business consistent with past practice in an amount not to exceed $25,000,000 in the aggregate for all such acquisitions, (B) acquisitions of securities under the Company’s investment portfolio consistent with the Company’s investment policy in effect as of the date hereof, (C) acquisitions of any interest in partnerships, joint ventures or similar entities in an amount not to exceed $25,000,000 in aggregate purchase price for all such interests and (D) transactions (1) solely among the Company and one or more of its wholly owned Subsidiaries or (2) solely among the Company’s wholly owned Subsidiaries, or (iii) adopt or publicly propose a plan of complete or partial liquidation, dissolution, recapitalization, restructuring or other reorganization, or resolutions providing for or authorizing such a liquidation, dissolution, recapitalization, restructuring or other reorganization;

(c) (i) split, combine or reclassify any Company Securities (whether by merger, consolidation or otherwise) (other than transactions (1) solely among the Company and one or more of its wholly owned Subsidiaries or (2) solely among the Company’s wholly owned Subsidiaries), (ii) amend any term or alter any rights of any of Company Securities (whether by merger, consolidation or otherwise), (iii) declare, set aside or pay or make any dividend or any other distribution (whether in cash, stock, property or any combination thereof) in respect of any Company Securities or Company Subsidiary Securities (other than dividends or distributions by a Subsidiary of the Company to the Company or a wholly owned Subsidiary of the Company) (in the case of this clause (iii), other than (A) in the case of the Company, (x) regular cash dividends in the ordinary course of business consistent with past practice (including with respect to record and payment dates) in an amount not to exceed $0.14 per share of Company Common Stock per quarter (appropriately adjusted to reflect any stock dividends, subdivisions, splits, combinations or other similar events relating to Company Common Stock) or (y) dividends required to be paid in accordance with the terms of the Company Series A Preferred Stock and the Company Series B Preferred stock, in each case, as in effect on the date of this Agreement or (B) dividends or distributions by a Subsidiary of the Company to the Company or a Subsidiary of the Company), or (iv) redeem, repurchase, cancel or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Company Securities or Company Subsidiary Securities, other than repurchases of shares of Company Common Stock in connection with the exercise of Company Stock Options or the vesting or settlement of Company RSU Awards (including any DERs credited thereon), Company PSU Awards (including any DERs credited thereon), Company Director Restricted Stock Awards and Company Director Deferred RSU Awards (including any DERs credited thereon), in each case in accordance with the terms the Company Stock Plans and of such Company Equity Awards;

(d) issue, deliver or sell, or authorize the issuance, delivery or sale of, any Company Securities or Company Subsidiary Securities, other than (i) the issuance of any shares of Company Common Stock upon the exercise of Company Stock Options, the vesting or settlement of shares of Company RSU Awards (including any DERs credited thereon), Company PSU Awards (including any DERs credited thereon), Company Director Restricted Stock Awards and Company Director Deferred RSU Awards (including any DERs credited thereon) in accordance with the terms of the Company Stock Plans and such Company Equity Awards, (ii) the grant of any Company Equity Award in accordance with Section 6.01(l) of the Company Disclosure Schedule, (iii) the issuance of any Company Subsidiary Securities to the Company or any wholly owned Subsidiary of the Company or (iv) the issuance of any shares of Company Common Stock necessary to comply with applicable regulatory capital requirements;

(e) authorize, make or incur any capital expenditures or obligations or liabilities in connection therewith, other than (i) as contemplated by the capital expenditure budget that has been made available to Parent prior to the date of this Agreement and is set forth on Section 6.01(e) of the Company Disclosure Schedule and (ii) any other capital expenditures not to exceed $2,500,000 in the aggregate;

(f) sell, lease, license, sublicenses, transfer or otherwise dispose of (by merger, consolidation, sale of stock or assets or otherwise), or fail to take any action necessary to maintain, enforce or protect, directly or indirectly, any Subsidiary or any division thereof or of the Company or any assets, securities, interests, businesses or property, other than (i) in the ordinary course of business consistent with past practice for fair market value in an amount not to exceed $25,000,000 in the aggregate, (ii) dispositions of securities under the Company’s investment portfolio consistent with the Company’s investment policy in effect as of the date hereof, or (iii) transactions (A) solely among the Company and one or more of its wholly owned Subsidiaries or (B) solely among the Company’s wholly owned Subsidiaries;

(g) sell, assign, license, sublicense, abandon, allow to lapse, transfer or otherwise dispose of (by merger, consolidation, sale of stock or assets or otherwise), create or incur any Lien (other than a Permitted Lien) on or otherwise fail to take any action necessary to maintain, enforce or protect, directly or indirectly, any of the Company’s material Owned Intellectual Property or Licensed Intellectual Property, other than in the ordinary course of business consistent with past practice (i) pursuant to non-exclusive licenses or (ii) for the purpose of disposing of obsolete or worthless assets;

(h) (i) make any loans or extensions of credit (except for loans under Regulation T, Regulation U and/or the Community Reinvestment Act of 1977) in excess of $10,000,000 in a single transaction or renewals of loans or extensions of credit in excess of $25,000,000, in each case (it being understood that Parent shall be required to respond to any request for a consent to make such loan or extension of credit in writing within two (2) business days after the loan package is delivered to Parent), or make any advances or capital contributions to, or investments in, any other Person, other than loans, advances or capital contributions (A) by the Company to one or more of its wholly owned Subsidiaries or (B) by any Subsidiary of the Company to the Company or any wholly owned Subsidiary of the Company, or (ii) other than in connection with ordinary course activities related to the operations of the Company Bank Subsidiary or the Company Broker-Dealer Subsidiary, incur, assume, suffer to exist or otherwise be liable with respect to, or guarantee or repurchase, or enter into any Contract with respect to (in each case, whether evidenced by a note or other instrument, pursuant to an issuance of debt securities, financing lease, sale-leaseback transaction or otherwise), any indebtedness for borrowed money, other than any issuances of subordinated debt necessary to comply with applicable regulatory capital requirements or additional borrowings under or refinancings or renewals (of an equivalent or lesser principal amount except any increase in the principal amount by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing or renewal) of the Company Debt on standard market terms available at such time (provided that no such renewals or refinancings shall include prepayment penalties);

(i) create or incur any Lien (except for a Permitted Lien) on any material asset other than Liens created or incurred under the Company Debt or Company Notes or similar Liens under any other permitted indebtedness under Section 6.01(h)(ii), and Liens on assets subject to capital leases entered into in the ordinary course of business;

(j) (i) enter into any Company Material Contract (including (x) by amendment of any Contract that is not a Company Material Contract such that such Contract becomes a Company Material Contract or (y) through acquisition of a subsidiary that is bound by a Company Material Contract) (in each case, other than in the ordinary course of business with respect to a Company Material Contract solely of a type described in Section 4.20(a)(i), Section 4.20(a)(iii), Section 4.20(a)(iv), Section 4.20(a)(v), Section 4.20(a)(vii) and, to the extent permitted under Section 6.01(b)(ii)(C), Section 4.20(ix)), (ii) terminate, renew, extend or amend in any material respect any Company Material Contract or waive any material right thereunder (other than in the ordinary course of business with respect to a Company Material Contract described in Section 4.20(a)(i) and not described in any other clause of Section 4.20(a)); provided, however that nothing in this Section 6.01(j) shall prevent or restrict the Company and its Subsidiaries from entering into, renewing, extending or amending any customer Contract (other than any such Contract described in any clause of Section 4.20(a) other than Section 4.20(a)(i)) with respect to the Company’s corporate services business;

(k) terminate, amend or modify any material Company Permit in a manner material and adverse to the Company and its Subsidiaries, taken as a whole;

(l) except as required by any Company Employee Plan as in effect as of the date hereof, (i) grant any change in control, retention, severance or termination pay to (or amend any existing arrangement with) any of their respective current or former Company Service Providers, (ii) except as in the ordinary course of business consistent with past practices, enter into any employment, offer letter, term sheet, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any of their respective current or former Company Service Providers, (iii) establish, adopt, amend or enter into any material Company Employee Plan, other than in connection with routine, immaterial or ministerial amendments to health and welfare plans that do not materially increase benefits or result in a material increase in administrative costs, or Company Collective Bargaining Agreement, (iv) grant any equity or equity-based awards to, or discretionarily accelerate the vesting or payment of any such awards held by, any current or former Company Service Provider, (v) increase the compensation, bonus or other benefits payable to any of their respective current or former Company Service Providers, (vi) hire any Key Employees or (vii) terminate (other than for cause) any Key Employees;

(m) make any material change in any method of accounting or accounting principles or practice, except for any such change required by reason of a change in GAAP or Regulation S-X under the Securities Exchange Act (“Regulation S-X”), as approved by its independent public accountants;

(n) enter into any material new line of business;

(o) (i) make or change any material Tax election; (ii) change any annual Tax accounting period; (iii) adopt or change any material method of Tax accounting; (iv) enter into any material closing agreement with respect to Taxes (other than a closing agreement described in clause (v) of this Section 6.01(o)); or (v) settle or surrender (including by entering into a closing agreement) any Tax claim, audit or assessment involving potential payments, or reductions in deferred tax assets, by the Company and its Subsidiaries in excess of $5,000,000;

(p) settle or compromise, or offer or propose to settle or compromise, any claim, action, suit, dispute, investigation, regulatory examination, arbitration, or other Proceeding, whether pending or threatened, (i) involving or against the Company or any of its Subsidiaries, other than in the ordinary course of business consistent with past practice (provided that any individual settlement or compromise or any series of related settlements or compromises involving payments by the Company and its Subsidiaries in excess of $5,000,000 individually or $15,000,000 in the aggregate (in each case, net of any amounts that may be paid under one or more existing insurance policies) or providing for any non-monetary relief shall be deemed not to be in the ordinary course of business), (ii) that relates to the Transactions or (iii) initiated by a stockholder of the Company;

(q) enter into or materially expand any business outside of the U.S. and its territories; or

(r) agree, resolve, authorize, commit or propose to do any of the foregoing.

Section 6.02. Access to Information; Confidentiality. (a) From the date of this Agreement to the earlier of the Effective Time or the termination of this Agreement, upon reasonable notice and subject to Applicable Law, (A) the Company shall, and shall cause each of its Subsidiaries to, afford to Parent and its Representatives, reasonable access, during normal business hours, to all of its offices, properties, books, contracts and records and (B) each party shall, and shall cause each of its respective Subsidiaries to, (i) make available to the other party and its respective Representatives all other information concerning such Person’s businesses, properties and personnel as such party may reasonably request (including in connection with the preparation of the Registration Statement) and (iii) and instruct its respective Representatives to reasonably cooperate with such party’s investigation; provided that, notwithstanding anything to the contrary, neither Parent nor any of its Representatives shall be required to provide the Company or any of its Representatives any projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period or otherwise provide financial information that is not prepared internally in the ordinary course of business. All information furnished pursuant to this Agreement shall be subject to the confidentiality agreement, dated as of January 10, 2020, between Parent and the Company (the “Confidentiality Agreement”). No information or knowledge obtained in any investigation pursuant to this Section 6.02 shall affect or be deemed to modify any representation or warranty made by the Company or Parent pursuant to this Agreement.

(b) Notwithstanding anything to the contrary in this Section 6.02, Section 8.01 or Section 8.02, neither party nor any of its respective Subsidiaries shall be required to provide access to its offices, properties, books, contracts, records or personnel if such access would unreasonably disrupt its operations, or provide access to or to disclose information where such access or disclosure could reasonably be expected to result in the loss the attorney-client privilege of such party or any of its Subsidiaries or contravene any Applicable Law or Contract entered into prior to the date of this Agreement; provided that each party shall, and shall cause its respective Subsidiaries to, use commercially reasonable efforts to make appropriate substitute disclosure arrangements under circumstances in which such restrictions apply; provided, however, that in no event shall either party have access to individual performance or evaluation records, medical histories or other similar information that in the reasonable opinion of the other party the disclosure of which would reasonably be expected to subject such party or any of its Subsidiaries to risk of liability. Each of Parent and the Company agrees that it will not, and will instruct its Representatives not to, use any information obtained pursuant to this Section 6.02 for any competitive or other purpose unrelated to the consummation of the Transactions.

(c) Each party shall instruct its external auditors to cooperate with the other party’s external auditors as soon as reasonably practicable to agree on the necessary processes and procedures that are required to be undertaken by each of them in relation to the preparation of the Registration Statement.

Section 6.03. No Solicitation by the Company. (a) From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, except as otherwise set forth in this Section 6.03, the Company shall not, and shall cause its Subsidiaries, and its and its Subsidiaries’ officers, directors and employees, investment bankers, attorneys, accountants, consultants and other agents, advisors and representatives (collectively, “Representatives”), not to, directly or indirectly, (i) solicit, initiate or take any action to knowingly facilitate or knowingly encourage the submission of any Company Acquisition Proposal, (ii) enter into or participate in any discussions or negotiations with, furnish any information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, otherwise knowingly cooperate in any way with, or knowingly assist, participate in, facilitate or knowingly encourage any effort by, any Third Party that the Company knows, or should reasonably be expected to know, is seeking to make, or has made, a Company Acquisition Proposal, (iii) (A) (x) fail to make, (y) withdraw or (z) qualify, amend or modify in any manner adverse to Parent, the Company Board Recommendation (it being understood that any failure to publicly and without qualification either (x) recommend against such Company Acquisition Proposal or (y) reaffirm the Company Board Recommendation, in each case, within ten (10) Business Days after a Company Acquisition Proposal is made public or any request by Parent to do so will be treated as a withdrawal of the Company Board Recommendation that is adverse to Parent for purposes hereof), (B) fail to make, or to include in the Proxy Statement/Prospectus, the Company Board Recommendation or (C) recommend, adopt or approve or publicly propose to recommend, adopt or approve any Company Acquisition Proposal (any of the foregoing in this clause (iii), a “Company Adverse Recommendation Change”), (iv) take any action to make any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar anti-takeover laws and regulations of the State of Delaware, including Section 203 of the Delaware Law, inapplicable to any Third Party or any Company Acquisition Proposal, or (v) fail to enforce, amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries (provided that if the Board of Directors of the Company determines in good faith that failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under Applicable Law, then (I) the Company may waive any such standstill or similar agreement to the extent necessary to permit the Person bound by such provision or agreement to make a Company Acquisition Proposal to the Board of Directors of the Company and (II) concurrently with such waiver by the Company, any standstill or similar provisions in the Confidentiality Agreement shall immediately and automatically cease to be of any force or effect). Any breach or willful breach of the restrictions on the Company set forth in this Section 6.03(a) by any Subsidiary of the Company or any of its or their respective Representatives shall be deemed to be a breach or willful breach (as applicable) of this Section 6.03(a) by the Company.

(b) Notwithstanding Section 6.03(a), if at any time prior to the receipt of the Company Stockholder Approval (the “Company Approval Time”) (and in no event after the Company Approval Time), the Board of Directors of the Company receives a bona fide written Company Acquisition Proposal made after the date hereof which has not resulted from a violation of this Section 6.03, the Board of Directors of the Company may, subject to compliance with this Section 6.03(b), Section 6.03(c) and Section 6.03(e), (i) engage in negotiations or discussions with any Third Party that, subject to the Company’s compliance with Section 6.03(a), has made after the date of this Agreement an unsolicited bona fide written Company Acquisition Proposal that the Board of Directors of the Company determines in good faith, after consultation with a financial advisor of nationally recognized reputation and outside legal counsel to the Company, constitutes or is reasonably likely to lead to a Company Superior Proposal, (ii) thereafter furnish to such Third Party and its Representatives and financing sources nonpublic information relating to the Company or any of its Subsidiaries pursuant to a confidentiality agreement with terms (including “standstill” or similar terms) no less favorable to the Company than those contained in the Confidentiality Agreement, a copy of which shall be provided, promptly after its execution, to Parent for informational purposes; provided that all such non-public information (to the extent that such information has not been previously provided or made available to Parent) is provided or made available to Parent, as the case may be, prior to or substantially concurrently with the time it is provided or made available to such Third Party, and (iii) following receipt of a Company Superior Proposal after the date of this Agreement, (A) make a Company Adverse Recommendation Change and/or (B) terminate this Agreement in accordance with Section 10.01(d)(ii) in order to cause the Company to enter into an Alternate Company Acquisition Agreement with respect to a Company Superior Proposal (a “Company Superior Proposal Termination”), but in each case referred to in the foregoing clauses (i) through (iii) only if the Board of Directors of the Company determines in good faith by majority vote, after consultation with the Company’s outside legal counsel and a financial advisor of nationally recognized reputation, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under Applicable Law. Nothing contained herein shall prevent the Board of Directors of the Company from (A) complying with Rule 14e-2(a) under the Securities Exchange Act with regard to a Company Acquisition Proposal, so long as any action taken or statement made to so comply is consistent with this Section 6.03 or (B) making any required disclosure to the stockholders of the Company if the Board of Directors of the Company determines in good faith, after consultation with its outside legal counsel, that failure to take such action would be reasonably likely to be inconsistent with Applicable Law; provided that any Company Adverse Recommendation Change involving or relating to a Company Acquisition Proposal and/or Company Superior Proposal Termination may only be made in accordance with the provisions of this Section 6.03(b), Section 6.03(c) and Section 6.03(e) and, even if permitted by this sentence, shall have the consequences set forth in this Agreement. For the avoidance of doubt, issuing a “stop, look and listen” disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the Securities Exchange Act shall not be a Company Adverse Recommendation Change.

(c) In addition to the requirements set forth in Section 6.03(b), the Board of Directors of the Company shall not take any of the actions referred to in clauses (i) through (iii) of Section 6.03(b), other than interacting with the Person who made such Company Acquisition Proposal and its Representatives solely to clarify the terms and conditions thereof, unless the Company shall have first delivered to Parent written notice advising Parent that the Company intends to take such action. In addition, the Company shall notify Parent promptly (but in no event later than twenty-four (24) hours) after receipt by the Company (or any of its Representatives) of (i) any Company Acquisition Proposal or (ii) any written request for information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any Third Party that, to the knowledge of the Company or any member of its Board of Directors, is considering making, is reasonably likely to make or has made, a Company Acquisition Proposal, which notice shall be provided in writing and shall identify the relevant Third Party and, to the extent known, the material terms and conditions of, any such Company Acquisition Proposal (including any material changes thereto). The Company shall keep Parent reasonably informed, on a reasonably current basis, of the status and details of any such Company Acquisition Proposal (including any changes thereto) and shall promptly (but in no event later than twenty-four (24) hours after receipt) provide to Parent copies of all material correspondence and written materials sent or provided to the Company or any of its Affiliates that describes any material terms or conditions of any Company Acquisition Proposal (as well as written summaries of any material oral communications addressing such matters).

(d) Notwithstanding anything in this Agreement to the contrary, at any time prior to the Company Approval Time (and in no event after the Company Approval Time), the Board of Directors of the Company may effect a Company Adverse Recommendation Change involving or relating to the occurrence of a Company Intervening Event if the Board of Directors of the Company determines in good faith, after consultation with the Company’s outside legal counsel and financial advisor, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under Applicable Law; provided that (i) the Company shall (A) promptly notify Parent in writing of its intention to take such action (which notice shall set forth in reasonable detail a description of the Company Intervening Event and the rationale for the Company Adverse Recommendation Change) and (B) negotiate in good faith with Parent (to the extent Parent wishes to so negotiate) for five (5) Business Days following such notice regarding revisions to the terms of this Agreement proposed by Parent, and (ii) the Board of Directors of the Company shall not effect any Company Adverse Recommendation Change involving or relating to a Company Intervening Event unless, after the five (5) Business Day period described in the foregoing clause (B), the Board of Directors of the Company determines in good faith by majority vote, after consultation with the Company’s outside legal counsel and financial advisor, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under Applicable Law.

(e) Without limiting or affecting Section 6.03(a), Section 6.03(b) or Section 6.03(c), the Board of Directors of the Company shall not make a Company Adverse Recommendation Change and/or effect a Company Superior Proposal Termination involving or relating to a Company Superior Proposal unless (i) the Company promptly notifies Parent, in writing at least four (4) Business Days before taking such action, that the Company intends to take such action, which notice attaches the most current version of any proposed agreement or a reasonably detailed summary of all material terms of such Company Superior Proposal and the identity of the Third Party making such Company Superior Proposal, (ii) if requested by Parent, during such four (4) Business Day period, the Company and its Representatives have discussed and negotiated in good faith with Parent regarding any proposal by Parent to amend the terms of this Agreement in response to such Company Superior Proposal and (iii) after such four (4) Business Day period, the Board of Directors of the Company, after discussions with the Company’s outside legal counsel and financial advisor, determines in good faith by majority vote, taking into account any proposal by Parent to amend the terms of this Agreement, that such Company Acquisition Proposal continues to constitute a Company Superior Proposal (it being understood and agreed that in the event of any amendment to the financial terms or other material terms of any such Company Superior Proposal, a new written notification from the Company consistent with that described in clause (i) of this Section 6.03(e) shall be required and a new notice period under clause (i) of this Section 6.03(e) shall commence, during which notice period the Company shall be required to comply with the requirements of this Section 6.03(e) anew, except that such new notice period shall be for two (2) Business Days (as opposed to four (4) Business Days)). After delivery of such written notice pursuant to the immediately preceding sentence until the termination of this Agreement in accordance with its terms, the Company shall promptly keep Parent informed of all material developments affecting the material terms of any such Company Superior Proposal (and the Company shall provide Parent with copies of any additional written materials received that relate to such Company Superior Proposal).

(f) For purposes of this Agreement, “Company Superior Proposal” means any bona fide, written, Company Acquisition Proposal (other than a Company Acquisition Proposal which has resulted from a violation of this Section 6.03) (with all references to “15%” in the definition of Company Acquisition Proposal being deemed to be references to “50%” and clauses (ii)(2), (iii)(2) and (iv)(B)(2) being disregarded) on terms that the Board of Directors of the Company determines in good faith by majority vote, after consultation with a financial advisor of nationally recognized reputation and the Company’s outside legal counsel, and taking into account all the terms and conditions of the Company Acquisition Proposal (including the identity of the Person making the Company Acquisition Proposal and the expected timing and likelihood of consummation, any governmental or other approval requirements (including divestitures and entry into other commitments and limitations), break-up fees, expense reimbursement provisions, conditions to consummation, availability of necessary financing and all other financial, regulatory, legal and other aspects of such Company Acquisition Proposal), would result in a transaction (i) that, if consummated, is more favorable to the Company’s stockholders from a financial point of view than the Transactions (taking into account any proposal by Parent to amend the terms of this Agreement proposed pursuant to Section 6.03(e)), (ii) that is reasonably capable of being completed on the terms proposed (taking into account the identity of the Person making the Company Acquisition Proposal, any approval requirements and all other financial, regulatory, legal and other aspects of such Company Acquisition Proposal) and (iii) for which financing, if a cash transaction (whether in whole or in part), is then fully committed and reasonably determined to be available by the Board of Directors of the Company.

(g) “Company Intervening Event” means any material event, circumstance, development, change, occurrence or effect occurring or arising after the date of this Agreement that (i) was not known or reasonably foreseeable, or the material consequences of which were not known or reasonably foreseeable, in each case to the Board of Directors of the Company as of or prior to the date of this Agreement, and (ii) does not relate to (A) the receipt, existence, or terms of a Company Acquisition Proposal, or (B) any event, development, or change in circumstances resulting from a breach of this Agreement by the Company or any action relating to any Company Condition Regulatory Approvals or Parent Condition Regulatory Approvals (including the status thereof) taken pursuant to or in compliance with Section 8.01; provided that, in any case, in no event shall any of the following events constitute a Company Intervening Event: (1) any decline, in and of itself, in the market price or trading volume of Parent Stock, any changes in credit ratings and any changes in any analysts’ recommendations or ratings with respect to Parent or any of its Subsidiaries (but not including, in each case, the underlying causes thereof); (2) any failure, in and of itself, by Parent or any of its Subsidiaries to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (but not including, in each case, the underlying causes thereof); and (3) compliance with or performance under this Agreement or the transactions contemplated by this Agreement.

(h) The Company shall, and shall cause its Affiliates and its and its Affiliates’ respective Representatives to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party conducted prior to the date of this Agreement with respect to any Company Acquisition Proposal and shall use its reasonable best efforts to cause any such Third Party (and its agents or advisors) in possession of confidential information about the Company that was furnished by or on behalf of the Company to such Persons to return or destroy all such information.

(i) Notwithstanding (i) any Company Adverse Recommendation Change, (ii) the making of any Company Acquisition Proposal or (iii) anything in this Agreement to the contrary, until termination of this Agreement (including a Company Superior Proposal Termination), (x) in no event may the Company or any of its Subsidiaries (A) enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar instrument constituting or relating to a Company Acquisition Proposal (an “Alternate Company Acquisition Agreement”) (other than a confidentiality agreement in accordance with Section 6.03(b) or an Alternative Company Acquisition Agreement with respect to a Company Superior Proposal pursuant to Section 6.03(b)), (B) except as required by Applicable Law, make, facilitate or provide information in connection with any SEC or other Filings in connection with the transactions contemplated by any Company Acquisition Proposal or (C) seek any Consents in connection with the transactions contemplated by any Company Acquisition Proposal and (y) the Company shall otherwise remain subject to all of its obligations under this Agreement, including, for the avoidance of doubt, the obligation to hold the Company Stockholder Meeting; provided that, for the avoidance of doubt, the Company may effect a Company Superior Proposal Termination pursuant to the terms of Section 6.03(b), upon which it shall have no obligation to hold the Company Stockholder Meeting.

Section 6.04. Transition. (a) In order to facilitate the integration and the operations of the Company and Parent and their respective Subsidiaries and to permit the coordination of their related operations on a timely basis after the Effective Time, and in an effort to accelerate to the earliest time possible after the Effective Time the realization of synergies, operating efficiencies and other benefits expected to be realized as a result of the Merger, upon Parent’s request, the parties shall establish a transition planning team of at least six members (the “Transition Team”) comprised of an equal number of representatives of Parent and the Company, which shall be responsible for facilitating a transition and integration planning process to ensure the successful combination of the operations of Parent and the Company. Upon Parent’s request, subject to Applicable Law, the Transition Team shall be responsible for developing and implementing a detailed action plan for the combination of the businesses from and after the Effective Time and shall (i) confer on a regular and continued basis regarding the status of the transition and integration planning process, (ii) communicate and consult with its members with respect to the manner in which the respective businesses will be conducted from and after the Effective Time and (iii) coordinate human resources integration.

(b) Between the date of this Agreement and the Closing Date, (i) (A) Parent may implement retention and/or incentive programs for certain employees of Parent and of Company (which programs, for the avoidance of doubt, may be implemented in Parent’s sole discretion), under which programs employees of the Company will be considered for participation based on substantially the same factors and in substantially the same manner as similarly situated employees of Parent and (B) at the reasonable request of Parent, the Company shall cooperate in good faith with Parent to establish and implement Company-sponsored employee retention and transition incentive programs designed to encourage the retention and performance of employees and groups of employees of the Company and its Subsidiaries who are mutually identified by the Company and Parent, and (ii) the Company shall, and shall cause its Subsidiaries to, coordinate with Parent with respect to the formulation and dissemination of internal and external communications and announcements relating to the impact on employees of the Company and its Subsidiaries of the Merger and the integration of the operations of the Company with those of Parent. Notwithstanding anything to the contrary in this Agreement, the adoption of a retention and transition incentive program described above in this Section 6.04(b) pursuant to the mutual written agreement of the Company and Parent, and the obligations and liabilities relating to such agreed program, shall be disregarded for purposes of determining the completeness, truthfulness and accuracy of the representations of the Company set forth in Article 4 and for purposes of determining the Company’s compliance with its covenants under Section 6.01.

Section 6.05. Indenture. The Company shall timely provide or cause to be provided, in accordance with the provisions of the Company’s indenture, dated August 27, 2017, as supplemented by the supplemental indentures relating thereto (the “Indenture”) relating to the Company’s 2.95% Senior Notes due August 2022, 3.80% Senior Notes due August 2027 and 4.50% Senior Notes due June 2028 (the “Company Notes”), to the trustee under the Indenture, any notices, announcements, certificates or legal opinions required by the Indenture to be provided in connection with the Merger prior to the Effective Time. In the event Parent requests that any of the Company Notes be amended, redeemed or satisfied and discharged prior to or at the Effective Time, Parent shall make available to the Company prior to or at the Effective Time, as applicable, all funds necessary to satisfy any obligations of the Company to the holders of the Company Notes that may arise including (i) any funds necessary to repurchase, redeem or otherwise acquire any of the Company Notes and (ii) principal, interest and any applicable premiums or consent payments in connection with the repurchase, redemption or acquisition of the Company Notes. Parent shall, promptly upon written request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs, fees and expenses (including attorneys’ fees and expenses) to the extent such costs, fees and expenses are incurred by the Company, its Subsidiaries or their respective Representatives in connection with the Company complying with its obligations under this Section 6.05. Parent and its counsel shall be given a reasonable opportunity to review and comment on any notice, announcement, certificate or legal opinion referred to in this Section 6.05, in each case, before such document is provided to the trustee under the Indenture, and such documents shall be reasonably acceptable to Parent. The Company shall not redeem the Company Notes without the prior written consent of Parent.

Section 6.06. Advisory Client Consents.

(a) Negative Consents; Affirmative Consents. The Company RIA Subsidiary shall use its reasonable best efforts to obtain, in accordance with Applicable Law and the applicable Advisory Agreement, the consent of each Advisory Client to the deemed assignment of its Advisory Agreement as a result of the Transactions prior to Closing. Without limiting the generality of the foregoing, the Company RIA Subsidiary shall send, within 60 days of the date hereof, notices complying with all Applicable Laws and applicable Advisory Agreements to each Person that is an Advisory Client as of the date hereof (i) informing such Advisory Client of the Transactions, (ii) informing such Advisory Client that such Company RIA Subsidiary intends to continue to provide Investment Advisory Services to such Advisory Client after Closing and requesting such Advisory Client’s consent thereto and (iii) requesting the requisite consent of such Advisory Client to the Transactions. Notwithstanding the foregoing, in the event that the affirmative written consent of any Advisory Client is required under Applicable Law or Advisory Agreement in connection with the Transactions (including the deemed assignment of the Advisory Client’s Advisory Agreement), then the Company RIA Subsidiary, with the cooperation of Parent, shall use reasonable best efforts to obtain such affirmative written consent prior to Closing. Parent shall have a reasonable opportunity to review and comment on all materials used to seek Advisory Client consents, or disclose the Transactions to New Clients, for purposes of this Section 6.06(a) prior to distribution. The Company agrees to cause the Company RIA Subsidiary to cooperate with and support the Company’s efforts under this Section 6.06(a).

(b) Cooperation. Parent shall (i) reasonably cooperate with and assist the Company and the Company RIA Subsidiary in connection with obtaining the approvals and consents sought pursuant to this Section 6.06 and (ii) promptly provide to the Company RIA Subsidiary in writing all information concerning Parent and its Affiliates as is required under Applicable Law, reasonably required or otherwise reasonably requested in order for such Company RIA Subsidiary to seek to obtain the approvals and consents to be sought pursuant to this Section 6.06. Each party shall cause all information relating to such party and its Affiliates supplied by it for inclusion in such requests for approvals and consents, at the time of the mailing or delivery of such requests for approvals and consents or supplemental communications related thereto, to not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE 7

Covenants of Parent

Section 7.01. Conduct of Parent. From the date of this Agreement until the earlier of the Effective Time and the valid termination of this Agreement, except (x) as required by Applicable Law, (y) as set forth in Section 7.01 of the Parent Disclosure Schedule, or (z) as otherwise required or expressly permitted by this Agreement, unless the Company shall otherwise consent in writing (e-mail being sufficient) (which consent shall not be unreasonably withheld, conditioned or delayed), Parent shall not, and shall cause each of its Subsidiaries not to:

(a) adopt or propose any change to the Parent Organizational Documents (whether by merger, consolidation or otherwise) in a manner that would be materially adverse to the Company’s stockholders;

(b) (i) merge or consolidate with any other Person or (ii) acquire (including by merger, consolidation, acquisition of stock or assets or entry into joint venture) any interest in any corporation, partnership, other business organization or any division thereof or any assets, securities or property (except in the ordinary course of business), in each case in this clause (b) that, individually or in the aggregate, would, or would reasonably be expected to, prevent, enjoin or delay beyond the End Date the receipt of the Parent Condition Regulatory Approvals;

(c) adopt or propose a plan of complete or partial merger, liquidation, consolidation, recapitalization, restructuring or other reorganization or dissolution with respect to Parent or Merger Sub, or resolutions providing for or authorizing such a merger, liquidation, consolidation, recapitalization, restructuring or other reorganization or dissolution with respect to Parent or Merger Sub;

(d) declare, set aside or pay or make any dividend or make any other distribution (whether in cash, stock, property or any combination thereof) in respect of Parent Common Stock or any shares of any Subsidiary of Parent’s capital stock or other securities, other than (A) in the case of Parent, (x) regular cash dividends in the ordinary course of business consistent with past practice (including with respect to record and payment dates) or (y) subject to Section 2.06, stock dividends or (B) dividends or distributions by a Subsidiary of Parent to Parent or a Subsidiary of Parent;

(e) agree, resolve, authorize, commit or propose to do any of the foregoing.

Section 7.02. Obligations of Merger Sub. Until the Effective Time, Parent shall at all times be the direct owner of all of the outstanding shares of capital stock of Merger Sub. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. Promptly following the execution of this Agreement, Parent shall cause the sole stockholder of Merger Sub to execute and deliver a written consent adopting this Agreement in accordance with the Delaware Law and provide a copy of such written consent to the Company, and thereafter neither Parent nor any of its Subsidiaries shall amend, modify or withdraw such consent.

Section 7.03. Director and Officer Liability. (a) For a period of six (6) years after the Effective Time, the Surviving Corporation and Parent shall (with respect to Parent, only to the extent that the Surviving Company is permitted to do so under Applicable Law), jointly and severally, indemnify and hold harmless and shall advance expenses as incurred, in each case to the extent (subject to Applicable Law) such Persons are indemnified as of the date of this Agreement by the Company pursuant to the Company Organizational Documents, the governing or organizational documents of any Subsidiary of the Company and any indemnification agreements in existence as of the date hereof, each present and former director and officer of the Company and its Subsidiaries (in each case, when acting in such capacity) (collectively, the “Company Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, damages or liabilities incurred in connection with any threatened or actual Proceeding, whether civil, criminal, administrative or investigative, whether arising before or after the Effective Time, arising out of the fact that such person is or was a director, officer or employee of the Company or any of its Subsidiaries and pertaining to matters existing or occurring at or prior to the Effective Time, including the Transactions; provided, that in the case of advancement of expenses, any Company Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Company Indemnified Party is not entitled to indemnification; provided, further, that such indemnification shall be subject to any limitation imposed from time to time under Applicable Law.

(b) For a period of six (6) years after the Effective Time, Parent shall cause to be maintained in effect policies of directors’ and officers’ liability insurance with terms, conditions, retentions and limits of liability that are at least as favorable to the Company Indemnified Parties as such policies maintained by the Company as of the date hereof with respect to claims arising from facts or events which occurred at or before the Effective Time; provided, however, that the Surviving Corporation shall not be obligated to expend, on an aggregate basis, an amount in excess of 300% of the current annual premium paid as of the date hereof by the Company for such insurance (the “Premium Cap”), and if such premiums for such insurance would at any time exceed the Premium Cap or such coverage is not otherwise available, then Parent shall cause to be maintained policies of insurance which, in Parent’s good faith determination, provide the maximum coverage available at an aggregate premium equal to the Premium Cap. In lieu of the obligations set forth in the foregoing sentence, Parent or the Company may obtain at or prior to the Effective Time a six (6)-year “tail” policy under the Company’s existing directors’ and officers’ insurance policy providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed the Premium Cap.

(c) The provisions of this Section 7.03 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Company Indemnified Party and his or her heirs and representatives. If Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving entity of such consolidation or merger, or (ii) transfers all or substantially all of its assets to any other person, then in each such case, Parent will cause, to the extent necessary, proper provision to be made so that the successors and assigns of Parent or the Surviving Corporation, as applicable, will assume the obligations set forth in this Section 7.03.

Section 7.04. Employee Matters. (a) Section 7.04(a) of the Parent Disclosure Schedules sets forth the compensation and benefits that will be provided for a specified period of time following the Closing by the Surviving Corporation to the individuals who are employed by the Company and its Subsidiaries immediately prior to the Effective Time to the extent they continue as employees of the Surviving Corporation, Parent or any of Parent’s Subsidiaries (including Subsidiaries of the Surviving Corporation) during all or a portion of the period beginning on the Closing Date through December 31, 2021 (the “Affected Employees”).

(b) In the event any Affected Employee first becomes eligible to participate under any Parent Employee Plan following the Effective Time, Parent shall, or shall cause its Subsidiaries to: (i) waive, or cause to be waived, any preexisting conditions, exclusions, limitations and waiting periods with respect to participation and coverage requirements applicable to such Affected Employee under any Parent Employee Plan providing medical, dental or vision benefits to the same extent such limitation would have been waived or satisfied under the applicable Company Employee Plan such Affected Employee participated in immediately prior to coverage under such Parent Employee Plan and (ii) provide such Affected Employee with credit for any copayments and deductibles paid under a Company Employee Plan during the calendar year in which the Closing Date occurs for purposes of satisfying such year’s co-payment and deductible limitations under the relevant Parent Employee Plan in which such Affected Employee is eligible to participate from and after the Closing Date, to the same extent such credit was given under the Company Employee Plan such Affected Employee participated in immediately prior to coverage under such Parent Employee Plan in satisfying any applicable deductible or out-of-pocket requirements under such Parent Employee Plan.

(c) As of the Effective Time, Parent shall, or shall cause its Subsidiaries to, recognize all service of each Affected Employee prior to the Effective Time with the Company and its Subsidiaries (including any respective predecessors to the extent the Company has provided Parent with all reasonably necessary records documenting such service with such predecessors) for all purposes, except for equity compensation vesting purposes, under any benefit plan or arrangement of Parent, the Surviving Corporation or any of their respective Subsidiaries providing benefits to such Affected Employee after the Effective Time to the same extent such service credit was granted under any benefit plan or arrangement of the Company or any of its Subsidiaries. In no event shall anything contained in this Section 7.04(c) result in any duplication of benefits for the same period of service.

(d) Effective as of immediately prior to the Effective Time, unless otherwise directed in writing by Parent at least five Business Days prior to the Effective Time, the Company shall terminate the Company 401(k) Plan. In connection with the termination of such plan, Parent shall permit each Affected Employee to make rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code, including all participant loans) in cash or notes (in the case of participant loans) in an amount equal to the eligible rollover distribution portion of the account balance distributed to each such Affected Employee from such plan to an “eligible retirement plan” (within the meaning of Section 401(a)(31) of the Code) of Parent or any of its Subsidiaries (a “Parent Qualified Plan”). If the Company 401(k) Plan is terminated as described herein, the Affected Employees shall be eligible immediately upon the Closing Date to commence participation in a Parent Qualified Plan.

(e) Prior to the Effective Time, the Board of Directors of the Company or the appropriate committee thereof shall take all actions reasonably necessary, including adopting any resolutions or amendments and providing any notices to participants, (which resolutions, amendments and notices, if applicable, shall be reasonably satisfactory to Parent) with respect to the Company’s 2018 Employee Stock Purchase Plan (the “ESPP”) to: (i) cause the Offering Period (as defined in the ESPP) ongoing as of the date of this Agreement to be the final Offering Period under the ESPP and the options under the ESPP to be exercised on the earlier of (x) the scheduled purchase date for such Offering Period and (y) the date that is five Business Days prior to the Closing Date (with any participant payroll deductions not applied to the purchase of shares of Company Common Stock promptly returned to the participant), (ii) prohibit any individual who is not participating in the ESPP as of the date of this Agreement from commencing participation in the ESPP following the date of this Agreement, (iii) prohibit participants in the ESPP from increasing their payroll deductions from those in effect as of the date of this Agreement and (iv) terminate the ESPP effective immediately at the end of 6-month period from the date of this Agreement.

(f) Without limiting the generality of Section 11.07, nothing contained in this Section 7.04 or elsewhere in this Agreement, express or implied (i) shall cause either Parent or any of its Affiliates to be obligated to continue to employ any Person, including any Affected Employees, for any period of time following the Effective Time, (ii) shall prevent Parent or its Affiliates from revising, amending or terminating any Company Employee Plan or any other employee benefit plan, program or policy in effect from time to time, (iii) shall be construed as an amendment of any Company Employee Plan or Parent Employee Plan, or (iv) shall create any third-party beneficiary rights in any director, officer, employee or individual Person, including any present or former employee, officer, director or individual independent contractor of the Company or any of its Subsidiaries (including any beneficiary or dependent of such individual).

ARTICLE 8

Covenants of Parent and the Company

The parties hereto agree that:

Section 8.01. Reasonable Best Efforts. (a) Subject to the terms and conditions of this Agreement, each of the Company and Parent shall use reasonable best efforts (except where a different efforts standard is specifically contemplated by this Agreement, in which case, such different standard shall apply) to take, or cause to be taken, all actions and to do, or cause to be done, and assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions (including (i) preparing and filing, as promptly as practicable, with any Governmental Authority or other Third Party all documentation to effect all necessary Filings (including Filings pursuant to the HSR Act, which such Filings pursuant to the HSR Act shall be made within fifteen (15) Business Days after the date of this Agreement) (and, absent the prior written consent of the other party, not withdrawing any such Filings) and resubmitting any such Filings as soon as is reasonably practicable in the event such filings are rejected for any reason whatsoever by the relevant Governmental Authority and (ii) using reasonable best efforts (except where a different efforts standard is specifically contemplated by this Agreement, in which case, such different standard shall apply) to obtain, as promptly as practicable, all Consents required to be obtained from any Governmental Authority or other Third Party that are necessary, proper or advisable to consummate the Transactions). To the extent permitted by Applicable Law, the Company and Parent shall deliver as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested by any Governmental Authority in connection with the Transactions. Without limiting the foregoing, none of the Company or Parent or their respective Affiliates shall extend any waiting period or comparable period under the HSR Act or other Antitrust Laws or enter into any agreement with any Governmental Authority not to consummate the Transactions, except with the prior written consent of the other party (which shall not be unreasonably withheld, conditioned or delayed).

(b) Each of the Company and Parent shall, to the extent permitted by Applicable Law (i) promptly notify the other party of any written communication made or received by the Company or Parent, as applicable, with any Governmental Authority relating to Antitrust Law (or any other Filings made pursuant to this Section 8.01) and regarding this Agreement, the Merger or any of the other Transactions, and, if permitted by Applicable Law and reasonably practical, permit the other party to review in advance any proposed written communication to any such Governmental Authority and incorporate such other party’s (and any of their respective outside counsel’s) reasonable comments to such proposed written communication, (ii) not agree to participate in any in-person meeting or substantive discussion with any Governmental Authority in respect of any Filing, investigation or inquiry relating to Antitrust Law (or any other Filings made pursuant to this Section 8.01) and regarding this Agreement or any of the Transactions unless, to the extent reasonably practicable, it consults with such other party in advance and, to the extent permitted by such Governmental Authority, gives such other party the opportunity to attend or participate, as applicable, and (iii) promptly furnish the other party with copies of all correspondence, filings and written communications between it and its Affiliates and Representatives, on the one hand, and such Governmental Authority or its respective staff, on the other hand, with respect to this Agreement and the Transactions. Any materials exchanged in connection with this Section 8.01 may be redacted or withheld as necessary to address reasonable privilege or confidentiality concerns, and to remove references concerning the valuation of the Company or other competitively sensitive material; provided, that the parties may, as they deem advisable and necessary, designate any materials provided to the other under this Section 8.01 as “outside counsel only.”

(c) Notwithstanding anything to the contrary set forth in this Agreement, and in furtherance and not in limitation of the foregoing, Parent shall, and shall cause its Subsidiaries to, use reasonable best efforts to resolve, avoid, or eliminate impediments or objections, if any, that may be asserted by any Governmental Authority with respect to the Transactions so as to enable the Merger to occur prior to the End Date; provided that nothing in this Section 8.01 or anything else in this Agreement shall require Parent, any of its Affiliates or any of its Subsidiaries to (and neither the Company nor any of its Subsidiaries shall, or shall offer or agree to, do any of the following without Parent’s prior written consent): (i) propose, negotiate, commit to or effect, by consent decree, hold separate orders or otherwise, the sale, divesture, disposition, or license of any assets, properties, products, rights, services or businesses of Parent, Parent’s Subsidiaries, Parent’s Affiliates, or the Company or any of its Subsidiaries, or any interest therein, or agree to any other structural or conduct remedy, (ii) otherwise take or commit to take any actions that would limit Parent’s, Parent’s Subsidiaries, Parent’s Affiliates, or the Company’s or its Subsidiaries’ freedom of action with respect to, or its or their ability to retain any assets, properties, products, rights, services or businesses of Parent, Parent’s Subsidiaries, Parent’s Affiliates, or the Company or any of its Subsidiaries, or any interest or interests therein; or (iii) agree to do any of the foregoing, in each case of the foregoing clauses (i), (ii) and (iii), except with respect to the wealth management businesses of Parent, the Company and their respective Subsidiaries and only if such action (A) does not relate to any share plan administration or corporate services business (including Parent’s “Shareworks by Morgan Stanley” business) and (B) would not otherwise reasonably be expected to materially and adversely affect the combined wealth management businesses of Parent and its Subsidiaries (including the Surviving Company), taken as a whole (after giving effect to the Merger) (any of the actions described in this proviso, a “Burdensome Condition”). Notwithstanding the foregoing, at the written request of Parent, the Company shall, and shall cause its Subsidiaries to, agree to take any action that would constitute a Burdensome Condition so long as such action is conditioned upon the occurrence of the Closing.

(d) In the event any Proceeding by any Governmental Authority or other Third Party is commenced which questions the validity or legality of, or otherwise challenges, the Transactions, or seeks damages in connection therewith, Parent and the Company shall, subject to the provisions set forth in this Section 8.01(d), reasonably cooperate and use reasonable best efforts to defend against such Proceeding, and if an injunction or other Order is issued in any such Proceeding, to use reasonable best efforts to have such injunction or other Order lifted or extinguished, and to cooperate reasonably regarding any other impediment to the consummation of the Transactions; provided, that, unless Parent elects to do so, nothing in this Agreement shall require Parent to commence any litigation against any Governmental Authority. Parent shall, in consultation with the Company, be entitled to direct the defense of the Transactions before any Governmental Authority and to take the lead in the scheduling of, and strategic planning for, any meetings with, and the conducting of negotiations with, Governmental Authorities regarding (x) the expiration or termination of any applicable waiting period relating to the Merger under the HSR Act, (y) any other Antitrust Law or (z) obtaining any Parent Governmental Authorization or Company Governmental Authorization or any other Consent from a Governmental Authority, so long as Parent’s actions in connection therewith are otherwise in accordance with Parent’s obligations under this Section 8.01.

(e) As soon as reasonably practicable, but in no event more than 30 days, following the date hereof, the Company shall make all Filings with the Federal Reserve Board and OCC necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions.

(f) As soon as reasonably practicable following the date hereof, the Company shall cause the Company Broker-Dealer Subsidiary to prepare and submit a FINRA Application consistent with the requirements of FINRA Rule 1017 seeking approval of the change of ownership and control of the Company Broker-Dealer Subsidiary contemplated by the Transactions and this Agreement. The Form of the FINRA Application shall be subject to the approval of Parent, which approval shall not unreasonably be withheld, conditioned or delayed. Parent shall (and shall cause its Affiliates to) timely provide to the Company all information required to complete the FINRA Application and respond to any further FINRA requests.

(g) Parent acknowledges and agrees that, notwithstanding anything in this Agreement to the contrary, the Company and the Company Broker-Dealer Subsidiary shall not be obligated to take any action that could reasonably be expected to give rise to any requirement for a FINRA Application pursuant to FINRA Rule 1017(a)(5) for approval of any material change in business operations of the Company Broker-Dealer Subsidiary in connection with the transactions contemplated hereby prior to the Closing.

(h) As soon as reasonably practicable following the date hereof, the Company shall cause the Company Broker-Dealer Subsidiary and each other Subsidiary of the Company that is a participant in DTC, NSCC, or FICC to submit to DTCC, on behalf of each of DTC, NSCC and FICC, written notification regarding the change of ownership and control of the Company Broker-Dealer Subsidiary and such other Subsidiaries contemplated by the Transactions and this Agreement (the “DTCC Notifications”) consistent with the requirements of the rules of each of DTC, NSCC and FICC.

(i) At least thirty (30) days prior to the Closing Date, the Company shall cause the Company Broker-Dealer Subsidiary and the FCM Subsidiary to submit written notification regarding the change of ownership and control of such entities to any Self-Regulatory Organization of which it is a member and to each state or other U.S. jurisdiction in which it is registered to act as a Broker-Dealer (the “Other Regulatory Notifications”).

(j) The Company and Parent shall reasonably cooperate with each other and their respective Representatives in obtaining any other Consents that may be required in connection with the Transactions; provided that pursuing the Consents described in Section 6.06 and Section 8.01(a) to Section 8.01(i) shall be governed by Section 6.06 and Section 8.01(a) to Section 8.01(i), respectively. Notwithstanding anything to the contrary in this Agreement, nothing herein shall obligate or be construed to obligate the Company or any of its Affiliates or Parent or any of its Affiliates to, and without Parent’s prior written consent neither the Company nor any of its Affiliates shall, make, or to cause to be made, any payment or other accommodation to any Third Party in order to obtain the Consent of such Third Party under any Material Contract.

Section 8.02. Certain Filings; SEC Matters. (a) As promptly as practicable following the date of this Agreement, (i) the Company and Parent shall jointly prepare and file with the SEC a proxy statement relating to the Company Stockholder Meeting (together with all amendments and supplements thereto, the “Proxy Statement/Prospectus”) in preliminary form, and (ii) Parent shall prepare and file with the SEC a Registration Statement on Form S-4 which shall include the Proxy Statement/Prospectus (together with all amendments and supplements thereto, the “Registration Statement”) relating to the registration of the shares of Parent Stock to be issued to the stockholders of the Company pursuant to the Parent Share Issuance. The Proxy Statement/Prospectus and Registration Statement shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Securities Exchange Act and other Applicable Law.

(b) Each of the Company and Parent shall use its reasonable best efforts to have the Proxy Statement/Prospectus cleared by the SEC as promptly as practicable after its filing, and Parent shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after its filing and keep the Registration Statement effective for so long as necessary to consummate the Merger. Each of the Company and Parent shall, as promptly as practicable after the receipt thereof, provide the other party with copies of any written comments and advise the other party of any oral comments with respect to the Proxy Statement/Prospectus and the Registration Statement received by such party from the SEC, including any request from the SEC for amendments or supplements to the Proxy Statement/Prospectus and the Registration Statement, and shall provide the other with copies of all material or substantive correspondence between it and its Representatives, on the one hand, and the SEC, on the other hand. Notwithstanding the foregoing, prior to filing the Registration Statement or mailing the Proxy Statement/Prospectus or responding to any comments of the SEC with respect thereto, each of the Company and Parent shall provide the other party and its counsel a reasonable opportunity to review such document or response (including the proposed final version of such document or response) and consider in good faith the comments of the other party in connection with any such document or response. None of the Company, Parent or their respective Representatives shall agree to participate in any material or substantive meeting or conference (including by telephone) with the SEC, or any member of the staff thereof, in respect of the Registration Statement or the Proxy Statement/Prospectus unless it consults with the other party in advance and, to the extent permitted by the SEC, allows the other party to participate. Parent shall advise the Company, promptly after receipt of notice thereof, of the time of effectiveness of the Registration Statement, and the issuance of any stop order relating thereto or the suspension of the qualification of shares of Parent Stock for offering or sale in any jurisdiction, and each of the Company and Parent shall use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Each of the Company and Parent shall use its reasonable best efforts to take any other action required to be taken by it under the Securities Act, the Securities Exchange Act, Delaware Law and the rules of the NYSE (solely in the case of Parent) and NASDAQ (solely in the case of the Company) in connection with the filing and distribution of the Proxy Statement/Prospectus and the Registration Statement, and the solicitation of proxies from the stockholders of the Company thereunder. Subject to Section 6.03, the Proxy Statement/Prospectus shall include the Company Board Recommendation.

(c) Parent shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do or cause to be done all things, necessary, proper or advisable under Applicable Laws and the rules and policies of the NYSE and the SEC to enable the listing of the Parent Stock being registered pursuant to the Registration Statement on the NYSE no later than the Effective Time, subject to official notice of issuance. Parent shall also use its reasonable best efforts to obtain all necessary state securities law or “blue sky” permits and approvals required to carry out the Transactions (provided that in no event shall Parent be required to qualify to do business in any jurisdiction in which it is not now so qualified or file a general consent to service of process). Parent shall also take all actions necessary or appropriate to ensure that, at Closing, the New Parent Replacement Series A Preferred Stock and the New Parent Replacement Series B Preferred Stock will be validly issued and outstanding, including by filing of any certificates of designation with respect to the New Parent Replacement Series A Preferred Stock and the New Parent Replacement Series B Preferred Stock with the Delaware Secretary of State at or prior to Closing.

(d) Each of the Company and Parent shall, upon request, furnish to the other all information concerning itself, its Subsidiaries, directors, officers and (to the extent reasonably available to the applicable party) stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, Filing, notice or application made by or on behalf of the Company, Parent or any of their respective Subsidiaries, to the SEC, the NYSE or NASDAQ in connection with the Transactions, including the Registration Statement and the Proxy Statement/Prospectus. In addition, each of the Company and Parent shall use its reasonable best efforts to provide information concerning it necessary to enable the Company and Parent to prepare required pro forma financial statements and related footnotes in connection with the preparation of the Registration Statement and/or the Proxy Statement/Prospectus.

(e) If at any time prior to the Company Approval Time, any information relating to the Company or Parent, or any of their respective Affiliates, officers or directors, should be discovered by the Company or Parent that should be set forth in an amendment or supplement to either of the Registration Statement or the Proxy Statement/Prospectus, so that either of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall promptly be prepared and filed with the SEC and, to the extent required under Applicable Law, disseminated to the stockholders of the Company.

Section 8.03. Company Stockholder Meeting. (a) Following the execution of this Agreement, the Company shall, in consultation with Parent, set a record date for the Company Stockholder Meeting, which record date shall be prior to the date of effectiveness of the Registration Statement, and commence a broker search pursuant to Section 14a-13 of the Securities Exchange Act in respect thereof at least twenty (20) Business Days prior thereto. As promptly as practicable following the effectiveness of the Registration Statement, the Company shall, in consultation with Parent, in accordance with Applicable Law and the Company Organizational Documents, (i) duly call and give notice of a meeting of the stockholders of the Company entitled to vote on the Merger (the “Company Stockholder Meeting”) at which meeting the Company shall seek the Company Stockholder Approval, (ii) cause the Proxy Statement/Prospectus (and all other proxy materials for the Company Stockholder Meeting) to be mailed to its stockholders and (iii) duly convene and hold the Company Stockholder Meeting. Subject to Section 6.03, the Company shall use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part to cause the Company Stockholder Approval to be received at the Company Stockholder Meeting or any adjournment or postponement thereof, and shall comply with all legal requirements applicable to the Company Stockholder Meeting. The Company shall not, without the prior written consent of Parent, adjourn, postpone or otherwise delay the Company Stockholder Meeting; provided, however, that Company may postpone or adjourn the Company Stockholder Meeting to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Board of Directors of the Company has determined in good faith after consultation with outside counsel is necessary under Applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Company Stockholder Meeting. If, on the date of the Company Stockholder Meeting, Parent reasonably determines in good faith that the Company has not received proxies representing a sufficient number of shares of Company Common Stock to obtain the Company Stockholder Approval, the Company shall at its election or upon the written request of Parent adjourn the Company Stockholder Meeting until such date as shall be mutually agreed upon by the Company and Parent, which date shall be not less than five (5) days nor more than ten (10) days after the date of adjournment, and subject to the terms and conditions of this Agreement, shall continue to use its reasonable best efforts, together with its proxy solicitor, to assist in the solicitation of proxies from stockholders relating to the Company Stockholder Approval.

(b) The Company shall coordinate with Parent regarding the record date and the meeting date for the Company Stockholder Meeting.

Section 8.04. Public Announcements. The initial press release concerning this Agreement and the Transactions shall be a joint press release to be agreed upon by the Company and Parent. Following such initial press release, Parent and the Company shall consult with each other before issuing any additional press release, making any other public statement or scheduling any press conference, conference call or meeting with investors or analysts or making or distributing any broad-based employee communication, in each case, with respect to this Agreement or the Transactions (collectively, a “Release”) and, except as may be required by Applicable Law or any listing agreement with or rule of any national securities exchange or association, shall not issue any such press release, make any such other public statement or schedule any such press conference, conference call or meeting before such consultation (and, to the extent applicable, shall reasonably in advance provide copies of any such press release, statement or agreement (or any scripts for any conference calls) to the other party and shall consider in good faith the comments of the other party); provided that the restrictions set forth in this Section 8.04 shall not apply to any Release (a) made or proposed to be made by the Company in compliance with Section 6.03 with respect to the matters contemplated by Section 6.03, (b) if such Release does not disclose any non-public information regarding the Transactions beyond the scope of any previously agreed Release to which the other party had been consulted or (c) in connection with any dispute between the parties regarding this Agreement or the Transactions.

Section 8.05. Notices of Certain Events. Each of the Company and Parent shall promptly advise the other of (i) any notice or other material communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions; (ii) any notice or other communication from any Governmental Authority in connection with the Transactions; (iii) any Proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries or Parent and any of its Subsidiaries, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to any Section of this Agreement or that relate to the consummation of the Transactions; (iv) any change, event or fact that has had or would be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, in the case of the Company, or a Parent Material Adverse Effect, in the case of Parent; or (v) any change, event or fact that it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained in this Agreement; provided that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement; provided, further, that a failure to comply with this Section 8.05 shall not constitute the failure of any condition set forth in Article 9 to be satisfied unless the underlying change or event would independently result in the failure of a condition set forth in Article 9 to be satisfied.

Section 8.06. Section 16 Matters. Prior to the Effective Time, Parent and the Company shall take all such steps as may be required (to the extent permitted under Applicable Law) to cause any dispositions of Company Stock (including derivative securities with respect to Company Stock) or acquisitions of Parent Stock (including derivative securities with respect to Parent Stock) resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act with respect to the Company, or will become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act.

Section 8.07. Transaction Litigation. The Company shall promptly notify Parent of any stockholder demands, litigations, arbitrations or other similar Proceedings (including derivative claims) commenced against it and/or its respective directors or officers relating to this Agreement or any of the Transactions or any matters relating thereto (collectively, “Transaction Litigation”) and shall keep Parent informed regarding any such Transaction Litigation. The Company (i) shall give Parent the opportunity to participate in the defense and settlement of any Transaction Litigation, (ii) keep Parent reasonably apprised on a prompt basis of proposed strategy and other significant decisions with respect to any Transaction Litigation, and Parent may offer comments or suggestions with respect to such Transaction Litigation, which the Company shall consider in good faith. The Company shall not settle or offer, compromise or agree to settle or compromise, or take any other action to settle, compromise or moot, any Transaction Litigation without Parent’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed).

Section 8.08. Stock Exchange Delisting. Each of the Company and Parent agrees to cooperate with the other party in taking, or causing to be taken, all actions necessary to delist the Company Common Stock from NASDAQ and terminate its registration under the Securities Exchange Act; provided that such delisting and termination shall not be effective until the Effective Time.

Section 8.09. Dividends. Each of the Company and Parent shall coordinate with the other regarding the declaration and payment of dividends in respect of Company Common Stock and Parent Stock and the record dates and payment dates relating thereto, it being the intention of the Company and Parent that no holder of Company Stock or Parent Stock shall receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to its shares of Company Stock, on the one hand, and shares of Parent Stock any holder of Company Stock receives pursuant to the Merger, on the other.

Section 8.10. State Takeover Statutes. Each of Parent, Merger Sub and the Company shall (a) take all action necessary so that no “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar state anti-takeover laws or regulations, or any similar provision of the Company Organizational Documents or the Parent Organizational Documents, as applicable, is or becomes applicable to the Merger or any of the other Transactions, and (b) if any such anti-takeover law, regulation or provision is or becomes applicable to the Merger or any other Transactions, cooperate and grant such approvals and take such actions as are reasonably necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the Transactions.

Section 8.11. Tax Matters.

(a) Notwithstanding anything to the contrary, and without limiting Section 6.01, the Company shall not effect, outside of the ordinary course of business, any internal reorganization or restructuring involving the Company and/or any of its Subsidiaries without first giving Parent prior written notice thereof and consulting with Parent in good faith with respect thereto.

(b) Each of Parent and the Company shall use its reasonable best efforts (i) to cause the Merger and the Second Merger, taken together as an integrated transaction, to qualify as a “reorganization” within the meaning of Section 368(a) of the Code with respect to which Parent, Second Merger Sub and the Company, as applicable, will each be a “party to the reorganization” within the meaning of Section 368(b) of the Code and (ii) not to, and not permit or cause any of its respective Subsidiaries or Affiliates to, take or cause to be taken any action reasonably likely to cause the Mergers, taken together, to fail to qualify as a “reorganization” under Section 368(a) of the Code.

(c) Parent shall use its best efforts to cause its officers and the officers of Merger Sub and Second Merger Sub to execute and deliver to counsel of the Company letters of representation customary for transactions of this type and reasonably satisfactory to counsel of the Company at such time and times as such counsel shall reasonably request, including at the Closing.

(d) The Company shall use its best efforts to cause its officers to execute and deliver to counsel of the Parent letters of representation customary for transactions of this type and reasonably satisfactory to counsel of Parent at such time and times as such counsel shall reasonably request, including at the Closing.

(e) Parent and the Company intend to report, for U.S. federal income tax purposes, the Merger and the Second Merger, taken together, as an integrated transaction described in Rev. Rul. 2001-46, 2001-2 C.B. 321 that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code. Notwithstanding any provision in this Agreement to the contrary, none of Parent, the Company or any Subsidiary of either Parent or the Company shall have any liability or obligation to any holder of Company Common Stock should the Mergers fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 8.12. Treatment of Existing Indebtedness. Prior to the Closing Date, the Company shall use its commercially reasonable efforts to (or shall cause the Company Broker-Dealer Subsidiary to use its commercially reasonable efforts to), as reasonably requested by Parent, (i) deliver (or cause to be delivered) notices of the payoff, prepayment, discharge and termination of any outstanding Indebtedness or obligations of (a) the Company under that certain Credit Agreement, dated as of June 21, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Company Credit Agreement”), by and among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and (b) the Company Broker-Dealer Subsidiary under that certain 364-Day Credit Agreement, dated as of June 21, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Company Subsidiary Credit Agreement”, and together with the Company Credit Agreement, the “Company Debt”), by and among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the amount outstanding under the Company Debt, the “Existing Indebtedness Payoff Amount”), (ii) take all other actions reasonably required to facilitate the repayment of the Existing Indebtedness Payoff Amount, including the termination of the commitments under the Company Debt substantially concurrently with the time when Parent makes (on behalf of the Company or the Company Broker-Subsidiary, as applicable) payment or causes payment to be made as provided in the second sentence of this Section 8.12 and (iii) obtain customary payoff letters or other similar evidence with respect to the Company Debt in a form reasonably acceptable to Parent at least two (2) Business Days prior to the Closing Date (which payoff letters shall be subject to customary conditions). Parent shall (x) irrevocably pay off, or cause to be paid off, at or prior to the Effective Time, the Existing Indebtedness Payoff Amount and (y) use its commercially reasonable efforts to provide all customary cooperation as may be reasonably requested by the Company to assist the Company in connection with its obligations under this Section 8.12.

Section 8.13. Second Merger. (a) Parent shall take all actions necessary to: (i) promptly following the date of this Agreement, form Second Merger Sub, (ii) cause Merger Sub and Second Merger Sub to perform their obligations contemplated by this Agreement and to consummate the Mergers on the terms and conditions set forth in this Agreement and (iii) ensure that neither Merger Sub before the Effective Time nor Second Merger Sub prior to the Second Effective Time will conduct any business, incur or guarantee any indebtedness or any other liabilities or make any investments, other than those activities incident to their respective obligations under this Agreement or the transaction contemplated hereby.

(b) Parent shall take all actions necessary to cause, following the date of this Agreement but prior to the consummation of the Mergers, the Board of Directors of Second Merger Sub to (i) determine that the Mergers contemplated hereby (including the Second Merger) are fair to and in the best interests of the sole stockholder of Second Merger Sub, (ii) approve, adopt and declare advisable this Agreement and the Mergers contemplated hereby (including the Second Merger), (iii) direct that this Agreement (including the Second Merger) be submitted for approval and adoption by the sole stockholder of Second Merger Sub and (iv) recommend the approval and adoption of this Agreement (including the Second Merger) by the sole stockholder of Second Merger Sub.

(c) Parent shall take all actions necessary to cause, immediately following the consummation of the Merger on the terms and conditions set forth in this Agreement, the Surviving Corporation to be merged with and into Second Merger Sub (the “Second Effective Time”), following which the separate existence of the Surviving Corporation shall cease and Second Merger Sub shall continue as the Surviving Entity after the Second Merger and as a direct, wholly owned subsidiary of Parent (provided that references to the Company or the Surviving Corporation for periods after the Second Effective Time shall include the Surviving Entity). At the Second Effective Time, the effect of the Second Merger shall be as provided in this Agreement, the Certificate of Merger with respect to the Second Merger and the applicable provisions of Delaware law. Without limiting the generality of the foregoing, and subject thereto, at the Second Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Second Merger Sub and Surviving Corporation shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Entity, which shall include the assumption by the Surviving Entity of any and all agreements, covenants, duties and obligations of Surviving Corporation to be performed after the Second Effective Time.

ARTICLE 9

Conditions to the Merger

Section 9.01. Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or, to the extent permitted by Applicable Law, waiver by each such party; provided that the condition set forth in Section 9.01(a) shall not be waivable) of the following conditions:

(a) the Company Stockholder Approval shall have been obtained in accordance with all Applicable Law;

(b) no Applicable Law or Order preventing or making illegal the consummation of the Merger or any of the other Transactions shall be in effect, and no litigation or similar legal action by any Governmental Authority (in any jurisdiction in which Parent, the Company or any of their respective Subsidiaries conducts material operations) seeking to prohibit or restrain the Merger shall be pending;

(c) the Registration Statement shall have been declared effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending; and

(d) the shares of Parent Stock to be issued in the Parent Share Issuance shall have been approved for listing on the NYSE, subject to official notice of issuance.

Section 9.02. Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or, to the extent permitted by Applicable Law, waiver by Parent) of the following further conditions:

(a) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time;

(b) (i) any applicable waiting period or periods under the HSR Act shall have expired or been terminated and (ii) the Parent Condition Regulatory Approvals shall have been made, obtained or received (or the waiting periods with respect thereto as set forth in Section 9.02(b) of the Parent Disclosure Schedule shall have expired or been terminated), as applicable, and shall be in full force and effect, in each case in this Section 9.02(b), without the imposition of a Burdensome Condition (including any Burdensome Condition that would come into effect at the Closing), and no Applicable Law or Order shall be in force and effect that would impose a Burdensome Condition (including any Burdensome Condition that would come in effect at the Closing) and no litigation or similar legal action by any Governmental Authority (in any jurisdiction in which Parent, the Company or any of their respective Subsidiaries conducts material operations) seeking to impose a Burdensome Condition shall be pending;

(c) (i) the representations and warranties of the Company contained in Section 4.05(a) shall be true and correct, subject only to de minimis exceptions, at and as of the date of this Agreement and at and as of the Closing as if made at and as of the Closing (or, if such representations and warranties are given as of another specific date, at and as of such date); (ii) the representations and warranties of the Company contained in Section 4.01, Section 4.02, Section 4.04(i), Section 4.05 (other than 4.05(a)), Section 4.06(b), Section 4.27, Section 4.28 and Section 4.29 shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing as if made at and as of the Closing (or, if such representations and warranties are given as of another specific date, at and as of such date); (iii) the representations and warranties of the Company contained in Section 4.10(a)(ii) shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing as if made at and as of the Closing; and (iv) the other representations and warranties of the Company contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Company Material Adverse Effect, shall be true and correct at and as of the date of this Agreement and at and as of the Closing as if made at and as of the Closing (or, if such representations and warranties are given as of another specific date, at and as of such date), except, in the case of this clause (iv) only, where the failure of such representations and warranties to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(d) since the date of this Agreement, there shall not have occurred any event, circumstance, development, change, occurrence or effect that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and

(e) Parent shall have received a certificate signed by an executive officer of the Company confirming the satisfaction of the conditions set forth in Section 9.02(a), Section 9.02(c) and Section 9.02(d).

Section 9.03. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction (or, to the extent permitted by Applicable Law, waiver by the Company) of the following further conditions:

(a) each of Parent and Merger Sub shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time;

(b) both (i) any applicable waiting period or periods under the HSR Act shall have expired or been terminated and (ii) the Company Condition Regulatory Approvals shall have been made, obtained or received (or the waiting periods with respect thereto as set forth in Section 9.03(b) of the Company Disclosure Schedule shall have expired or been terminated), as applicable;

(c) (i) the representations and warranties of Parent contained in Section 5.05(a) shall be true and correct, subject only to de minimis exceptions, at and as of the date of this Agreement and at and as of the Closing as if made at and as of the Closing (or, if such representations and warranties are given as of another specific date, at and as of such date); (ii) the representations and warranties of Parent contained in Section 5.01 (other than the third sentence thereof), Section 5.02, Section 5.04(i), Section 5.26, Section 5.27 and Section 5.28 shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing as if made at and as of the Closing (or, if such representations and warranties are given as of another specific date, at and as of such date); (iii) the representations and warranties of Parent contained in Section 5.10(a)(ii) shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing as if made at and as of the Closing (or, if such representations and warranties are given as of another specific date, at and as of such date); and (iv) the other representations and warranties of Parent contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Parent Material Adverse Effect, shall be true and correct at and as of the date of this Agreement and at and as of the Closing as if made at and as of the Closing (or, if such representations and warranties are given as of another specific date, at and as of such date), except, in the case of this clause (iv) only, where the failure of such representations and warranties to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;

(d) since the date of this Agreement, there shall not have occurred any vent, circumstance, development, change, occurrence or effect that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; and

(e) the Company shall have received a certificate signed by an executive officer of Parent confirming the satisfaction of the conditions set forth in Section 9.03(a), Section 9.03(c) and Section 9.03(d).

ARTICLE 10

Termination

Section 10.01. Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time (notwithstanding receipt of the Company Stockholder Approval):

(a) by mutual written agreement of the Company and Parent;

(b) by either the Company or Parent, if:

(i) the Merger has not been consummated on or before March 31, 2021 (as such date may be extended pursuant to the following proviso, the “End Date”); provided, that, if on such date, one or more of the conditions to the Closing set forth in (A) Section 9.02(b), (B) Section 9.03(b) and (C) Section 9.01(b) (if, in the case of clause (C), the Applicable Law relates to any of the matters referenced in Section 9.02(b) or Section 9.03(b) shall not have been satisfied, but all other conditions to the Closing shall have been satisfied (or in the case of conditions that by their terms are to be satisfied at the Closing, shall be capable of being satisfied on such date) or waived, then the End Date shall be automatically extended to and including June 30, 2021; provided that the right to terminate this Agreement or extend the End Date pursuant to this Section 10.01(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Merger to be consummated by such time;

(ii) there shall be in effect any Applicable Law that permanently enjoins, prevents or prohibits the consummation of the Merger and, if such Applicable Law is an Order, such Order shall have become final and non-appealable; provided that the right to terminate this Agreement pursuant to this Section 10.01(b)(ii) shall not be available to any party which has not complied with its obligations under this Agreement in respect of any such Applicable Law; or

(iii) the Company Stockholder Approval shall not have been obtained upon a vote taken thereon at the Company Stockholder Meeting (including any adjournment or postponement thereof); or

(c) by Parent, if:

(i) a Company Adverse Recommendation Change shall have occurred; provided, that in no event shall Parent be entitled to terminate this Agreement pursuant to this Section 10.01(c)(i) following the receipt of the Company Stockholder Approval;

(ii) any Governmental Authority that must provide a Consent to satisfy one or more of the conditions set forth in Section 9.02(b) has denied such Consent and such denial has become final and non-appealable; or

(iii) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would cause any condition set forth in Section 9.02(a) or Section 9.02(c) not to be satisfied, and such breach or failure to perform (A) is incapable of being cured by the End Date or (B) has not been cured by the Company within forty-five (45) days following written notice to the Company from Parent of such breach or failure to perform, but Parent may terminate this Agreement under this Section 10.01(c)(iii) only so long as Parent is not then in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach by Parent would cause any condition set forth in Section 9.03(a) or Section 9.03(c) not to be satisfied; or

(iv) the Company shall have willfully breached any of their respective obligations under Section 6.03 or Section 8.03 in any material respect, other than in the case where (w) such breach is a result of an isolated action by a Representative of the Company (other than a director or officer of the Company), (x) such breach was not caused by, or within the knowledge of, the Company, (y) the Company takes appropriate actions to remedy such breach promptly upon discovery thereof, and (z) Parent is not harmed as a result thereof; provided that in no event shall Parent be entitled to terminate this Agreement pursuant to this Section 10.01(c)(iv) following the receipt of the Company Stockholder Approval; or

(d) by the Company, if:

(i) any Governmental Authority that must provide a Consent to satisfy one or more of the conditions set forth in Section 9.03(b) has denied such Consent and such denial has become final and non-appealable;

(ii) at any time prior to the Company Approval Time in order to enter into an Alternate Company Acquisition Agreement with respect to a Company Superior Proposal pursuant to Section 6.03(b); provided that prior to or concurrently with such termination, the Company pays, or causes to be paid, to Parent, in immediately available funds the Company Termination Fee pursuant to Section 10.03; or

(iii) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement shall have occurred that would cause any condition set forth in Section 9.03(a) or Section 9.03(c) not to be satisfied, and such breach or failure to perform (A) is incapable of being cured by the End Date or (B) has not been cured by Parent or Merger Sub, as applicable, within forty-five (45) days following written notice to Parent from the Company of such breach or failure to perform, but the Company may terminate this Agreement under this Section 10.01(d)(iii) only so long as the Company is not then in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach by the Company would cause any condition set forth in Section 9.02(a) or Section 9.02(c) not to be satisfied.

The party desiring to terminate this Agreement pursuant to this Section 10.01 (other than pursuant to Section 10.01(a)) shall give written notice of such termination to the other party.

Section 10.02. Effect of Termination. If this Agreement is terminated pursuant to Section 10.01, this Agreement shall become void and of no effect without liability of any party (or any stockholder or Representative of such party) to the other parties hereto, except as provided in Section 10.03; provided that neither Parent nor the Company shall be released from any liabilities or damages arising out of any (i) fraud by such party (ii) the willful breach by such party of any representation or warranty on the part of such party set forth in this Agreement or (iii) the willful breach by such party of any covenant or agreement binding on such party set forth in this Agreement. The provisions of this Section 10.02, Section 10.03 and Article 11 (other than Section 11.14) shall survive any termination hereof pursuant to Section 10.01. In addition, the termination of this Agreement shall not affect the parties’ respective obligations under the Confidentiality Agreement.

Section 10.03. Termination Fees. (a) If this Agreement is terminated:

(i) by Parent pursuant to Section 10.01(c)(i) or Section 10.01(c)(iv) or by the Company or Parent pursuant to any other provision of Section 10.01 at a time when this Agreement was terminable by Parent pursuant to Section 10.01(c)(i) or Section 10.01(c)(iv);

(ii) by the Company or Parent pursuant to Section 10.01(b)(i) (without the Company Stockholder Approval having been obtained), by the Company or Parent pursuant to Section 10.01(b)(iii), or by Parent pursuant to Section 10.01(c)(iii) (without the Company Stockholder Approval having been obtained or, if such termination is after the Company Stockholder Approval has been obtained, as a result of a willful breach by the Company) and: (A) at or prior to the time of termination of this Agreement, a Company Acquisition Proposal shall have been publicly disclosed or announced (in each case, and not publicly withdrawn) or made known to the management or board of directors of the Company (in each case, and not publicly withdrawn), or any Person shall have publicly announced (in each case, and not publicly withdrawn) an intention (whether or not conditional) to make a Company Acquisition Proposal; and (B) on or prior to the first (1st) anniversary of such termination of this Agreement: (1) a transaction relating to a Company Acquisition Proposal is consummated; or (2) a definitive agreement relating to any Company Acquisition Proposal is entered into by the Company; or

(iii) by the Company pursuant to Section 10.01(d)(ii).

then, in each case, the Company shall pay to Parent (or a Person designated by Parent), in cash at the time specified in the following sentence, a fee in the amount of $375,000,000 (the “Company Termination Fee”). The Company Termination Fee shall be payable as follows: (i) in the case of Section 10.03(a)(i), in the event the Company Termination Fee is payable in connection with a termination of this Agreement (A) by Parent, within five (5) Business Days of such termination, and (B) by the Company, substantially concurrently with, and as a condition to, such termination, (ii) in the event the Company Termination Fee is payable under Section 10.03(a)(iii), substantially concurrently with, and as a condition to, such termination and (iii) in the event the Company Termination Fee is payable under Section 10.03(a)(ii), substantially concurrently with, and as a condition to, the earlier of the consummation of the applicable transaction and the entry into a definitive agreement with respect to the applicable transaction. For purposes of Section 10.03(a)(ii)(B), “Company Acquisition Proposal” shall have the meaning assigned thereto in Section 1.01, except that references in the definition to “15%” shall be replaced by “50%.”

(b) If this Agreement is terminated by Parent or the Company (as applicable) (x) pursuant to Section 10.01(b)(i) or Section 10.01(b)(ii) (solely as a result of any Antitrust Law) at a time when one or more of the conditions set forth in Section 9.01(b), Section 9.02(b) or Section 9.03(b) (in each case, solely as the result of any Antitrust Law) were not satisfied or waived or (y) pursuant to Section 10.01(c)(ii) or Section 10.01(d)(i) (in each case, solely as the result of any Antitrust Law) and, in the case of each of (x) and (y), at the time of such termination, all of the conditions set forth in Section 9.01 and Section 9.02 have otherwise been satisfied or waived (other than those conditions (I) that by their nature are to be satisfied at the Closing, which would have been satisfied at the Closing had the Closing occurred at the time of such termination, or (II) that have not been satisfied as a result of a breach of this Agreement by Parent or Merger Sub that was the proximate cause of such condition not having been satisfied), then Parent shall pay to the Company an amount equal to $525,000,000 (the “Reverse Termination Fee”) within two Business Days after the date of the termination of the Agreement (in the case of any such termination by the Company) or prior to, and as a condition precedent to, the termination of the Agreement (in the case of any such termination by Parent).

(c) Any payment of the Company Termination Fee shall be made by wire transfer of immediately available funds to an account designated in writing by Parent.

(d) The parties agree and understand that (w) in no event shall the Company be required to pay the Company Termination Fee on more than one occasion, (x) in no event shall Parent be required to pay the Reverse Termination Fee on more than one occasion, (y) in no event shall Parent be entitled, pursuant to this Section 10.03, to receive an amount greater than an amount equal to (A) the Company Termination Fee plus (B) any Collection Expenses, and (z) in no event shall the Company be entitled, pursuant to this Section 10.03, to receive an amount greater than an amount equal to (A) the Reverse Termination Fee plus (B) any Collection Expenses. Notwithstanding anything to the contrary in this Agreement, except in the case of fraud, (i) in circumstances where the Company Termination Fee or the Reverse Termination Fee are payable or is paid pursuant to this Section 10.03, such payment shall be the sole and exclusive remedy for damages of the Company, Parent or their respective Subsidiaries and their respective former, current or further partners, stockholders, managers, members, Affiliates and Representatives, as applicable, and none of Parent, the Company, any of their respective Subsidiaries or any of their respective former, current or future partners, stockholders, managers, members, Affiliates or Representatives, as applicable, shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions, (ii) if Parent or Merger Sub receive any payments from the Company in respect of any breach of this Agreement and thereafter Parent receives the Company Termination Fee pursuant to this Section 10.03, the amount of such Company Termination Fee shall be reduced by the aggregate amount of such payments made by the Company prior to paying the Company Termination Fee in respect of any such breaches and (iii) if the Company receives any payments from Parent or Merger Sub in respect of any breach of this Agreement and thereafter the Company receives the Reverse Termination Fee pursuant to this Section 10.03, the amount of such Reverse Termination Fee shall be reduced by the aggregate amount of such payments made by Parent or Merger Sub prior to paying the Reverse Termination Fee in respect of any such breaches. The parties acknowledge that the agreements contained in this Section 10.03 are an integral part of the Transactions, that, without these agreements, the parties would not enter into this Agreement and that any amounts payable pursuant to this Section 10.03 do not constitute a penalty. Accordingly, if any party fails to promptly pay any amount due pursuant to this Section 10.03, such party shall also pay any reasonable and documented costs and expenses (including reasonable legal fees and expenses) incurred by the party entitled to such payment in connection with a legal action to enforce this Agreement that results in a judgment for such amount against the party failing to promptly pay such amount. Any amount not paid when due pursuant to this Section 10.03 shall bear interest from the date such amount is due until the date paid at a rate equal to the prime rate as published in The Wall Street Journal, Eastern Edition in effect on the date of such payment (such interest, together with reasonable and documented costs and expenses of enforcement as provided in the immediately preceding sentence, “Collection Expenses”).

ARTICLE 11

Miscellaneous

Section 11.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given,

If to the Company, to:

E*TRADE Financial Corporation

671 North Glebe Road, 15th Floor

Arlington VA 22203

Attn:          Lori Sher, EVP, General Counsel

Email:       lori.sher@etrade.com

with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, New York 10036

After March 1, 2020:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

401 9th Avenue

New York, New York 10001

Attn:         Stephen F. Arcano

        David C. Hepp

Email:       stephen.arcano@skadden.com

        david.hepp@skadden.com

If to Parent or Merger Sub and, post-closing, the Surviving Corporation, to:

Morgan Stanley

1585 Broadway Avenue

New York, NY 10036

Attention: Eric F. Grossman, Chief Legal Officer

Email: Eric.Grossman@morganstanley.com

with a copy to (which shall not constitute notice):

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attn:         Neil Barr

                 Marc O. Williams

                 Brian Wolfe

Email:       neil.barr@davispolk.com

                  marc.williams@davispolk.com

                  brian.wolfe@davispolk.com

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt.

Section 11.02. Survival. The representations, warranties, covenants and agreements contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time, except for the covenants and agreements set forth in Article 2, Section 7.03 and this Article 11, which shall survive the Effective Time.

Section 11.03. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, that after the Company Stockholder Approval has been obtained, there shall be no amendment or waiver that would require the further approval of the stockholders of the Company under Applicable Law without such approval having first been obtained.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 11.04. Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense, except that expenses incurred with the filing fee for the Registration Statement and the printing and mailing the Proxy Statement/Prospectus and the Registration Statement shall be shared equally by Parent and the Company.

Section 11.05. Disclosure Schedule References and SEC Document References. (a) The parties hereto agree that each section or subsection of the Company Disclosure Schedule or the Parent Disclosure Schedule, as applicable, shall be deemed to be an exception to and to qualify (or, as applicable, a disclosure for purposes of), the corresponding section or subsection of this Agreement, irrespective of whether or not any particular section or subsection of this Agreement specifically refers to the Company Disclosure Schedule or the Parent Disclosure Schedule, as applicable. The parties hereto further agree that (other than with respect to any items disclosed in Section 4.20(a) of the Company Disclosure Schedule, for which an explicit reference in any other section shall be required in order to apply to such other section) disclosure of any item, matter or event in any particular section or subsection of either the Company Disclosure Schedule or the Parent Disclosure Schedule shall be deemed disclosure with respect to any other section or subsection of the Company Disclosure Schedule or the Parent Disclosure Schedule, as applicable, to which the relevance of such disclosure would be reasonably apparent on its face to a reasonable person without any independent knowledge regarding the matter(s) so disclosed, notwithstanding the omission of a cross-reference to such other section or subsections.

(b) The parties hereto agree that in no event shall any disclosure (other than statements of historical fact) contained in any part of any Company SEC Document or Parent SEC Document entitled “Risk Factors,” “Forward-Looking Statements,” “Cautionary Statement Regarding Forward-Looking Statements,” “Special Note on Forward Looking Statements” or “Forward Looking Information” or containing a description or explanation of “Forward-Looking Statements” or any other disclosures in any Company SEC Document or Parent SEC Document that are cautionary, predictive or forward-looking in nature be deemed to be an exception to (or a disclosure for purposes of) any representations and warranties of any party contained in this Agreement.

Section 11.06. Confidential Supervisory Information. Notwithstanding any other provision of this Agreement, no disclosure, representation or warranty shall be made (or other action taken) pursuant to this Agreement that results in the disclosure of confidential supervisory information (including confidential supervisory information as defined in 12 C.F.R. § 261.2(c) and as identified in 12 C.F.R. § 4.12(b)(8)) of a Governmental Authority by any party to this Agreement to the extent prohibited by applicable law. To the extent legally permissible, appropriate substitute disclosures or actions, which may include the disclosure of underlying facts or circumstances that do not themselves constitute confidential supervisory information, shall be made or taken under circumstances in which the limitations of the preceding sentence apply.

Section 11.07. Binding Effect; Benefit; Assignment. (a) The provisions of this Agreement shall be binding upon and shall inure solely to the benefit of the parties hereto, except for: (i) only following the Effective Time, the right of (x) the Company’s stockholders to receive the applicable Merger Consideration in respect of their shares of Company Stock pursuant to Section 2.03 and (y) the holders of Company Equity Awards to receive the applicable Merger Consideration in respect of their Company Equity Awards pursuant to Section 2.05 and (ii) the right of the Company Indemnified Parties to enforce the provisions of Section 7.03. Except as provided in Section 7.03 and in this Section 11.07, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

(b) No party may assign, delegate or otherwise transfer (by operation of law or otherwise) any of its rights or obligations under this Agreement without the prior written consent of each other party hereto, except that Parent may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to any Person after the Closing, and Merger Sub may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to any other wholly owned direct Subsidiary of Parent, which Subsidiary shall be a Delaware corporation; provided that such transfer or assignment shall not relieve Parent or Merger Sub of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Parent or Merger Sub. Any assignment in contravention of the preceding sentence shall be null and void ab initio.

Section 11.08. Governing Law. This Agreement and all actions (whether in contract or tort) based on, arising out of or relating to the negotiation, execution or performance of this Agreement or the Transactions shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the Applicable Law that might otherwise govern under applicable principles of conflicts of law rules thereof.

Section 11.09. Jurisdiction/Venue. Each of the parties hereto agrees that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought, tried and determined only in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware). Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process in any suit, action or proceeding relating to the Transactions, on behalf of itself or its property, in accordance with Section 11.01 or in such other manner as may be permitted by Applicable Law, and agrees that nothing in this Section 11.09 shall affect the right of any party to serve legal process in any other manner permitted by Applicable Law, (ii) irrevocably and unconditionally consents and submits itself and its property in any suit, action or proceeding to the exclusive general jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions or for recognition and enforcement of any judgment in respect thereof, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iv) waives any objection that it may now or hereafter have to the venue of any such suit, action or proceeding in any such court or that such suit, action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same and (v) agrees that it shall not bring any action relating to this Agreement or the Transactions in any court other than the aforesaid courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any suit, action or proceeding in such court as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

Section 11.10. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER OR THE OTHER TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.10.

Section 11.11. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, including by e-mail with .pdf attachments, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed and delivered (by e-mail or otherwise) by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 11.12. Entire Agreement. This Agreement (including, for the avoidance of doubt, the Company Disclosure Schedule and the Parent Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.

Section 11.13. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 11.14. Specific Performance. The parties acknowledge and agree that irreparable harm would occur and that the parties would not have any adequate remedy at law (even if monetary damages were available) (i) for any breach of the provisions of this Agreement or (ii) in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that, except where this Agreement is terminated in accordance with Section 10.01, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement in the courts referred to in Section 11.09, without proof of actual damages, and each party further agrees to waive any requirement for the securing or posting of any bond in connection with such remedy. The parties further agree that (x) by seeking the remedies provided for in this Section 11.14, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement, including, subject to Section 10.03(d), monetary damages and (y) nothing contained in this Section 11.14 shall require any party to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 11.14 before exercising any termination right under Section 10.01 or pursuing damages nor shall the commencement of any action pursuant to this Section 11.14 or anything contained in this Section 11.14 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Section 10.01 or pursue any other remedies under this Agreement that may be available then or thereafter. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Applicable Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy for any such breach or that the parties otherwise have an adequate remedy at law.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MORGAN STANLEY

By:	/s/ James P. Gorman
Name: James P. Gorman
Title: Chairman & CEO

MOON-EAGLE MERGER SUB, INC.

By:	/s/ Sebastiano Visentini
Name: Sebastiano Visentini
Title: President

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

E*TRADE FINANCIAL CORPORATION

By:	/s/ Michael A. Pizzi
Name: Michael A. Pizzi
Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]